EXHIBIT 10.103

Amended and Restated Credit Agreement dated November 27, 1997 between the Company, Astec Financial Services, Inc. and First Chicago NBD.

                    SECOND AMENDED AND RESTATED
                    CREDIT AGREEMENT

                    AMONG

                    ASTEC INDUSTRIES, INC. and
                    ASTEC FINANCIAL SERVICES, INC.

                    as Borrowers,

                    THE LENDERS NAMED HEREIN

                    and

                    THE FIRST NATIONAL BANK OF CHICAGO,

                    as Agent

                    DATED AS OF

                    November 24, 1997

               TABLE OF CONTENTS

               ARTICLE I  DEFINITIONS
               ARTICLE II  THE CREDITS
               2.1. Revolving Commitment
               2.1.1.    Tranche A Commitment
               2.1.2.    Tranche B Commitment
               2.1.3     Limitations on Obligations
               2.2.      Loans
               2.2.1.    Ratable Loans; Types of Advances
               2.2.2.    Minimum Amount of Each Advance
               2.2.3. Method of Selecting Types and Interest Periods for New Advances
               2.2.4.    Conversion and Continuation of Outstanding
                         Advances
               2.2.5.    Changes in Interest Rate, etc.
               2.2.6.    Interest Payment Dates; Interest and Fee
                         Basis
               2.2.7. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions
               2.2.8.    Rates Applicable After Default
               2.3.      Swing Line Loans
               2.3.1.    Making of Swing Line Loans
               2.3.2.    Conversions of and Participations in Swing
                         Line Loans
               2.4.      Fees; Reductions in Aggregate Commitment
               2.4.1.    Fees
               2.4.2.    Voluntary Reductions; Prepayments
               2.4.3.    Mandatory Reductions in Aggregate Commitment
               2.4.4.    Mandatory Reduction of Tranche B Loans
               2.5.      Method of Payment
               2.6.      Notes; Telephonic Notices
               2.7.      Lending Installations
               2.8.      Non-Receipt of Funds by the Agent
               2.9.      Withholding Tax Exemption
               2.10.     Application of Payments
               2.11.     Facility Letters of Credit
               2.11.1.   Obligation to Issue
               2.11.2.   Conditions for Issuance
               2.11.3.   Procedure for Issuance of Facility Letters of
                         Credit
               2.11.4.   Reimbursement Obligations
               2.11.5.   Participation
               2.11.6.   Compensation for Facility Letters of Credit
               2.11.7.   Letter of Credit Collateral Account
               2.11.8.   Nature of Obligations
               2.11.9.   Existing Letters of Credit

               ARTICLE III  CHANGE IN CIRCUMSTANCES
               3.1. Taxes
               3.2. Yield Protection
               3.3. Changes in Capital Adequacy Regulations
               3.4. Availability of Types of Advances
               3.5. Funding Indemnification
               3.6. Lender Statements; Survival of Indemnity

               ARTICLE IV  CONDITIONS PRECEDENT
               4.1. Initial Credit Extension
               4.2. Each Credit Extension

               ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
               5.1. Corporate Existence and Standing
               5.2. Authorization and Validity
               5.3. No Conflict; Government Consent
               5.4. Financial Statements
               5.5. Material Adverse Change
               5.6. Taxes
               5.7. Litigation and Contingent Obligations
               5.8. Subsidiaries and Affiliates
               5.9. ERISA
               5.10.     Accuracy of Information
               5.11.     Regulation U
               5.12.     Material Agreements
               5.13.     Compliance With Laws
               5.14.     Environmental Warranties
               5.15.     Ownership of Properties
               5.16.     Investment Company Act
               5.17.     Public Utility Holding Company Act
               5.18.     Insurance
               5.19.     Intellectual Property
               5.20.     Solvency
               5.21.     Benefits
               5.22.     Licenses

               ARTICLE VI  COVENANTS
               6.1. Financial Reporting
               6.2. Use of Proceeds
               6.3. Notice of Default
               6.4. Conduct of Business
               6.5. Taxes
               6.6. Insurance
               6.7. Compliance with Laws
               6.8. Maintenance of Properties
               6.9. Inspection
               6.10.     Dividends
               6.11.     Indebtedness
               6.12.     Merger
               6.13.     Sale of Assets
               6.14.     Sale of Accounts
               6.15.     Sale and Leaseback
               6.16.     Investments and Acquisitions
               6.17.     Contingent Obligations
               6.18.     Liens
               6.19.     Transactions with Affiliates
               6.20.     Letters of Credit
               6.21.     Amendments to Certain Agreements
               6.22.     Financial Covenants
               6.22.1.   Leverage Ratio
               6.22.2.   Consolidated Tangible Net Worth
               6.22.3.   Rentals
               6.22.4.   Interest Coverage Ratio
               6.22.5.   AFS Leases.
               6.23.     Fixed Asset Expenditures
               6.24.     Subordinated Indebtedness
               6.25.     Accounting Method
               6.26.     Environmental Covenant
               6.27.     Litigation and Other Notices


               ARTICLE VII  DEFAULTS

               ARTICLE VIII  ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES
               8.1. Acceleration
               8.2. Amendments
               8.3. Preservation of Rights

               ARTICLE IX  GENERAL PROVISIONS
               9.1. Survival of Representations
               9.2. Governmental Regulation
               9.3. Taxes
               9.4. Headings
               9.5. Entire Agreement
               9.6. Several Obligations; Benefits of this Agreement
               9.7. Expenses; Indemnification
               9.8. Numbers of Documents
               9.9. Accounting
               9.10.     Severability of Provisions
               9.11.     Nonliability of Lenders
               9.12.     Confidentiality
               9.13.     New Credit Facilities
               9.14.     Interest Limitation
               9.15.     Loan Documents
               9.16.     Interpretation

               ARTICLE X  THE AGENT
               10.1.     Appointment
               10.2.     Powers
               10.3.     General Immunity
               10.4.     No Responsibility for Loans, Recitals, etc.
               10.5.     Action on Instructions of Lenders
               10.6.     Employment of Agents and Counsel
               10.7.     Reliance on Documents; Counsel
               10.8.     Agent's Reimbursement and Indemnification
               10.9.     Rights as a Lender
               10.10.    Lender Credit Decision
               10.11.    Successor Agent
               10.12.    Notice of Default

               ARTICLE XI  SETOFF; RATABLE PAYMENTS
               11.1.     Setoff
               11.2.     Ratable Payments

               ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

               12.1.     Successors and Assigns
               12.2.     Participations
               12.2.1.   Permitted Participants; Effect
               12.2.2.   Voting Rights
               12.2.3.   Benefit of Setoff
               12.3.     Assignments
               12.3.1.   Permitted Assignments
               12.3.2.   Effect; Effective Date
               12.4.     Dissemination of Information
               12.5.     Tax Treatment

               ARTICLE XIII  NOTICES
               13.1.     Giving Notice
               13.2.     Change of Address

               ARTICLE XIV  COUNTERPARTS

               ARTICLE XV CHOICE OF LAW, CONSENT TO JURISDICTION,
               WAIVER OF JURY TRIAL
               15.1.     CHOICE OF LAW
               15.2.     CONSENT TO JURISDICTION
               15.3.     WAIVER OF JURY TRIAL

               ARTICLE XVI  ASTEC GUARANTY
               16.1.     Guaranty of Payment and Performance of
                         Obligations of AFS.
               16.2.     Additional Amounts
               16.3.     Waivers by Astec:  Agent's and Lenders'
                         Freedom to Act
               16.4.     Unenforceability of AFS Obligations Against AFS
               16.5.     Subrogation; Subordination
               16.6.     Termination
               16.7.     Effect of Bankruptcy
               16.8.     Setoff
               16.9.     Further Assurances

                    SECOND AMENDED AND RESTATED CREDIT AGREEMENT

               This Second Amended and Restated Credit Agreement, dated as of November 24, 1997, is among Astec Industries, Inc., a Tennessee corporation, Astec Financial Services, Inc., a Tennessee corporation, the institutions from time to time parties hereto as Lenders and The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, individually and as Agent.

                    RECITALS


               A. Astec, the Lenders named therein and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of May 5, 1997 (as amended from time to time prior to the date hereof, the "Original Agreement"), pursuant to which the Lenders agreed to make available to Astec revolving loans in an aggregate principal amount and on terms and conditions more fully described therein (the "Original Credit Facilities").

               B. Astec and the Lenders desire to restructure the Original Credit Facilities so as to (i) increase the Aggregate Commitment on the terms and in the amount set forth herein, (ii) add AFS as a Borrower, and (iii) amend various other provisions of the Original Agreement.

               C. Pursuant to the terms of this Agreement, on the Closing Date, (i) the Original Credit Facilities shall be replaced by the credit facilities as described herein (the "New Credit Facilities"), (ii) all loans and other obligations of Astec outstanding as of such date under the Original Credit Facilities shall be deemed to be loans and obligations of Astec outstanding under the New Credit Facilities, and (iii) all provisions of this Agreement not theretofore in effect shall become effective.

                    AGREEMENT


               NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                    ARTICLE I

                    DEFINITIONS


               As used in this Agreement:

               "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which any Credit Party (a) acquires any going business or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (b) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership.

               "Adjusted EBITDA" means for any period EBITDA for such period calculated on a proforma basis assuming that any Acquisition occurring during such period and permitted under this Agreement occurred on and as of the first day of such period.

               "Advance" means a borrowing hereunder (or conversion or continuation thereof) consisting of the aggregate amount of the several Loans made on the same Borrowing Date (or date of conversion or continuation) by the Lenders to a Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

               "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

               "AFS" means Astec Financial Services, Inc., a Tennessee corporation and a Borrower hereunder, its successors and assigns.

               "Agent" means The First National Bank of Chicago in its capacity as agent for the Lenders pursuant to Article

               X, and not in its individual capacity as a Lender, and

               any successor Agent appointed pursuant to Article X.


               "Aggregate Commitment" means $70,000,000 as such amount may be reduced from time to time pursuant to the terms hereof.

               "Aggregate Tranche A Sublimit" means $50,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

               "Aggregate Tranche B Sublimit" means $30,000,000, as such amount may be reduced from time to time pursuant to the terms hereof.

               "Agreement" means this Second Amended and Restated
               Credit Agreement, as it may be amended or modified and in effect from time to time.

               "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in
               Section 5.4.


               "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (a) the Corporate Base Rate for such day and (b) the sum of Federal Funds Effective Rate for such day plus 1/2% per annum.

               "Applicable Margin" means, with respect to the Commitment Fee and each Type of Loan described below, the rate of interest per annum shown below for the range of Leverage Ratios specified below:

            Level 1     Level 2         Level 3           Level 4         Level 5         Level 6

Leverage
Ratio       >3.75       >3.25<=3.75     > 2.75<=3.25      >2.25<=2.75     >1.75<=2.25     <=1.75


Floating
Rate
Advance     .50%        .25%             0%               -.25%           -.25%            -.25%


Eurodollar   2.00%      1.75%            1.50%            1.25%           1.00%            .75%
Advances


Commitment   .50%       .375%            .375%            .25%            .25%             .25%
Fee

               For the period commencing on the Closing Date and ending on the date which occurs ten (10) days after the Agent receives the financial statements and the related Compliance Certificate required to be delivered pursuant to Section 6.1(b) and Section 6.1(d) of this

               Agreement with respect to the last fiscal quarter of 1997, the Applicable Margin set forth in Level 4 above shall apply to all Advances and Commitment Fees. Thereafter, the Leverage Ratio shall be calculated as of the end of each fiscal quarter, and shall be reported to the Agent pursuant to a Compliance Certificate executed by an Authorized Officer of Astec and delivered in accordance with Section 6.1(d) hereof.

                Not later than five (5) Business Days after receipt by
               the Agent of each Compliance Certificate delivered by Astec in accordance with Section 6.1(d) for each fiscal quarter or fiscal year, as applicable, Astec, subject to the approval of the Agent, shall determine the Leverage Ratio for the applicable period and shall promptly notify the Agent, who shall in turn promptly notify the Lenders of such determination and of any change in each Applicable Margin resulting therefrom. Each Applicable Margin shall be adjusted (upwards or downwards, as appropriate), if necessary, based on the Leverage Ratio as of the end of the fiscal quarter immediately preceding the date of determination. The adjustment, if any, to the Applicable Margin shall be effective as to all Advances and Commitment Fees commencing on the tenth (10th) Business Day after the delivery of such quarterly or annual financial statements delivered in accordance with Sections 6.1(a)

               and 6.1(b) and such related Compliance Certificate of

               an Authorized Officer of Astec delivered in accordance with Section 6.1(d) and shall be effective from and including the tenth (10th) Business Day after the date the Agent receives such Compliance Certificate to but excluding the tenth (10th) Business Day after the date on which the next Compliance Certificate is required to be delivered pursuant to Section 6.1(d); provided, however, that, in the event that Astec shall fail at any time to furnish to the Lenders such financial statements and any such Compliance Certificate required to be delivered pursuant to Sections 6.1(a), 6.1(b) and 6.1(d), the Applicable Margin set forth in Level 1 above shall apply until the tenth (10th) Business Day after such time as all such financial statements and each such Compliance Certificate are so delivered to the Agent and the Lenders. Each determination of the Leverage Ratio by Astec (subject to approval by the Agent) and each determination of the Applicable Margin by the Agent in accordance with this definition shall be conclusive and binding on the parties absent manifest error.

               "Article" means an article of this Agreement unless another document is specifically referenced.

               "Asset Disposition" means any sale, lease or other disposition of any asset of any Credit Party in a single transaction or in a series of related transactions, other than (a) the sale of inventory in the ordinary course of business, (b) sales, leases or other dispositions by any Credit Party to Astec or any Wholly-Owned Subsidiary of Astec, (c) sales, leases or other dispositions of used, worn-out or surplus equipment in the ordinary course of business, (d) other sales, leases and dispositions of any Property in a single transaction or series of related transactions to the extent that (x) the fair market value of the Property transferred in any such single transaction or series of related transactions does not exceed $1,000,000 and (y) the aggregate fair market value of all such Property transferred after the date hereof does not exceed $5,000,000 and (e) Permitted Recourse Lease Sales.

               "Astec" means Astec Industries, Inc., a Tennessee corporation and a Borrower hereunder, its successors and assigns.

               "Authorized Officer" means any of the President, Vice President and Corporate Counsel, or Vice President and Corporate Controller of a Borrower acting singly, or other employee of a Borrower designated in writing to the Lenders.

               "Bond Transactions" means (a) the issuance of the Trencor Letter of Credit and (b) the issuance of Variable Rate Demand Industrial Revenue Bonds Series 1994 in the approximate value of $6,000,000 to finance the expansion of Telsmith, Inc.'s Mequon, Wisconsin facility and the acquisition of equipment to be used in the operating of Telsmith, Inc.'s business.

               "Borrowers" means collectively Astec and AFS.
               Reference to a Borrower hereunder shall mean each of Astec and AFS unless the context specifically refers to one of them. Reference to Borrowers hereunder shall mean both of Astec and AFS jointly and severally.

               "Borrowing Base Certificate" means a Borrowing Base Certificate in substantially the form of Exhibit G hereto.

               "Borrowing Date" means a date on which a Loan is made hereunder.

               "Borrowing Notice" is defined in Section 2.2.3.

               "Business Day" means (a) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois and New York, New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities.

               "Capitalized Lease Obligations" of a Person means, without duplication, any rental obligation which under Agreement Accounting Principles is or will be required to be capitalized on a balance sheet of such Person, or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet, in each case taken at the amount thereof account for as indebtedness (net of interest expense) in accordance with Agreement Accounting Principles.

               "CERCLA" means the Comprehensive Environmental
               Response, Compensation and Liability Act of 1980, as amended from time to time.

               "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List, as amended from time to time.
               "Change in Control" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of twenty-five percent (25%) or more of the outstanding shares of voting stock of Astec.

               "Closing Date" is defined in Section 4.1.


               "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

               "Collateral Shortfall Amount" is defined in Section
               8.1(a).

               "Commitment Fee" is defined in Section 2.4.1.

               "Compliance Certificate" means a compliance certificate, in substantially the form of Exhibit A hereto, with appropriate insertions, signed by Astec's Chief Accounting Officer, showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, describing the nature and status thereof and any action the Borrowers are taking or propose to take with respect thereto.

               "Condemnation" is defined in Section 7.8.

               "Consolidated Funded Debt" means for the Credit Parties on a consolidated basis the sum of (x) items (a) through (e) of the definition of Indebtedness, plus (y)

               Contingent Obligations (other than Contingent
               Obligations for notes and accounts receivable sold of up to $5,000,000) plus (z) unreimbursed drawings on

               Subsidiary Letters of Credit (but excluding other
               Letters of Credit).

               "Consolidated Net Income" means, for any period, the consolidated net income of the Credit Parties determined on a consolidated basis in accordance with Agreement Accounting Principles.

               "Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Credit Parties determined in accordance with Agreement Accounting Principles, less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organizational or developmental expenses and other intangible items, all determined in accordance with Agreement Accounting Principles.

               "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or application for a Letter of Credit.

               "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414 of the Code.

               "Conversion/Continuation Notice" is defined in Section
               2.2.4.

               "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

               "Credit Extension" means the making of any Advance or the issuance of any Facility Letter of Credit or Swing Line Loan pursuant to this Agreement.

               "Credit Extension Date" means the date on which any Credit Extension is made hereunder.

               "Credit Parties" means Astec, AFS and each Subsidiary of Astec and AFS (including each Guarantor).

               "Cumulative Consolidated Net Income" means, for any period, the cumulative net income of the Credit Parties determined on a consolidated basis in accordance with Agreement Accounting Principles.

               "Default" means an event described in Article VII.

               "EBITDA" means for any period Consolidated Net Income plus (a) current and deferred income taxes, plus (b)

               the amount of all amortization of intangibles and depreciation that was deducted in arriving at Consolidated Net Income, plus (c) interest expense

               (including interest expense associated with Capitalized Lease Obligations), plus (d) unusual non-cash charges,

               minus (e) equity in net income of Affiliates, and minus

               (f) interest income (except for interest income of AFS), in each case on a consolidated basis for the Credit Parties.

               "Eligible Leased Equipment Amount" means the book value of equipment subject to Qualifying Operating Leases.

               "Eligible Equipment Receivable Amount" means the receivable amount reflected on the financial statements of AFS from time to time due from lessees/purchasers under Qualifying Financing Leases.

               "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including, without limitation, consent decrees and administrative orders) relating to public health and safety and protection of the environment.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

               "Eurodollar Advance" means an Advance which bears interest at the Eurodollar Rate.

               "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate at which deposits in U.S. dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period.

               "Eurodollar Loan" means a Loan which bears interest at the Eurodollar Rate.

               "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of
               (a) the quotient of (i) the Eurodollar Base Rate applicable to such Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus (b) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

               "Excluded Taxes" is defined in Section 3.1.


               "Facility Letter of Credit" means a Letter of Credit issued by the Issuer pursuant to Section 2.11.

               "Facility Letter of Credit Limit" means the lesser of
               (i) $25,000,000, and (ii) the Aggregate Tranche A
               Sublimit at any time, as the same may be reduced pursuant to the terms of this Agreement.

               "Facility Letter of Credit Obligations" means, as at the time of determination thereof, all liabilities, whether actual or contingent, of Astec with respect to the Facility Letters of Credit, including the sum of
               (a) Reimbursement Obligations and (b) the aggregate undrawn face amount of the outstanding Facility Letters of Credit.

               "Facility Termination Date" means November 22, 2002.

               "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

               "First Chicago" means The First National Bank of
               Chicago in its individual capacity, and its successors.

               "Floating Rate" means, for any day, a rate per annum equal to the sum of (a) the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes plus (b) the Applicable Margin.

               "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

               "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

               "Governmental Agency" means any government (foreign or domestic) or any state or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority or political subdivision) or any instrumentality or officer thereof (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned or controlled by or subject to the control of any of the foregoing.

               "Guarantor" means Heatec, Inc., a Tennessee corporation, Roadtec, Inc., a Tennessee corporation, Trencor, Inc., a Texas corporation (formerly known as Trencor Jetco, Inc.), Telsmith, Inc., a Delaware corporation, Astec Transportation, Inc., a Tennessee corporation, Production Engineered Products, Inc., a Nevada corporation, Astec, Inc., a Tennessee corporation, CEI Enterprises, Inc., a Tennessee corporation, AFS, Astec Investments, Inc., a Tennessee corporation, and their respective successors and assigns.

               "Guaranty" means that certain Second Amended and Restated Guaranty, in substantially the form of Exhibit F hereto, duly executed by each of the Guarantors in favor of the Lenders, as it may be amended or modified and in effect from time to time.

               "Hazardous Materials" means (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," "contaminants," "pollutants," "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including Environmental Laws, (b) any oil, petroleum or petroleum derived substances, any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which
               (i) pose a hazard to any Property of any Credit Party or to Persons on or about such Properties, or (ii) cause such properties to be in violation of any Environmental Laws, (c) asbestos in any form which is or could become friable, radon gas, urea, formaldehyde, foam insulation, or polychlorinated biphenyls, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

               "Indebtedness" of a Person means, without duplication, such Person's (a) obligations for borrowed money, (b) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (c) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (d) obligations which are evidenced by notes, acceptances, or other instruments, (e) Capitalized Lease Obligations, (f) Contingent Obligations, (g) obligations for which such Person is obligated pursuant to or in connection with a Letter of Credit or Reimbursement Agreement, (h) obligations of such Person under conditional sale or other title retention agreement relating to Property purchased by such Person, and (i) Rate Hedging Obligations.

               "Interest Period" means a period of one, two, three, six or twelve months commencing on a Business Day selected by a Borrower pursuant to this Agreement.
               Such Interest Period shall end on (but exclude) the day which corresponds numerically to such date one, two, three, six or twelve months thereafter; provided, however, that if there is no such numerically corresponding day in such next, second, third, sixth or twelfth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third, sixth or twelfth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

               "Investment" of a Person means any loan, advance, extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade), deposit account or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership interests, notes, debentures or other securities of any other Person made by such Person.

               "Issuer" means First Chicago, in its capacity as issuer of Facility Letters of Credit under Section 2.11.


               "LC Issuance Request" is defined in Section 2.11.3.

               "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

               "Lending Installation" means, with respect to a Lender or the Agent, any office, branch, Subsidiary or Affiliate of such Lender or the Agent.

               "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

               "Letter of Credit Collateral Account" is defined in
               Section 2.11.7.

               "Leverage Ratio" means, as at any date of determination thereof, the ratio of (a) Consolidated Funded Debt of the Credit Parties to (b) Adjusted EBITDA of the Credit Parties for the four (4) most recently ended fiscal quarters, all calculated on a consolidated basis in accordance with Agreement Accounting Principles.

               "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease Obligation or other title retention agreement).

               "Loan" means, with respect to a Lender, such Lender's portion of any Advance.

               "Loan Documents" means this Agreement, the Notes, the Guaranty, the Reimbursement Agreements, the documents relating to the Subsidiary Letters of Credit (including the Trencor LC Agreement) and the other documents and agreements contemplated hereby and executed by any Credit Party in favor of the Agent or any Lender or otherwise in connection with any Loan, Facility Letter of Credit or Swing Line Loan, as the same may be amended, restated, supplemented or otherwise modified from time to time.

               "Margin Stock" is defined in Section 5.11.

               "Material Adverse Effect" means a material adverse effect on (a) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Credit Parties taken as a whole, (b) the ability of any Credit Party to perform its obligations under the Loan Documents, or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

               "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which any Credit Party or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

               "Net Available Proceeds" means, with respect to an Asset Disposition, the sum of cash or readily marketable cash equivalents received (including by way of a cash generating sale or discounting of a note or receivable, but excluding any other consideration received in the form of assumption by the acquiring Person of debt or other obligations relating to the properties or assets so disposed of or received in any other non-cash form) therefrom, whether at the time of such disposition or subsequent thereto, net of all legal, title and recording tax expenses, commissions and other fees and all costs and expenses incurred and all federal, state, local and other taxes required to be accrued as a liability as a consequence of such transactions and of all payments made by any Credit Party on any Indebtedness which is secured by such assets pursuant to a permitted Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition.

               "New Credit Facilities" is defined in the Preamble.

               "Notes" means the Revolving Notes and the Swing Line
               Notes.

               "Notice of Assignment" is defined in Section 12.3.2.

               "Notice of Swing Line Loan" is defined in Section
               2.3.1(d).

               "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes (including all interest accruing after the commencement of any proceeding against or with respect to any Borrower under the United States Bankruptcy Code, Title 11 of the United States Code, or any other federal or state bankruptcy, insolvency, receivership or similar law, at the rates specified in this Agreement), all accrued and unpaid fees, all Facility Letter of Credit Obligations and all expenses, reimbursements, indemnities and other obligations of any Credit Party to the Lenders or to any Lender, the Agent or any indemnified party hereunder arising under the Loan Documents.

               "Original Agreement" is defined in the Preamble.

               "Original Credit Facilities" is defined in the Preamble.

               "Participants" is defined in Section 12.2.1.

               "Payment Date" means the first day of each March, June, September and December.

               "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.
               "Percentage" means, for each Lender the percentage set forth opposite its name on Schedule 1 attached hereto,

               as such percentage (and such schedule) may be modified from time to time pursuant to the terms hereof, including but not limited to the provisions of Section 12.3.2.

               "Permitted Recourse Lease Sales" means recourse sales of leases or accounts or notes receivable relating to leases by AFS; provided, however, that the Contingent Obligations of any Credit Party with respect to such sales shall not exceed $15,000,000 at any one time.

               "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

               "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which any Credit Party or any member of the Controlled Group may have any liability.

               "Portec Acquisition" shall mean the purchase of assets comprising the construction equipment division of Portec, Inc. pursuant to that certain Asset Purchase Agreement dated as of October 16, 1997 between Portec, Inc. and Astec.

               "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

               "Purchasers" is defined in Section 12.3.1.

               "Qualifying Operating Leases" means valid and enforceable written operating leases of equipment legally and beneficially owned by AFS and leased to third parties not Affiliates of AFS, payments under which are not more than ninety (90) days past due.

               "Qualifying Financing Leases" means valid and enforceable written financing leases of equipment between AFS and third parties not Affiliates of AFS, payments under which are not more than ninety (90) days past due. Qualifying Financing Leases shall not include any leases or related obligations sold in a Permitted Recourse Lease Sale or otherwise.

               "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

               "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

               "Reimbursement Agreement" means a reimbursement agreement, substantially in such form as the Issuer may employ in the ordinary course of business, with such modifications thereto as may be agreed upon by the Issuer and Astec; provided, however, that in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

               "Reimbursement Obligations" means, at any time, the aggregate of the obligations of Astec to the Lenders and the Issuer in respect of all unreimbursed payments or disbursements made by the Issuer and the Lenders under or in respect of the Facility Letters of Credit (including, without limitation, Astec's obligation to reimburse the Issuer for draws on Facility Letters of Credit pursuant to Section 2.11.4(b)).


               "Release" means a "release", as such term is defined in CERCLA.

               "Rentals" of a Person means the aggregate fixed amounts payable by such person under any lease of Property having an original term (including any required renewals or any renewals at the option of the lessor or lessee) of one year or more.

               "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

               "Required Lenders" means Lenders in the aggregate having at least 67% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 67% of the Revolving Loan Obligations.

               "Reserve Requirement" means the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurodollar liabilities.

               "Revolving Advance" means a borrowing under Section
               2.1.1 or 2.1.2 consisting of the aggregate amount of the several Revolving Loans (including Tranche A Revolving Loans and Tranche B Revolving Loans) made by the Lenders to a Borrower of the same Type and, in the case of Eurodollar Advances, for the same Interest Period.

               "Revolving Commitment" means, for each Lender, the obligation of such Lender to make Loans (including Tranche A Revolving Loans and Tranche B Revolving Loans) and participate in Facility Letters of Credit and Swing Line Loans not exceeding an amount equal to the product of (a) the then existing Aggregate Commitment and (b) the Percentage applicable to such Lender.

               "Revolving Loans" is defined in Section 2.1.2.


               "Revolving Notes" means the Tranche A Notes and the Tranche B Notes.

               "Revolving Loan Obligations" means, at any particular time, the sum of (a) the outstanding principal amount of the Advances under Section 2.1.1 and Section 2.1.2 at any time, plus (b) the outstanding principal amount

               of the Swing Line Loans at such time, plus (c) the

               Facility Letter of Credit Obligations at such time.

               "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

               "Single Employer Plan" means a Plan maintained by any Credit Party or any member of the Controlled Group for employees of any Credit Party or any member of the Controlled Group.

               "Subordinated Indebtedness" of a Person means any Indebtedness of such Person the payment of which is subordinated to payment of the Obligations to the written satisfaction of the Lenders; provided, however, that Indebtedness related to, or incurred in connection with, the Bond Transactions shall not constitute Subordinated Indebtedness.

               "Subsidiary" of a Person means (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of Astec. As of the date hereof, the sole Subsidiaries of Astec are Heatec, Inc., a Tennessee corporation, Roadtec, Inc., a Tennessee corporation, Trencor, Inc., a Texas corporation, Telsmith, Inc., a Delaware corporation, Astec Transportation, Inc., a Tennessee corporation, Production Engineered Products, Inc., a Nevada corporation, Astec, Inc., a Tennessee corporation, CEI Enterprises, Inc., a Tennessee corporation, AFS, and Astec Investments, Inc., a Tennessee corporation, each of which is a Wholly-Owned Subsidiary of Astec. At all times during the term of this Agreement all references to Subsidiaries of Astec shall include AFS,

               "Subsidiary Letters of Credit" means (a) the Trencor Letter of Credit, and (b) that certain letter of credit issued by M&I Marshall and Ilsley Bank for the account of the Borrower in connection with the issuance of Variable Rate Demand Industrial Revenue Bonds Series 1994 in the approximate value of $6,000,000 to finance the construction and acquisition of a facility and equipment to be used in the operation of Telsmith, Inc.'s business.

               "Substantial Portion" means, with respect to the Property of any Credit Party, Property which (a) represents more than 10% of the consolidated assets of the Credit Parties as would be shown in the consolidated financial statements of the Credit Parties as at the beginning of the twelve-month period ending immediately prior to the month in which such determination is made, or (b) is responsible for more than ten percent (10%) of the consolidated net sales or of the consolidated net income of the Credit Parties as reflected in the consolidated financial statements referred to in clause (a) above.

               "Swing Line Lender" means First Chicago in its capacity as Swing Line Lender under Section 2.3.1.

               "Swing Line Limit" means the lesser of (a) $5,000,000, and (b) the Aggregate Tranche A Sublimit at any time, as the same may be reduced pursuant to the terms of this Agreement.

               "Swing Line Loan" is defined in Section 2.3.1.

               "Swing Line Note" means a promissory note, in substantially the form of Exhibit B-3 hereto, duly executed by the Borrower and payable to the order of the Swing Line Lender in the amount of the Swing Line Limit, including any amendment, restatement, modification, renewal or replacement of such Swing Line Note.

               "Taxes" is defined in Section 3.1.

               "Tranche A Commitment" means, for each Lender, the obligation of such Lender to make Loans and participate in Facility Letters of Credit and Swing Line Loans not exceeding an amount equal to the product of (a) the then existing Aggregate Tranche A Sublimit and (b) the Percentage applicable to such Lender.

               "Tranche A Notes" means a promissory note, in substantially the form of Exhibit B-1 hereto, duly executed by Astec and payable to the order of a Lender in the amount of its Tranche A Commitment, including any amendment, modification, renewal or replacement of such promissory note.

               "Tranche B Borrowing Base" means 85% of the sum of (a) the Eligible Leased Equipment Amount and (b) the
               Eligible Equipment Receivable Amount.

               "Tranche B Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding an amount equal to the product of (a) the then existing Aggregate Tranche B Sublimit and (b) the Percentage applicable to such Lender.

               "Tranche B Notes" means a promissory note, in substantially the form of Exhibit B-2 hereto, duly executed by AFS and payable to the order of a Lender in the amount of its Tranche B Commitment, including any amendment, modification, renewal or replacement of such promissory note.

               "Tranche A Revolving Loan" is defined in Section 2.1.1.


               "Tranche B Revolving Loan" is defined in Section 2.1.2.


               "Tranche A Loan Obligations" means, at any particular time, the sum of (a) the outstanding principal amount of Advances under Section 2.1.1, plus (b) the outstanding principal amount of the Swing Line Loans at such time, plus (c) the Facility Letter of Credit

               Obligations at such time.

               "Transferee" is defined in Section 12.4.

               "Trencor Letter of Credit" means that certain Irrevocable Transferrable Letter of Credit No. 00315672, or its successor, issued by First Chicago for the account of Astec in connection with the issuance of Industrial Development Revenue Bonds in the approximate amount of $8,000,000 to finance the construction and acquisition of a facility and equipment to be used in the operation of Trencor, Inc.'s business, all pursuant to the Trencor LC Agreement.

               "Trencor LC Agreement" means the Letter of Credit Agreement between First Chicago and Trencor Jetco, Inc. (now known as Trencor, Inc.), dated as of April 1, 1994, as amended from time to time, pursuant to which the Trencor Letter of Credit was issued.

               "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

               "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans.

               "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

               "Wholly-Owned Subsidiary" of a Person means (a) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (b) any partnership, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

               The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                    ARTICLE II

                    THE CREDITS


               2.1. Revolving Commitment.


               2.1.1.    Tranche A Commitment.  From and including the

               Closing Date to (but excluding) the Facility
               Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to
               (a) make Loans (each, a "Tranche A Revolving Loan") to Astec, (b) to participate in Facility Letters of Credit for the account of Astec up to but not exceeding the Facility Letter of Credit Limit, (c) to participate in Swing Line Loans for the account of Astec up to but not exceeding the Swing Line Limit, each from time to time in amounts not to exceed in the aggregate at any one time outstanding the lesser of (x) such Lender's Tranche A Commitment, and (y) such Lender's Revolving Commitment (less such Lender's Percentage of any Revolving Loan Obligations at such time). Subject to the terms of this Agreement, Astec may borrow, repay and reborrow, and Astec may request the issuance of Facility Letters of Credit, at any time prior to the Facility Termination Date. The Tranche A Commitment shall expire on the Facility Termination Date.

               2.1.2.    Tranche B Commitment.  From and including the

               Closing Date to (but excluding) the Facility
               Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans (each, a "Tranche B Revolving Loan" and collectively with Tranche A Revolving Loans, the "Revolving Loans") to AFS from time to time in amounts not to exceed in the aggregate at any one time outstanding the least of (a) such Lender's Percentage of the Tranche B Borrowing Base, (b) such Lender's Tranche B Commitment and (c) such Lender's Revolving Commitment (less such Lender's Percentage of any Revolving Loan Obligations at such time). Subject to the terms of this Agreement, AFS may borrow, repay and reborrow, at any time prior to the Facility Termination Date. The Tranche B Commitment shall expire on the Facility Termination Date.

               2.1.3     Limitations on Obligations.  Notwithstanding

               anything to the contrary contained in this Agreement or in any other Loan Document, (a) the Revolving Loan Obligations shall at no time exceed the Aggregate Commitment, (b) Tranche A Loan Obligations shall at no time exceed the Aggregate Tranche A Sublimit and (c) Tranche B Revolving Loans shall at no time exceed the Aggregate Tranche B Sublimit. The Borrowers agree that if at any time any such excess shall arise, the applicable Borrower(s) shall immediately pay to the Agent (or deposit into the Letter of Credit Collateral Account, to the extent that all Loans have been fully repaid) the amount necessary to eliminate such excess, without presentment, demand, protest or notice of any kind from the Agent or any Lender, all of which the Borrowers each hereby expressly waive. The Borrowers acknowledge that the Aggregate Commitment is less than the sum of the Aggregate Tranche A Sublimit and the Aggregate Tranche B Sublimit and that consequently the Borrowers may be in violation of clause (a) without being in violation of clauses (b) and (c), in which case, Astec shall immediately pay to the Agent (or deposit into the Letter of Credit Collateral Account, to the extent that all Loans have been fully repaid) the amount necessary to eliminate such excess, but have the option to designate the application of payment of such excess and in absence of such designation, the payment thereof shall be applied to the Tranche A Loan Obligations.

               2.2. Loans.


               2.2.1.    Ratable Loans; Types of Advances.  Each

               Advance hereunder shall consist of Loans made from the several Lenders each ratably in proportion to its respective Percentage. Any reduction in the Aggregate Commitment shall reduce ratably each of the Tranche A Commitment and the Tranche B Commitment of each Lender.
                The Advances may be Floating Rate Advances or
               Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.2.3 and 2.2.4.


               2.2.2. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $100,000 (and in multiples of $100,000 if in excess thereof); provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment, subject to the limitations set forth in Section 2.1.


               2.2.3. Method of Selecting Types and Interest Periods for New Advances. The applicable Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable to each Advance from time to time. The applicable Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. (Chicago time) on the same Business Day as the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

               (a) the Borrowing Date, which shall be a Business Day, of such Advance,

               (b)  the aggregate amount of such Advance,

               (c)  the Type of Advance selected,

               (d) the Borrower and commitment to which such Advance applies, and

               (e) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

               Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans, in funds immediately available in Chicago to the Agent at its address specified pursuant to Article

               XIII.  The Agent will make the funds so received from

               the Lenders available to the applicable Borrower at the Agent's aforesaid address.

               2.2.4. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the applicable Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.2.2 and except as limited by Section 2.3.1(b), the applicable Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any Eurodollar Advance shall be made on, and only on, the last day of the Interest Period applicable thereto. The applicable Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (Chicago time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

               (a) the requested date, which shall be a Business Day, of such conversion or continuation;

               (b) the aggregate amount and Type of the Advance which is to be converted or continued; and

               (c) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

               2.2.5. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.2.4 to but excluding the date it becomes due or is converted into a Eurodollar Advance pursuant to Section 2.2.4, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Eurodollar Advance. No Interest Period may end after the Facility Termination Date or, with respect to any Advance required to be repaid to satisfy the mandatory reduction requirements of Section

               2.4.3, the date of such mandatory reduction.


               2.2.6. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable in arrears (a) on each Payment Date, commencing with the first such date to occur after the date hereof, on (b) any date the Floating Rate Advance is prepaid due to acceleration and (c) at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable in arrears (x) on the last day of its applicable Interest Period, (y) on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and (z) at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest for Advances and fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (Chicago time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

               2.2.7. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder.
                The Agent will notify each Lender of the interest rate
               applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

               2.2.8.    Rates Applicable After Default.
               Notwithstanding anything to the contrary contained in
               Section 2.2.3 or 2.2.4, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to Astec (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default, the Required Lenders may, at their option, by notice to Astec (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (a) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (b) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 2% per annum.

               2.3. Swing Line Loans.

               2.3.1.    Making of Swing Line Loans.


               (a) Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees, at any time and from time to time on and after the Closing Date and prior to the Facility Termination Date, to make a loan or loans on a revolving basis (each, a "Swing Line Loan") to Astec, which Swing Line Loans in the aggregate shall not at any time exceed the Swing Line Limit; provided that no Swing Line Loan shall be made hereunder if, after giving effect to any Swing Line Loan and the use of proceeds thereof, (i) the aggregate outstanding balance of the Tranche A Loan Obligations would exceed the Aggregate Tranche A Sublimit or (ii) the Revolving Loan Obligations would exceed the Aggregate Commitment. Notwithstanding the foregoing, no Swing Line Loans shall be made hereunder if, after giving effect to any Swing Line Loan and the use of proceeds thereof, the aggregate outstanding principal amount of Swing Line Loans would exceed the Swing Line Limit, or to the extent that the Swing Line Limit of the Swing Line Lender would exceed the Tranche A Commitment of such Lender at such time. The Swing Line Limit shall terminate on the Facility Termination Date without further action being required on the part of the Agent or the Swing Line Lender. No more than five
               (5) Swing Line Loans shall be outstanding at any time.

               (b) Swing Line Loans may, subject to the terms of this Agreement, be repaid and reborrowed. All Swing Line Loans shall be made as Floating Rate Loans and shall not be entitled to be converted into Eurodollar Loans.
                Swing Line Loans made on any date shall be in an
               aggregate minimum amount of $10,000 and integral multiples of $10,000 in excess of that amount.

               (c) If, after giving effect to any assignment pursuant to Section 12.3 or reduction in Tranche A Commitments pursuant to the terms of this Agreement, the remaining Tranche A Commitment of the Swing Line Lender is less than the Swing Line Limit, the Swing Line Limit shall be permanently reduced by an amount equal to such difference.

               (d) Whenever Astec desires to make a borrowing of Swing Line Loans under this Section 2.3.1, Astec shall give the Agent and the Swing Line Lender (no later than 3:30 p.m. (Chicago time) on the proposed date for such Advance) notice by telephone (confirmed promptly in writing) or notice in writing of such Advance (a "Notice of Swing Line Loan"), which shall be irrevocable and shall specify (i) the aggregate principal amount of the Swing Line Loans to be made pursuant to such Advance, (ii) the date of such Advance (which shall be a Business Day), (iii) the maturity date for such Swing Line Loan (which shall be on demand and in any event no later than seven days after the making thereof or, if earlier, the Facility Termination
               Date), (iv) the account to which such Advance is to be funded and (v) confirming that such Swing Line Loan shall be a Floating Rate Loan.

               2.3.2.    Conversions of and Participations in Swing
               Line Loans.

               (a) The Swing Line Lender shall, in its sole and absolute discretion, be entitled to require an Advance of Tranche A Revolving Loans hereunder, the proceeds of which shall be applied to the pro rata prepayment of all Swing Line Loans then outstanding by giving notice (by telephone promptly confirmed in writing or in writing) to the Agent, Astec and the Lenders to such effect, which notice shall set forth the aggregate outstanding principal amount of such Swing Line Loans.
                Upon the giving of such notice, Astec shall be deemed
               to have timely given a Borrowing Notice to the Agent requesting Tranche A Revolving Loans which are Floating Rate Loans on the Business Day following such notice, the Lenders shall, on such date, make Tranche A Revolving Loans which are Floating Rate Loans in the amount of such Swing Line Loans, the proceeds of which shall be applied by the Agent to the prepayment of such Swing Line Loans; provided, however, that for the purposes solely of such Advance the conditions precedent set forth in Section 4.2 shall not be applicable. Unless Astec shall have notified the Agent and the Swing Line Lender prior to 11:00 a.m. (Chicago time) on the date which is six days following the date on which any Swing Line Loan has been made by the Swing Line Lender that Astec intends to reimburse the Swing Line Lender with funds other than the proceeds of Tranche A Revolving Loans, the Agent shall give such notice on behalf of the Swing Line Lender.
               (b) Upon the giving of notice to the Agent and each Lender by the Swing Line Lender in its sole and absolute discretion, any deemed Borrowing Notice given under this Section 2.3.2 pursuant to which no Advance has been made shall be deemed cancelled and each Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Swing Line Lender a participation in Swing Line Loans made by the Swing Line Lender in an aggregate outstanding principal amount equal to such Lender's Percentage of such Swing Line Loans, and shall make available to the Swing Line Lender an amount equal to its respective participation in the Swing Line Lender's Swing Line Loans in immediately available funds, at the office of the Swing Line Lender specified by notice to the Agent and each Lender in such notice, not later than 1:00 p.m. (Chicago time) on the second Business Day after the giving of such notice. In the event that any Lender fails to make available to the Swing Line Lender the amount of such Lender's participation as provided in this Section 2.3.2(b), the Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Effective Rate for three (3) Business Days and thereafter at the Floating Rate, and the Swing Line Lender shall, until such time as all such amounts have been paid, be deemed to have outstanding a Swing Line Loan in the amount of such unpaid participation for all purposes of this Agreement other than those provisions requiring Lenders to purchase an interest therein. The Swing Line Lender shall distribute to each other Lender which has paid all amounts payable by it under this
               Section 2.3.2(b) with respect to Swing Line Loans made by the Swing Line Lender such other Lender's Percentage of all payments received by the Swing Line Lender in respect of such Swing Line Loans when such payments are received.

               (c)  The obligations of the Lenders under Section

               2.3.2(b) above shall be unconditional and irrevocable

               and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the fact that a Default or Unmatured Default shall have occurred and be continuing or any other circumstance or happening whatsoever.

               2.4. Fees; Reductions in Aggregate Commitment.


               2.4.1.    Fees.

               (a) Commitment Fees. The Borrowers agree to pay to the Agent for the account of each Lender in accordance with their Percentage a commitment fee (the "Commitment Fee") for each day accruing at a rate per annum equal to the Applicable Margin (determined for the Commitment Fee in accordance with the definition of Applicable Margin) on the daily unused portion of such Lender's Revolving Commitment from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date. For the purpose of calculating the Commitment Fee, Swing Line Loans shall be considered usage of the Swing Line Lender's Tranche A Commitment. All accrued Commitment Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.
               (b)  Up-Front Fee.  The Borrowers agree to pay the

               Agent for the account of each Lender in accordance with their Percentage, aggregate up-front fee equal to ten
               (10) basis points (.10%) of the increase in each Lender's Revolving Commitment over such Lender's
               Revolving Commitment in the Original Agreement, payable on the Closing Date.

               (c)  Agent's Fees. The Borrower agrees to pay to the

               Agent, for its own account, the fees agreed to by the Borrower in that certain letter agreement dated October 28, 1997, or as otherwise agreed from time to time.

               2.4.2.    Voluntary Reductions; Prepayments.  The

               Borrowers may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $100,000, upon at least one (1) Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction; provided, however, that (a) the amount of the Aggregate Commitment may not be reduced below the Revolving Loan Obligations at such time, (b) the Tranche A Commitment may not be reduced below the Tranche A Loan Obligations at such time and (c) the Tranche B Commitment may not be reduced below the Tranche B Revolving Loans at such time. Any reduction of the Aggregate Commitment shall automatically reduce, at the option of the Borrowers, either the Aggregate Tranche A Sublimit or the Aggregate Tranche B Sublimit (or a combination thereof) as designated by Astec, or in absence of such designation, such reduction shall reduce ratably the Aggregate Tranche A Sublimit and the Aggregate Tranche B Sublimit. The Borrowers may from time to time pay, without penalty or premium, all of its outstanding Floating Rate Advances, or, in a minimum aggregate amount of $100,000, any portion of its outstanding Floating Rate Advances upon notice to the Agent prior to 10:00 a.m. (Chicago time) on the proposed date for such prepayment. A Eurodollar Advance may not be paid prior to the last day of the applicable Interest Period, unless, at the time of such payment, the applicable Borrower pays to the Agent pursuant to Section 3.5 below all losses and costs incurred by the Lenders as the result of such payment.
                Any outstanding Advances and all other unpaid
               Obligations shall be paid in full by the Borrowers on the Facility Termination Date.

               2.4.3.    Mandatory Reductions in Aggregate Commitment.

               (a)  Sale of Assets.  On each date after the Closing

               Date on which any Credit Party receives any Net Available Proceeds upon any Asset Disposition, the Borrowers shall permanently reduce the Aggregate Commitment in an amount equal to one hundred percent (100%) of the Net Available Proceeds of such Asset Disposition, within three (3) days of the consummation of such Asset Disposition or receipt of such Net Available Proceeds.

               (b)  Issuance of Debt.  On each date after the Closing

               Date on which any Credit Party incurs, or issues any instruments relating to, any Indebtedness (other than Indebtedness borrowed by the Borrowers under this Agreement or permitted to be borrowed by any Credit Party pursuant to Section 6.11 of this Agreement), the

               Aggregate Commitment shall be permanently reduced in an amount equal to one hundred percent (100%) of the cash proceeds realized therefrom, in each case net of underwriting discounts, commissions and other reasonable costs and expenses directly attributable to such incurrence or issuance, within three (3) days of any such incurrence or issuance.

               (c)  Issuance of Equity.  On each date after the

               Closing Date on which any Credit Party issues and sells any common stock, preferred stock, warrant or other equity securities of any Credit Party (other than options of a Credit Party issued in the ordinary course of business in favor of employees, officers or directors), the Aggregate Commitment shall be permanently reduced in an amount equal to fifty percent (50%) of the cash proceeds realized therefrom, in each case net of any brokerage commissions and any other reasonable costs or expenses directly attributable to such issuance, within three (3) days of any such issuance and sale.

               (d)  Application of Mandatory Prepayments.  All

               proceeds to be applied to reduce the outstanding Loans and the Aggregate Commitment under Sections 2.4.3(a),

               (b) and (c) above shall be applied (i) to Tranche A

               Revolving Loans (and reduction of the Aggregate Tranche A Sublimit) in the case of sales of assets, issuance of debt or issuance of equity by any Credit Party (other than AFS), and (ii) to Tranche B Revolving Loans (and the reduction of Aggregate Tranche B Sublimit) in the case of sales of assets, issuance of debt or issuance of equity by AFS. Any reduction of the Aggregate Tranche A Sublimit or the Aggregate Tranche B Sublimit shall automatically reduce the Aggregate Commitment by the same amount.

               (e)  Permitted Transactions.  Nothing in this Section

               2.4 shall be construed to constitute the Required

               Lenders' consent to any transaction referred to in
               Section 2.4 above which is not expressly permitted by

               the terms of this Agreement.

               2.4.4.    Mandatory Reduction of Tranche B Loans.  If

               at anytime the Tranche B Revolving Loans exceed the Tranche B Borrowing Base, AFS shall immediately pay to the Agent the amount necessary to eliminate such excess which amount shall be applied to the outstanding
               Tranche B Revolving Loans.

               2.5. Method of Payment.  All payments of the

               Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to Article XIII, or at any other Lending

               Installation of the Agent specified in writing by the Agent to Astec, by noon (Chicago time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to
               Article XIII or at any Lending Installation specified

               in a notice received by the Agent from such Lender.
               The Agent is hereby authorized to charge any account of the Borrowers maintained with First Chicago for each payment of principal, interest and fees as it becomes due hereunder.

               2.6. Notes; Telephonic Notices.  Each Lender is hereby

               authorized to record the principal amount of each of its Loans and each repayment on the schedule attached to its Notes; provided, however, that the failure to so record (or any error in such recording) shall not affect the Borrowers' obligations under each such Note.
                The Borrowers hereby authorize the Lenders and the
               Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrowers. Each Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by one of its Authorized Officers. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

               2.7. Lending Installations.  Each Lender may book its

               Loans and participations in Facility Letters of Credit and Swing Line Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Lender for the benefit of such Lending Installation. Each Lender may, by written or telex notice to the Agent and Astec, designate a Lending Installation through which Loans will be made and participations in Facility Letters of Credit and Swing Line Loans purchased by it and for whose account Loan payments are to be made.

               2.8. Non-Receipt of Funds by the Agent.  Unless a

               Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (a) in the case of a Lender, the proceeds of a Loan or a payment under
               Section 2.11.5(b) or (b) in the case of a Borrower, a

               payment of principal, interest, fees or Reimbursement Obligations to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day or (y) in the case of payment by a Borrower, the interest rate applicable to the relevant Loan or Reimbursement Obligation or if no such interest rate is specified, at the Floating Rate.


               2.9. Withholding Tax Exemption. At least five (5)

               Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Lender, each Lender that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of Astec and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to each of Astec and the Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form
               4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Astec or the Agent, in each case certifying that such Lender is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises Astec and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

               2.10.     Application of Payments.  The Borrowers

               irrevocably waive the right to direct the application of payments and collections received by the Agent for the account of any of the Lenders from or on behalf of the Borrowers, and the Borrowers agree that the Agent and the Lenders shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Obligations in such manner as the Agent and the Lenders may deem appropriate, notwithstanding any entry by the Agent or any of the Lenders upon any of its respective books and records; provided, however, that so long as the Borrowers are not delinquent in the payment to the Agent or any Lender of any amounts (including principal, interest and fees) owing under the Loans, this Agreement and any of the other Loan Documents, nothing contained herein shall limit a Borrower's rights under Section 2.2.4 above. To the extent that a Borrower makes a payment or payments to the Agent for the account of any of the Lenders, which payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments had not been received by the Agent for the account of any of the Lenders.

               2.11.     Facility Letters of Credit.


               2.11.1.   Obligation to Issue.  Subject to the terms

               and conditions of this Agreement and in reliance upon the representations and warranties of the Borrowers herein set forth, the Issuer hereby agrees to issue upon the request of and for the account of Astec, through such of the Issuer's Lending Installations or Affiliates as the Issuer and Astec may jointly agree, one or more Facility Letters of Credit in accordance with this Section 2.11, from time to time during the period, commencing on the Closing Date and ending on the Business Day prior to the Facility Termination
               Date.

               2.11.2.   Conditions for Issuance.  In addition to

               being subject to the satisfaction of the conditions contained in Section 4.2, the obligation of the Issuer to issue any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

               (a) the aggregate maximum amount then available for drawing under Facility Letters of Credit issued by the Issuer, after giving effect to the Facility Letter of Credit requested hereunder, shall not exceed (i) any limit imposed by law or regulation upon the Issuer or
               (ii) the Facility Letter of Credit Limit;

               (b) after giving effect to the requested issuance of any Facility Letter of Credit, (i) the Tranche A Loan Obligations shall not exceed the Aggregate Tranche A Sublimit and (ii) the Revolving Loan Obligations shall not exceed the Aggregate Commitment;

               (c) the requested Facility Letter of Credit has an expiration date not later than the Business Day prior to the Facility Termination Date;

               (d) if required by the Issuer, Astec shall have delivered to the Issuer, at such times and in such manner as the Issuer may reasonably prescribe, a Reimbursement Agreement and such other documents and materials as may be required by the Issuer pursuant to the terms of the proposed Facility Letter of Credit and the proposed Facility Letter of Credit shall be satisfactory to the Issuer as to form and content and shall be consistent with the Issuer's ordinary practice with respect to terms of its letters of credit; and

               (e) as of the date of issuance, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Issuer from issuing the Facility Letter of Credit and no law, rule or regulation applicable to the Issuer and no request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuer shall prohibit or request that the Issuer refrain from the issuance of Letters of Credit generally or the issuance of that Facility Letter of Credit.

               2.11.3.   Procedure for Issuance of Facility Letters of
               Credit.


               (a) Astec shall give the Issuer three (3) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice (the "LC Issuance Request") shall be on such standard form as may be prescribed by the Issuer, shall be irrevocable and shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the effective date (which day shall be a Business Day) of issuance of such requested Facility Letter of Credit,
               (iii) the date on which such requested Facility Letter of Credit is to expire (which date shall be a Business Day and shall in no event be later than the Facility Termination Date), (iv) the purpose for which such Facility Letter of Credit is to be issued, (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued, (vi) the amount of Facility Letter of Credit Obligations and Obligations then outstanding, (vii) the then unused portions of the Aggregate Commitment and the Aggregate Tranche A Submit and (viii) the terms on which the Facility Letter of Credit is to be issued. At the time such LC Issuance Request is delivered, Astec shall also provide the Issuer with a copy of the form of the Facility Letter of Credit it is requesting be issued. The Issuer shall promptly forward to the Agent and the Lenders a copy of the LC Issuance Request.

               (b)  Subject to the terms and conditions of this
               Section 2.11.3 and provided that the applicable

               conditions set forth in Sections 4.2 and 2.11.2 hereof

               have been satisfied, the Issuer shall, on the requested date, issue a Facility Letter of Credit on behalf of Astec in accordance with the Issuer's usual and customary business practices.

               (c) The Issuer shall not extend or amend any Facility Letter of Credit unless the requirements of this
               Section 2.11.3 are met as though a new Facility Letter

               of Credit was being requested and issued.

               2.11.4.   Reimbursement Obligations.


               (a) Notwithstanding any provisions to the contrary in any Reimbursement Agreement:

               (i) Astec shall reimburse the Issuer for drawings under a Facility Letter of Credit issued by it no later than the earlier of (1) the time specified in such Reimbursement Agreement and (2) three (3) Business Days after the payment by the Issuer of such drawing; and

               (ii) any Reimbursement Obligation with respect to any Facility Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Facility Letter of Credit at the higher of the interest rate (1) specified in the applicable Reimbursement Agreement with respect to such amount, and (2) for past due Floating Rate Loans calculated in accordance with
               Section 2.2.8 above.


               (b) Astec agrees to pay to the Agent the amount of all Reimbursement Obligations, interest and other amounts payable to the Agent under or in connection with such Facility Letter of Credit immediately when due, irrespective of any claim, set-off, defense or other right which Astec or any Subsidiary or Affiliate of Astec may have at any time against the Issuer or any other Person, under all circumstances, including, without limitation, any of the following circumstances:

               (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

               (ii) the existence of any claim, setoff, defense or other right which Astec or any Subsidiary or Affiliate of Astec may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), the Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Astec, or any Subsidiary or Affiliate of Astec and the beneficiary named in any Facility Letter of Credit);

               (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect (except to the extent any such invalidity or insufficiency is found in a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent);

               (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; and

               (v)  the occurrence of any Default or Unmatured
               Default.

               2.11.5.   Participation.


               (a) Immediately upon issuance by the Issuer of any Facility Letter of Credit in accordance with the procedures set forth in Section 2.11.3, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuer, without recourse or warranty, an undivided interest and participation equal to its Percentage of such Facility Letter of Credit (including, without limitation, all obligations of Astec with respect thereto) and any security therefor or guaranty pertaining thereto.

               (b) In the event that the Issuer makes any payment under any Facility Letter of Credit and Astec shall not have repaid such amount to the Issuer pursuant to
               Section 2.11.4, the Issuer shall promptly notify each

               Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of the Issuer the amount of such Lender's Percentage of the unreimbursed amount of any such payment. If any Lender fails to make available to the Issuer, any amounts due to the Issuer pursuant to this Section

               2.11.5(b), the Issuer shall be entitled to recover such

               amount, together with interest thereon at the Federal Funds Effective Rate, for the first three (3) Business Days after such Lender receives such notice and thereafter, at the Floating Rate, payable (i) on demand, (ii) by setoff against any payments made to the Issuer for the account of such Lender or (iii) by payment to the Issuer by the Agent of amounts otherwise payable to such Lender under this Agreement. The failure of any Lender to make available to the Agent its Percentage of the unreimbursed amount of any such payment shall not relieve any other Lender of its obligation hereunder to make available to the Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made, but no Lender shall be responsible for the failure of any other Lender to make available to the Agent its Percentage of the unreimbursed amount of any payment on the date such payment is to be made.

               (c) Whenever the Issuer or the Agent receives a payment on account of a Reimbursement Obligation, including any interest thereon, it shall promptly pay to each Lender which has funded its participating interest therein, in immediately available funds, an amount equal to such Lender's Percentage thereof.

               (d) The obligations of a Lender to make payments to the Agent with respect to a Facility Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, set-off, qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances.

               (e) In the event any payment by Astec or any Subsidiary or Affiliate of Astec received by the Issuer or the Agent with respect to a Facility Letter of Credit and distributed by the Issuer or the Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from the Issuer or the Agent in connection with any receivership, liquidation, reorganization or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by the Issuer or the Agent, contribute such Lender's Percentage of the amount set aside, avoided or recovered together with interest at the rate required to be paid by the Issuer or the Agent upon the amount required to be repaid by it.

               2.11.6.   Compensation for Facility Letters of Credit.

               Astec shall pay letter of credit fees with respect to each Facility Letter of Credit equal to (a) a rate per annum equal to .25% of the face amount of such Facility Letter of Credit, payable to the Issuer in arrears on each Payment Date (the "Issuer Fronting Fee"), and (b)
               (i) a rate per annum equal to the difference between
               (A) the then effective Applicable Margin for Eurodollar Loans minus (B) the Issuer Fronting Fee, times (ii) the outstanding undrawn face amount of such Facility Letter of Credit, payable to the Agent for the account of the Lenders, in each case payable in arrears on each Payment Date. In addition to the foregoing, Astec shall pay to the Issuer any other processing, issuance, amendment and other similar fees customarily charged by it in respect of Facility Letters of Credit issued by it, including, without limitation, customary fees charged by it in connection with commercial Facility Letters of Credit, together with the Issuer's out-of-pocket costs of issuing and servicing Facility Letters of Credit. Notwithstanding anything to the contrary contained in Section 2.4(b) of the Trencor LC Agreement, the Letter of Credit Fees described therein shall be calculated as described in this Section

               2.11.6. All other fees described in Section 2.4 of the

               Trencor LC Agreement shall remain unchanged.

               2.11.7.   Letter of Credit Collateral Account.  Astec

               agrees that it will, until the final expiration date of any Facility Letter of Credit and thereafter as long as any amount is payable to the Lenders in respect of any Facility Letter of Credit, maintain a special collateral account (the "Letter of Credit Collateral Account") at the Agent's office at the address specified pursuant to Article XIII, in the name of

               Astec but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which Astec shall have no interest other than as set forth in
               Section 8.1.  The Agent will invest any funds on

               deposit from time to time in the Letter of Credit Collateral Account in certificates of deposit of the Agent having a maturity not exceeding thirty (30) days.
                Nothing in this Section 2.11.7 shall either obligate

               the Agent to require Astec to deposit any funds in the Letter of Credit Collateral Account or limit the right of the Agent to release any funds held in the Letter of Credit Collateral Account other than as required by
               Section 8.1.

               2.11.8.   Nature of Obligations.

               (a) In addition to amounts payable as elsewhere provided in this Section 2.11, Astec hereby agrees to protect, indemnify, pay and save the Issuer, the Agent and the Lenders harmless from and against any and all loss, liability, damage and expense (including attorneys' fees and expenses) which the Issuer, the Agent or the Lenders may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of a Facility Letter of Credit, other than as a result of its gross negligence or willful misconduct, or (ii) the failure of the Issuer to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority.

               (b) As among Astec, the Issuer, the Agent and the Lenders, Astec assumes all risks of the acts and omissions of, or misuse of the Facility Letters of Credit by, the respective beneficiaries of the Facility Letters of Credit. In furtherance and not in limitation of the foregoing, the Issuer, the Agent and the Lenders shall not be responsible for (i) the forms, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Facility Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; (viii) any consequences arising from causes beyond the control of the Issuer, the Agent or the Lenders, except in each case caused solely by the gross negligence or willful misconduct of the Issuer, the Agent or the Lenders.

               (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuer, the Agent or any Lender under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Issuer, the Agent or such Lender under any resulting liability to Astec or relieve Astec of any of its obligations hereunder to the Issuer, the Agent or any Lender.

               2.11.9.   Existing Letters of Credit.  The Trencor

               Letter of Credit and each letter of credit listed on
               Schedule 2.11.9 shall be deemed a Facility Letter of

               Credit under this Agreement and shall count against the Facility Letter of Credit Limit, and the Issuer shall be deemed for all purposes of this Agreement to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuer, a participation interest equal to its Percentage of the face amount of the Trencor Letter of Credit and each letter of credit listed on Schedule 2.11.9 and the related Facility

               Letter of Credit Obligations.  Except as provided in
               Section 2.11.6 above, the terms and conditions

               (including the provisions relating to reimbursements for drawings) of the Trencor LC Agreement shall govern the Trencor Letter of Credit. Astec agrees that this Agreement shall be the "Credit Agreement" defined in the Trencor LC Agreement for all purposes from and after the Closing Date. First Chicago hereby agrees that, during the term of this Agreement and any extensions or renewals hereof, the Trencor Letter of Credit will be extended or renewed upon request of Astec and Trencor, Inc.; provided, however, that Astec and Trencor, Inc. have satisfied and complied with the terms and conditions for extension and renewal contained herein and in the Trencor LC Agreement.

                    ARTICLE III

                    CHANGE IN CIRCUMSTANCES


               3.1. Taxes.  (a)  Except as otherwise required by

               applicable law, all sums payable by the Borrowers whether in respect of principal, interest, fees or otherwise shall be paid without deduction for any present and future taxes, levies, assessments, imposts, deductions, charges or withholdings imposed by any country, Governmental Agency thereof or therein, any jurisdiction from which any or all such payments are made and any political subdivision or taxing authority thereof or therein, excluding income and franchise taxes (and deductions and withholdings therefor) imposed on the Agent or any Lender (i) by the jurisdiction under the laws of which the Agent or such Lender is organized or any Governmental Agency or taxing authority thereof or therein, or (ii) by any jurisdiction in which the Agent's or such Lender's Lending Installations are located or any Governmental Agency or taxing authority thereof or therein (such excluded taxes, deductions and withholdings, collectively, "Excluded Taxes", and all such taxes, levies, imposts, deductions, charges and withholdings (including Excluded Taxes), collectively, "Taxes"), which amounts shall be paid by the Borrowers as provided in Section 3.1(b).


               (b) If (i) any Borrower or any other Person is required by law to make any deduction or withholding on account of any Tax (other than Excluded Taxes) or other amount from any sum paid or expressed to be payable by any Borrower to any Lender under this Agreement; or
               (ii) any party to this Agreement (or any Person on its behalf) other than a Borrower is required by law to make any deduction or withholding from, or (other than on account of any Excluded Tax) any payment on or calculated by reference to the amount of, any such sum received or receivable by any Lender under this Agreement, then:

               (A) the applicable Borrower shall notify the Agent of any such requirement or any change in any such requirement as soon as such Borrower becomes aware of it;

               (B) the applicable Borrower shall pay any such Tax or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on such Borrower) for its own account or (if that liability is imposed on any other party to this Agreement) on behalf of and in the name of that party;

               (C) the sum payable by the applicable Borrower in respect of which the relevant deduction, withholding or payment is required shall (except, in the case of any such payment, to the extent that the amount thereof is not ascertainable when that sum is paid) be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and

               (D) within thirty (30) days after payment of any sum from which any Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Tax or other amount which it is required by clause (B) above to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (1) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and
               (2) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment.

               3.2. Yield Protection.  If any law or any governmental

               or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Lender (which term, for the purposes of this Article III, shall be deemed to include the

               Issuer in such capacity) therewith,

               (a) subjects any Lender or any applicable Lending Installation to any Tax on or from payments due from any Borrower (excluding Excluded Taxes) or changes the basis of taxation of payments to any Lender in respect of its Loans or Facility Letters of Credit (or participations therein) or other amounts due it hereunder, or

               (b) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

               (c) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining Loans or Facility Letters of Credit (or participations therein) or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with Loans or Facility Letters of Credit (or participations therein), or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Loans or Facility Letters of Credit (or participations therein) held or interest received by it, by an amount deemed material by such Lender, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender that portion of such increased expense incurred or reduction in an amount received which such Lender determines is attributable to making, issuing, funding and maintaining its Loans and Facility Letters of Credit (or participations therein) and its Revolving Commitment.

               3.3. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lending
               Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrowers shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans and Facility Letters of Credit (or participations therein) or its obligation to make Loans and issue or participate in Facility Letters of Credit hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (a) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (b) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (x) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (y) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

               3.4. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, the Agent shall suspend the availability of the affected Type of Advance and require any Eurodollar Advance of the affected Type to be repaid; or if the Required Lenders determine that
               (a) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advances made after the date of such determination, or (b) the interest rate applicable to a Type of Advance does not accurately reflect the cost of making or maintaining such Type, then, if for any reason whatsoever the provisions of Section 3.2 are inapplicable, the Agent shall suspend the availability of the affected Type of Advance with respect to any Eurodollar Advance made after the date of any such determination.

               3.5. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by a Borrower for any reason other than default by the Lenders, such Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Eurodollar Advance.

               3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrowers to such Lender under Sections 3.1, 3.2 and

               3.3 or to avoid the unavailability of a Type of Advance under Section 3.4, so long as such designation is not disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender as to the amount due, if any, under Sections 3.1, 3.2, 3.3 or

               3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrowers in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable on demand after receipt by Astec of the written statement. The obligations of the Borrowers under Sections 3.1, 3.2, 3.3 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                    ARTICLE IV

                    CONDITIONS PRECEDENT


               4.1. Initial Credit Extension. The Lenders shall not be required to make the initial Credit Extension hereunder and this Agreement shall not become effective unless the Borrowers have furnished to the Agent with sufficient copies for the Lenders the following items (and the date upon which all such items shall have been so furnished is referred to as the "Closing Date", which in no event shall be later than December 31,
               1997):

               (a) Copies of the articles of incorporation, together with all amendments thereto, and a certificate of good standing of each of the Borrowers, all certified by the appropriate governmental officer in each Borrower's jurisdiction of incorporation.

               (b) Copies, certified by the Secretary or Assistant Secretary of each Credit Party of their respective by-laws and of their respective Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for the Agent) authorizing the execution, delivery and performance of the Loan Documents.

               (c) An incumbency certificate, executed by the Secretary or Assistant Secretary of each Credit Party, which shall identify by name and title and bear the signature of the officers of each Credit Party authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by Astec.

               (d) A certificate, signed by the Chief Accounting Officer of Astec, stating that on the initial Borrowing Date, the representations and warranties contained in this Agreement are true and correct and that no Default or Unmatured Default has occurred and is continuing.

               (e)  A written opinion of counsel for each Credit
               Party, addressed to the Agent and the Lenders in substantially the form of Exhibit C hereto.


               (f) Notes payable to the order of each Lender duly executed by the applicable Borrower and a Swing Line Note payable to the order of the Swing Line Lender duly executed by the Borrower.

               (g) Executed originals of this Agreement, the Guaranty (executed by each Guarantor) and each of the other Loan Documents, which shall be in full force and effect, together with all schedules, exhibits, certificates instruments, opinions, documents and financial statements required to be delivered pursuant thereto.

               (h)  Written money transfer instructions, in
               substantially the form of Exhibit D-1 or D-2, as the

               case may be, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

               (i)  The insurance certificate described in Section

               5.18 below and any and all certificates of insurance

               required by the Lenders under Section 6.6 below.

               (j)  A solvency certificate executed by the Chief
               Accounting Officer of Astec.

               (k)   An initial Compliance Certificate.

               (l)   An initial Borrowing Base Certificate.

               (m)  Repayment of Indebtedness.  Evidence of repayment

               in full of all Indebtedness of AFS to CIT Financial and release of any Liens relating thereto.

               Such other documents as the Lenders or their counsel may have reasonably requested.

               4.2. Each Credit Extension.  The Lenders shall not be

               required to make any Credit Extension and the Issuer shall not be required to issue any Facility Letter of Credit, and the Swing Line Lender shall not be required to required to make any Swing Line Loan, unless on the applicable Credit Extension Date:

               (a)  There exists no Default or Unmatured Default.

               (b)  The representations and warranties contained in
               Article V are true and correct as of such Credit

               Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall be true and correct on and as of such earlier date.

               (c) All legal matters incident to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

               Each Borrowing Notice or LC Issuance Request or Notice of Swing Line Loan with respect to each such Credit Extension shall constitute a representation and warranty by the Borrowers that the conditions contained in Sections 4.2(a) and (b) have been satisfied. The

               Agent may require a duly completed Compliance
               Certificate as a condition to making a Credit
               Extension.

                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF THE BORROWERS


               The Borrowers jointly and severally represent and warrant to the Lenders that:

               5.1. Corporate Existence and Standing.  Each Credit

               Party is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority, including all licenses, registrations, permits, franchises, patents, copyrights, trademarks, tradenames, consents and approvals, to own its property and assets and consummate the transactions contemplated hereby and to conduct its business, and is qualified to do business and is in good standing or otherwise authorized to conduct business in each jurisdiction in which its business is conducted and where such qualification is necessary.

               5.2. Authorization and Validity. Each Credit Party has the corporate power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each Credit Party of the Loan Documents to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute legal, valid and binding obligations of each Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

               5.3. No Conflict; Government Consent.  Neither the

               execution and delivery by any Credit Party of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on any Credit Party or any Credit Party's articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which any Credit Party is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of any Credit Party pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

               5.4. Financial Statements. The September 30, 1997 consolidated financial statements of the Credit Parties heretofore delivered to the Agent and the Lenders were prepared in accordance with Agreement Accounting Principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Credit Parties at such date and the consolidated results of their operations for the period then ended. All financial projections will be prepared by the Borrowers in good faith, based upon information and assumptions reasonably believed to be sound and accurate and represent reasonable forecasts of the Credit Parties' future operations and financial performance.

               5.5. Material Adverse Change.  Since September 30,
               1997, there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Credit Parties, which could have a Material Adverse Effect.

               5.6. Taxes. Each Credit Party has filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by any Credit Party, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of each Credit Party in respect of any taxes or other governmental charges are adequate.

               5.7. Litigation and Contingent Obligations. Except as listed on Schedule 5.7 hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best knowledge of any of their officers, threatened against or affecting any Credit Party which could have a Material Adverse Effect. Other than any liability incident to such litigation, arbitration or proceedings, no Credit Party has any material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

               5.8. Subsidiaries and Affiliates. Schedule 5.8 hereto contains an accurate and complete list of all presently existing Subsidiaries of Astec setting forth their respective jurisdictions of incorporation or organization and the percentage of their respective capital stock or other ownership interests owned by Astec or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries are free from Liens and have been duly authorized and issued and are fully paid and non-assessable. All of such Subsidiaries (including AFS) are Wholly-Owned Subsidiaries. AFS has no Subsidiaries.

               5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $5,000,000. No Credit Party nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $1,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, no Credit Party nor any other members of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

               5.10. Accuracy of Information. All factual information heretofore or contemporaneously furnished by or on behalf of any Credit Party to the Lenders for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished by or on behalf of any Credit Party to the Lenders will be, true and accurate (taken as a whole) on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

               5.11. Regulation U. No Credit Party is engaged principally, or as one of its important activities, in the business of purchasing or carrying margin stock (as defined in Regulation U) ("Margin Stock"). Neither the Loans nor any of the proceeds thereof, are for the purpose, whether immediate, incidental or ultimate of
               (a) buying or carrying Margin Stock, or (b) extending credit to others for the purpose of buying or carrying Margin Stock, or (c) refunding indebtedness originally incurred for such purpose, or for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations of the Board of Governors of the Federal Reserve System, including Regulation U.
                Both before and after giving effect to the Stock
               Repurchase (as defined in the Original Agreement) and any additional stock repurchase permitted by Section
               6.10 hereof, Margin Stock owned by any Credit Party constitutes less than twenty-five percent (25%) of the value of those assets of all Credit Parties which are subject to any limitation on sale, pledge or other restriction.

               5.12. Material Agreements. No Credit Party is a party to any agreement or instrument or subject to any charter or other corporate restriction which could have a Material Adverse Effect. No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could have a Material Adverse Effect or
               (ii) any agreement or instrument evidencing or governing Indebtedness or Contingent Obligations.

               5.13. Compliance With Laws. Each Credit Party has complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of their respective businesses or the ownership of their respective Properties, including, without limitation,
               Environmental Laws and ERISA.   No Credit Party has
               received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any Hazardous Materials into the environment, which non-compliance or remedial action could have a Material Adverse Effect.

               5.14. Environmental Warranties. Except as set forth on Schedule 5.14 hereto:

               (a) all facilities and property (including underlying groundwater) owned or leased by any Credit Party has been, and continues to be, owned or leased by such entity in material compliance with all Environmental Laws;

               (b) there has been no past, and there are no pending or threatened (1) claims, complaints, notices or requests for information received by any Credit Party with respect to any alleged violation of any Environmental Law, or (ii) complaints, notices or inquiries to any Credit Party regarding potential liability under any Environmental Law;

               (c) there have been no Releases of Hazardous Materials at, on or under any property now or previously owned or leased by any Credit Party that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

               (d) Each Credit Party has been issued and is in compliance with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for their businesses;

               (e) no property now or previously owned or leased by any Credit Party is listed or proposed for listing (with respect to owned property only) on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list of sites requiring investigation or clean-up;

               (f) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, at, on or under any property now or previously owned or leased by any Credit Party that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect;

               (g) no Credit Party has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against any Credit Party for any remedial work, damage to natural resources or personal injury, including, but not limited to, claims under CERCLA; and

               (h) there are no polychlorinated biphenyls or friable asbestos present at any property now or previously owned or leased by any Credit Party that, singly or in the aggregate, have, or may reasonably be expected to have, a Material Adverse Effect.

               5.15. Ownership of Properties. Except as set forth on Schedule 5.15 hereto, on the date of this Agreement, each Credit Party will have good title, free of all Liens other than those permitted by Section 6.18, to all of the Property and assets reflected in the financial statements as owned by them.

               5.16. Investment Company Act. No Credit Party is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

               5.17. Public Utility Holding Company Act. No Credit Party is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               5.18. Insurance. The certificate signed by the President, Chief Accounting Officer or Corporate Controller of Astec, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by each Credit Party and that has been furnished by Astec to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

               5.19. Intellectual Property. Each Credit Party owns or possesses all of the patents, trademarks, service marks, trade names, copyrights and licenses necessary for the present and planned future conduct of its respective business except as set forth on Schedule 5.19.

               5.20. Solvency. (a) No Credit Party is insolvent and the consummation of the transactions contemplated herein will not render any Credit Party insolvent. Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of such Credit Extensions,
               (i) the fair value of the assets of the Credit Parties on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, whether or not subordinated, absolute, fixed or contingent, material or immaterial, liquidated or unliquidated or otherwise (taking into account, with respect to all contingent liabilities, the likelihood of such liabilities becoming actual), of the Credit Parties on a consolidated basis; (ii) the present fair saleable value of the property of the Credit Parties on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Credit Parties on a consolidated basis on their debts and other liabilities, whether or not subordinated, absolute, fixed or contingent, material or immaterial, liquidated or unliquidated or otherwise (taking into account, with respect to all contingent liabilities, the likelihood of such liabilities becoming actual), as such debts and other liabilities become absolute and matured; (iii) the Credit Parties on a consolidated basis will be able to pay their debts and liabilities, whether or not subordinated, absolute, fixed or contingent, material or immaterial, liquidated or unliquidated or otherwise (taking into account, with respect to all contingent liabilities, the likelihood of such liabilities becoming actual), as such debts and liabilities become absolute and matured; and (iv) the Credit Parties on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

               (b) The Borrowers do not intend to, or to permit any Credit Party to, and the Borrowers do not believe that they or any Credit Party will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Credit Party and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Credit Party.

               5.21. Benefits. Each Credit Party will benefit from the financing arrangement established by this Agreement. The Borrowers acknowledge that, but for the agreement by each Subsidiary to execute and deliver the Guaranty, the Agent and the Lenders would not have made available the credit facilities established hereby on the terms set forth herein.

               5.22. Licenses. Each Credit Party possesses adequate assets, licenses, permits, authorizations, patents, patent applications, copyrights, trademarks, trademark applications and tradenames to continue to conduct its business as heretofore conducted. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing which taken in isolation or when considered with all other such revocations or terminations could have a Material Adverse Effect. The Borrowers have no notice or knowledge of any fact or any past, present or threatened occurrence that could preclude or impair any Credit Party's ability to retain or obtain any authorization necessary for the operation of their respective businesses.




                    ARTICLE VI
                    COVENANTS
               During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrowers hereby jointly and severally make the following agreements for themselves and on behalf of each Credit Party.

               6.1. Financial Reporting. The Borrowers will and will cause each Credit Party to maintain a system of accounting established and administered in accordance with Agreement Accounting Principles, and furnish to the Lenders:

               (a) Within one hundred twenty (120) days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted principles of accounting and required or approved by Astec's independent certified public accountants) audit report certified by independent certified public accountants, acceptable to the Lenders, prepared in accordance with Agreement Accounting Principles as in effect at such time on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and the Credit Parties including without limitation balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof and (c) a letter from said accountants addressed to the Lenders acknowledging that such Lenders are extending credit in primary reliance on such financial statements and authorizing such reliance.

               (b) Within forty-five (45) days after the close of each of the first three quarterly periods of each of its fiscal years, for Astec, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and a statement of cash flows for such quarter and for the period from the beginning of such fiscal year to the end of such quarter, all certified by Astec's Chief Accounting Officer.

               (c) As soon as available, but in any event within sixty (60) days after the beginning of each fiscal year of Astec, a copy of the plan and forecast (including, without limitation, a projected consolidated and consolidating balance sheet, income statement and funds flow statement) of the Credit Parties for such fiscal year, certified by Astec's Chief Accounting Officer.

               (d) Together with the financial statements required hereunder, a Compliance Certificate.

               (e) Within two hundred seventy (270) days after the close of each Plan year, a statement of the Unfunded Liabilities of each Single Employer Plan.

               (f)  As soon as possible and in any event within five
               (5) days after any Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by Astec's Chief Accounting Officer, describing said Reportable Event and the action which Astec proposes to take with respect thereto.

               (g)  Without limitation to Section 6.26 below, as soon

               as possible and in any event within ten (10) days after receipt by any Credit Party, a copy of (a) any notice or claim to the effect that any Credit Party is or may be liable to any Person as a result of the Release by any Credit Party, or any other Person of any Hazardous Materials into the environment, and (b) any notice alleging any violation of any Environmental Law by any Credit Party which, in either case, could reasonably be expected to have a Material Adverse Effect.

               (h) Promptly upon the furnishing thereof to the shareholders of Astec, copies of all financial statements, reports and proxy statements so furnished.

               (i) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Astec files with the Securities and Exchange Commission or with the Federal Trade Commission.

               (j) Within 30 days after the end of each calendar month, a Borrowing Base Certificate .
               (k) Such other information (including, without limitation, non-financial information) as the Agent or any Lender may from time to time reasonably request.

               6.2. Use of Proceeds.  Astec will use the proceeds of

               Loans made under the Tranche A Commitment (i) to amend and restate certain existing indebtedness under the Original Credit Agreement, (ii) for Acquisitions permitted by Section 6.16, and (iii) for working capital purposes. AFS will use the proceeds of Loans under the Tranche B Commitment to finance Qualifying Financing Leases and Qualifying Operating Leases. The Borrowers will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans to purchase or carry any Margin Stock, except in compliance with the representation contained in Section 5.11 as it relates to refinancing of the Stock Repurchase (as defined in the Original Agreement) and any stock repurchased pursuant to Section 6.10.


               6.3. Notice of Default. The Borrowers will, and will cause each Credit Party to, give prompt notice in writing to the Agent and the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

               6.4. Conduct of Business.  The Borrowers will, and will

               cause each Credit Party to, (i) carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (ii) do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, and (iii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, authorization, permits, franchises, patents, copyrights, trademarks and tradenames material to the conduct of its business.

               6.5. Taxes.  The Borrowers will, and will cause each

               Credit Party to, pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, and pay all charges for labor and materials which if unpaid might give rise to liens on such Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside.

               6.6. Insurance.  The Borrowers will, and will cause

               each Credit Party to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, including, without limitation, casualty, liability and worker's compensation insurance, and each Borrower will furnish to any Lender upon request full information as to the insurance carried by it and each Credit Party.

               All such insurance policies shall contain provisions providing that the insurance shall not be cancelable except on thirty (30) days' prior notice to the Lenders.

               6.7. Compliance with Laws.  The Borrowers will, and

               will cause each Credit Party to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including, without limitation, Environmental Laws and ERISA.

               6.8. Maintenance of Properties.  The Borrowers will,

               and will cause each Credit Party to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

               6.9. Inspection.  The Borrowers will, and will cause

               each Credit Party to, permit the Lenders, by their respective representatives and agents, to inspect any of the Property, corporate books and financial records of each Credit Party, to examine and make copies of their respective books of accounts and other financial records, and to discuss the affairs, finances and accounts of each Credit Party with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Lenders may designate.

               6.10.     Dividends.  The Borrowers will not, nor will

               they permit any Credit Party to, declare or pay, directly or indirectly, any dividends or make any other distributions, whether in cash or property, or a combination thereof, on its capital stock or other equity interests (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock or other equity interests at any time outstanding, except that
               (a) any Subsidiary of Astec may declare and pay dividends to Astec or to a Wholly-Owned Subsidiary of Astec, and (b) Astec may repurchase in accordance with applicable law and Regulation U up to 1,500,000 shares of its common stock if after giving effect to such repurchase (i) the Leverage Ratio will be 3.5:1.0 or less and (ii) the Borrowers are in compliance with all of the terms hereof, including Section 5.11.


               6.11.     Indebtedness.  The Borrowers will not, nor

               will they permit any Credit Party to, create, incur or suffer to exist any Indebtedness, except:

               (a)  The Credit Extensions.

               (b)  Indebtedness described in Schedule 6.11 hereto.


               (c) Indebtedness of any Subsidiary to Astec or to any Wholly-Owned Subsidiary of Astec.

               (d) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and all other unsecured current liabilities not the result of borrowing and not evidenced by any note or any other similar instrument.

               (e)  Indebtedness assumed in connection with
               Acquisitions permitted by Section 6.16(i); provided,

               however, that any such Indebtedness assumed in connection therewith does not exceed in the aggregate $4,000,000 at any time during the term of this Agreement.

               (f) Indebtedness of up to $5,000,000; provided, however, that such Indebtedness is (i) terminated and repaid on or before September 30, 1998, (ii) unsecured, and (iii) on terms no less favorable to the Borrowers than the terms of this Agreement.

               (g)  Indebtedness in respect of Rate Hedging
               Obligations incurred on an unsecured basis on terms and in amounts satisfactory to the Agent.

               (h) Indebtedness in connection with industrial revenue bond financings where the Letter of Credit thereunder is issued pursuant to Section 2.11 hereof.


               6.12.     Merger.  The Borrowers will not, nor will

               they permit any Credit Party to, merge or consolidate with or into any other Person, except that a Subsidiary of Astec (other than AFS) may merge with and into Astec or a Wholly-Owned Subsidiary of Astec.

               6.13.     Sale of Assets.  The Borrowers will not, nor

               will they permit any Credit Party to, lease, sell or otherwise dispose of its Property to any other Person except for (a) sales of inventory in the ordinary course of business, (b) leases, sales or other dispositions of its Property that, together with all other Property of the Credit Parties previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this Section during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Credit Parties and do not materially adversely affect the business or operations of the Credit Parties, (c) Permitted Recourse Lease Sales, and (d) other sales by AFS of financing and operating leases (including Qualifying Operating Leases and Qualifying Financing Leases) on a non-recourse basis provided that the Tranche B Revolving Loans at no time exceed the Tranche B Borrowing Base. Each of the Subsidiaries of Astec on the date hereof (including AFS) shall at all times be a Wholly-Owned Subsidiary of Astec.

               6.14.     Sale of Accounts.  Except for Permitted

               Recourse Lease Sales, the Borrowers will not, nor will they permit any Credit Party to, sell or otherwise dispose of any leases or notes or accounts receivable, with recourse.

               6.15.     Sale and Leaseback.  The Borrowers will not,

               nor will they permit any Credit Party to, sell or transfer any of its Property in order to concurrently or subsequently lease as lessee such or similar
               Property.

               6.16.     Investments and Acquisitions.  The Borrowers

               will not, nor will they permit any Credit Party to, make or suffer to exist any Investments (including, without limitation, loans and advances to, and other Investments in, its Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

               (a) Short-term obligations of, or fully guaranteed by, the United States of America.

               (b) Commercial paper rated A-1 or better by Standard and Poor's Rating Group, a division of McGraw-Hill
               Corporation or P-1 or better by Moody's Investors
               Service, Inc.

               (c) Demand deposit accounts maintained in the ordinary course of business.

               (d) Certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000 (except that a certificate of deposit in the amount of $100,000 issued by Overton Bank and Trust, National Association, Fort Worth, Texas, shall be a permitted Investment hereunder).

               (e) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 5.8 hereto.

               (f) Additional Investment or capital contributions in AFS, subsequent to the date hereof not to exceed
               $5,000,000 in the aggregate.

               (g) Additional Investment in domestic Wholly-Owned Subsidiaries of Astec, other than AFS.

               (h) Such other Investments, subject to the reasonable approval of the Required Lenders.

               (i) Acquisitions of assets or stock of any Person valued (in the judgment of the Required Lenders) in the aggregate at less than $4,000,000 during the term of this Agreement.

               (j)  The Portec Acquisition; provided, however, that
               (i) the purchase price is no more than $30,000,000,
               (ii) Astec submits a certificate prior to the closing transaction certifying that the Credit Parties are in compliance with the financial and other covenants hereunder on a pro forma basis, after giving effect to the Portec Acquisition, and (iii) the purchaser thereunder and any Affiliate of Astec formed in connection therewith (if not a Credit Party on the date hereof) executes and delivers a guaranty to the Lenders in substantially the form of the Guaranty.

               6.17. Contingent Obligations. Except as permitted pursuant to Section 6.11(d) above, the Borrowers will not, nor will they permit any Credit Party to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except (a) by endorsement of instruments for deposit or collection in the ordinary course of business, (b) the Guaranty,
               (c) the guaranty by Astec of certain liabilities of Pavement Technology, Inc. in an amount not to exceed $1,250,000 at any time, and (d) Contingent Obligations relating to Permitted Recourse Lease Sales.

               6.18. Liens. The Borrowers will not, nor will they permit any Credit Party to, create, incur, assume or suffer to exist any Lien in, of or on its Property (now owned or hereafter acquired) or income of any Credit Party, except:

               (a) Liens for taxes, assessments or governmental charges or levies on its Property in the ordinary course of business if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

               (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

               (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

               (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of any Credit Party.

               (e)  Liens existing on the date hereof and described in
               Schedule 5.15 hereto.


               (f)  Liens securing Indebtedness permitted under
               Section 6.11(e); provided, however, that such Liens

               encumber only assets purchased in connection with any such Acquisition and not any other Property of any Credit Party.

               (g) Liens granted by Kolberg-Pioneer, Inc. (a Credit Party to be formed in connection with the Portec Acquisition) in its assets in favor of Astec Holdings, Inc. (a Credit Party to be formed in connection with the Portec Acquisition) or another Credit Party securing intercompany loans made to Kolberg-Pioneer, Inc. in connection with the Portec Acquisition; provided, however, that such loans and Liens are subordinated to the Obligations and Guaranteed Obligations (as defined in the Guaranty) in a manner satisfactory to the Agent.

               6.19.     Transactions with Affiliates.  The Borrowers

               will not, nor will they permit any Credit Party to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of such Credit Party's and such Affiliate's business and upon fair and reasonable terms no less favorable to such Credit Party or such Affiliate than such Credit Party or such Affiliate would obtain in a comparable arms-length transaction.

               6.20.     Letters of Credit.  The Borrowers will not,

               nor will they permit any Credit Party to, apply for or become liable upon any Letter of Credit other than the Facility Letters of Credit and the Subsidiary Letters of Credit.

               6.21.     Amendments to Certain Agreements.  The

               Borrowers will not, nor will they permit any Credit Party to, amend or waive any substantive term or provision of its certificate or articles of incorporation of by-laws, without in each case, the prior written consent of the Required Lenders.

               6.22.     Financial Covenants.


               6.22.1.   Leverage Ratio.  At all times after the date

               hereof, the Borrowers will cause to be maintained a Leverage Ratio of not more than the following during each of the following periods, measured as of the end of each fiscal quarter during each such period.


                Period                                Leverage Ratio

 July 1, 1997 through June 30, 1999                   4.0:1.0

 July 1, 1999 through June 30, 2000                   3.5:1.0

 July 1, 2000 and thereafter                          3.0:1.0


               6.22.2. Consolidated Tangible Net Worth. The Borrowers will at all times cause to be maintained a minimum Consolidated Tangible Net Worth of not less than $82,000,000, plus fifty percent (50%) of the Cumulative Consolidated Net Income after December 31, 1996, plus the cash proceeds from the issuance and sale of any common stock, preferred stock, warrant or other equity securities of the Credit Parties, net of any brokerage commissions and any other reasonable costs or expenses directly attributable to such issuance.

               6.22.3. Rentals. The Borrowers will not, nor will they permit any Credit Party to, create, incur or suffer to exist obligations for Rentals in excess of $3,000,000 during any one fiscal year on a non-cumulative basis in the aggregate for the Credit Parties.

               6.22.4. Interest Coverage Ratio. The Borrowers will cause to be maintained, as at the last day of each fiscal quarter, a ratio of (a) Consolidated Net Income, minus extraordinary gains or plus extraordinary losses, plus income tax expense, plus interest expense to (b) interest expense of the Credit Parties on a consolidated basis, for the four most recently ended fiscal quarters of not less than 2.50 to 1.0.

               6.22.5. AFS Leases. AFS shall not retain financing and operating leases (including Qualifying Financing Leases and Qualifying Operating Leases) with respect to which the aggregate residual value of the equipment leased at the end of the term of such leases exceeds in the aggregate $20,000,000 at any time.

               6.23.     Fixed Asset Expenditures.  The Borrowers will

               not, nor will they permit any Credit Party to, expend, or be committed to expend, in the acquisition of fixed assets, in excess of $10,000,000 during any one fiscal year, calculated on a non-cumulative basis in the aggregate for the Credit Parties.
               6.24. Subordinated Indebtedness. The Borrowers will not, and will not permit any Credit Party to, make any amendment or modification to the indenture, note or other agreement evidencing or governing any Subordinated Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness.
               6.25. Accounting Method. The Borrowers will not, and will not permit any Credit Party to, change its fiscal year or method of accounting, except as required by Agreement Accounting Principles.
               6.26. Environmental Covenant. The Borrowers will, and will cause each Credit Party to:

              (a)  use and operate all of its facilities and
               properties in compliance with all Environmental Laws, keep all necessary environmental permits, approvals, certificates and licenses in effect and remain in compliance therewith, and handle all Hazardous
               Materials in compliance with all applicable
               Environmental Laws;

               (b) immediately notify the Lenders and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the environmental condition of its facilities and properties or compliance with Environmental Laws, and promptly cure and have dismissed with prejudice any such actions and proceedings to the satisfaction of the Lender; and

               (c) provide such information and certifications which the Lender may reasonably request from time to time to insure compliance with this Section 6.26.


               6.27.     Litigation and Other Notices.  The Borrowers

               will, and will cause each Credit Party to, give the Lenders prompt written notice of the following:

               (a) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of the Advances or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint; and

               (b) the filing or commencement of any action, suit or proceeding against any Credit Party whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority and which, if adversely determined against any Credit Party, as the case may be, is likely to (in such Borrower's reasonable judgment) result in liability in excess of $2,000,000 in the aggregate.

                    ARTICLE VII

                    DEFAULTS


               The occurrence of any one or more of the following events shall constitute a Default:

               7.1. Any representation or warranty made or deemed made by or on behalf of any Credit Party to the Lenders or the Agent under or in connection with this Agreement, any other Loan Document, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false or misleading on the date as of which made.

               7.2. Nonpayment of (a) principal of any Note or of any Reimbursement Obligation when due (including, without limitation, failure to make any payment required by
               Section 2.1.2), or (b) interest upon any Note or of any

               commitment fee or other obligation under any of the Loan Documents within five days (5) after the same becomes due.

               7.3. The breach by any Borrower of any of the terms or provisions of any of Sections 6.2, 6.4, 6.10, 6.11,

               6.12, 6.13, 6.14, 6.15, 6.16, 6.22.1, 6.22.2, 6.22.3,

               6.22.4, 6.23 or 6.24 above.


               7.4. The breach by any Borrower (other than a breach which constitutes a Default under Section 7.1, 7.2 or

               7.3) of any of the terms or provisions of this

               Agreement which is not remedied within twenty (20) days after written notice from the Agent or any Lender, provided that if such breach is not capable of being cured within such twenty (20) day period, such cure period shall be extended for a period of sixty (60) additional days so long as such Borrower has diligently begun to cure such breach and diligently pursues such cure thereafter.

               7.5. Failure of any Credit Party to pay any Indebtedness or any Contingent Obligation when due; or the default by any Credit Party in the performance of any term, provision or condition contained in any agreement under which any Indebtedness or any Contingent Obligation was created or is governed, after the expiration of all applicable cure periods, or any other event shall occur or condition exist, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of any Credit Party shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; or any Credit Party shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

               7.6. Any Credit Party shall (a) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect or similar state laws, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (d) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or similar state laws, or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it,
               (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section

               7.6 or (f) fail to contest in good faith any

               appointment or proceeding described in Section 7.7.


               7.7. Without the application, approval or consent of any Credit Party, a receiver, trustee, examiner, liquidator or similar official shall be appointed for any Credit Party or any Substantial Portion of their respective Property, or a proceeding described in
               Section 7.6(d) shall be instituted against any Credit

               Party and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

               7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of (each a "Condemnation"), all or any portion of the Property of any Credit Party which, when taken together with all other Property of the Credit Parties so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such Condemnation occurs, constitutes a Substantial Portion of such Property.

               7.9. Any Credit Party shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

               7.10.     The Unfunded Liabilities of all Single
               Employer Plans shall exceed in the aggregate $5,000,000 or any Reportable Event shall occur in connection with any Plan.

               7.11. Any Credit Party or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by any Credit Party or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000 or requires payments exceeding $100,000 per annum.

               7.12. Any Credit Party or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of such Credit Party and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $1,000,000.

               7.13. Any Credit Party shall be the subject of any proceeding pertaining to the release by (i) any Credit Party, (ii) any Person acting on any Credit Party's behalf or (iii) any predecessor in interest to the assets and properties of any Credit Party of Hazardous Material into the environment, or any violation of any Environmental Laws which, in either case, could have a

               Material Adverse Effect.

               7.14.     Any Change in Control shall occur.

               7.15. The occurrence of any "default" or "event of default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

               7.16. Nonpayment by any Credit Party of any Rate Hedging Obligation or the breach by any Credit Party of any term, provision or condition contained in any agreement, device or arrangement giving rise to any Rate Hedging Obligation.

               7.17. The Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor denies that it has any further liability under the Guaranty, or gives notice to such effect.

               7.18. An event shall have occurred that could give rise to a Material Adverse Effect.

                    ARTICLE VIII

                    ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


               8.1. Acceleration.


               (a)  If any Default described in Section 7.6 or 7.7

               occurs with respect to any Credit Party, (i) the obligations of the Lenders to make Loans hereunder and the obligations of the Issuer to issue Facility Letters of Credit shall automatically terminate and the Obligations shall immediately become due and payable without presentment, demand, protest or notice of any kind, all of which each Borrower hereby expressly waives and without any election or action on the part of the Agent or any Lender and (ii) each Borrower will be and become thereby unconditionally obligated, without the need for demand or the necessity of any act or evidence, to deliver to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account, an amount (the "Collateral Shortfall Amount") equal to the excess, if any, of

               (A) 100% of the sum of the aggregate maximum amount remaining available to be drawn under the Facility
               Letters of Credit (assuming compliance with all conditions for drawing thereunder) issued by the Issuer and outstanding as of such time, over

               (B)  the amount on deposit in the Letter of Credit
               Collateral Account at such time that is free and clear of all rights and claims of third parties and that has not been applied by the Lenders against the Obligations.

               (b) If any Default occurs and is continuing (other than a Default described in Section 7.6 or 7.7), (i)

               the Required Lenders may terminate or suspend the obligations of the Lenders to make Loans and the obligation of the Issuer to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrowers hereby expressly waive and (ii) the Required Lenders may, upon notice delivered to Astec and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on Astec to deliver (and Astec will, forthwith upon demand by the Required Lenders and without necessity of further act or evidence, be and become thereby unconditionally and jointly and severally obligated to deliver), to the Agent, at its address specified pursuant to Article XIII, for deposit into the Letter of Credit Collateral Account an amount equal to the Collateral Shortfall Amount.

               (c) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on Astec to deliver (and Astec will, forthwith upon demand by the Agent and without necessity of further act or evidence, be and become thereby unconditionally obligated to deliver), to the Agent as additional funds to be deposited and held in the Letter of Credit Collateral Account an amount equal to such Collateral Shortfall Amount at such time.

               (d) The Agent may at any time or from time to time after funds are deposited in the Letter of Credit Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrowers to the Lenders under the Loan Documents.

               (e) At any time while any Default is continuing, neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account. After all of the Obligations have been indefeasibly paid in full, any funds remaining in the Letter of Credit Collateral Account shall be returned by the Agent to Astec or paid to whoever may be legally entitled thereto at such time.

               (f) The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Letter of Credit Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords its own property, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any such funds.

               8.2. Amendments.  Subject to the provisions of this

               Article VIII, the Required Lenders (or the Agent with

               the consent in writing of the Required Lenders) and the Borrowers may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrowers hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Lender directly or indirectly affected thereby:

               (a) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

               (b) Reduce or extend the Reimbursement Obligations, or reduce the rate or change the time of payment of any fees related to Facility Letters of Credit or Swing

               Line Loans;

               (c) Reduce the percentage specified in the definition of Required Lenders.

               (d) Extend the Facility Termination Date, or reduce the amount or extend the payment date for the scheduled or mandatory commitment reductions or prepayments required under Sections 2.1.3 and 2.4, or increase the amount of the Revolving Commitment, the Tranche A
               Commitment or the Tranche B Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

               (e)  Amend this Section 8.2.


               (f)  Release any Guarantor from the Guaranty.

               No amendment of any provision of this Agreement relating to the Agent, the Issuer or the Swing Line Lender shall be effective without the written consent of the Agent, the Issuer or the Swing Line Lender, as the case may be. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

               8.3. Preservation of Rights.  No delay or omission of

               the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of any Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                    ARTICLE IX

                    GENERAL PROVISIONS


               9.1. Survival of Representations.  All representations

               and warranties of the Borrowers contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

               9.2. Governmental Regulation.  Anything contained in

               this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to any Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

               9.3. Taxes.  Any Taxes (excluding Excluded Taxes) or

               other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by the Borrowers, together with interest and penalties, if any.

               9.4. Headings.  Section headings in the Loan Documents

               are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

               9.5. Entire Agreement.  The Loan Documents, together

               with the letter agreement referred to in Section

               2.4.1(b), embody the entire agreement and understanding

               among the Borrowers, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrowers, the Agent and the Lenders relating to the subject matter thereof.
               9.6. Several Obligations; Benefits of this Agreement.

               The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

               9.7. Expenses; Indemnification.  The Borrowers shall

               reimburse the Agent for any and all costs, internal charges and out-of-pocket expenses (including without limitation attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent in connection with the preparation, negotiation, execution, delivery, review, amendment and modification of the Loan Documents. The Borrowers also agree to reimburse the Agent and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent and the Lenders, which attorneys may be employees of the Agent or the Lenders) paid or incurred by the Agent or any Lender in connection with the collection and enforcement of the Loan Documents. The Borrowers further agree to indemnify the Agent and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to (i) this Agreement, (ii) the other Loan Documents, (iii) the transactions contemplated hereby, (iv) the direct or indirect application or proposed application of the proceeds of any Loan hereunder, (v) the Release of Hazardous Materials in, onto or from any Credit Party's owned or leased property and (vi) any violation of Environmental Laws. The obligations of the Borrowers under this Section shall survive the termination of this Agreement and the payment and performance of the Obligations.

               9.8. Numbers of Documents.  All statements, notices,

               closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

               9.9. Accounting.  Except as provided to the contrary

               herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

               9.10.     Severability of Provisions.  Any provision in

               any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

               9.11.     Nonliability of Lenders.  The relationship

               between the Borrowers, on the one hand, and the Lenders and the Agent, on the other, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrowers. Neither the Agent nor any Lender undertakes any responsibility to the Borrowers to review or inform the Borrowers of any matter in connection with any phase of any Credit Party's business or operations.
               The Borrowers agree that neither the Agent nor any Lender shall have liability to any Credit Party (whether sounding in tort, contract or otherwise) for losses suffered by any Credit Party in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.
                Neither the Agent nor any Lender shall have any
               liability with respect to, and each Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by it in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

               9.12.     Confidentiality.  Each Lender agrees to hold

               any confidential information which it may receive from the Borrowers pursuant to this Agreement in confidence, except for disclosure (a) to other Lenders and their respective Affiliates, (b) to legal counsel, accountants, and other professional advisors to that Lender or to a Transferee each of whom shall be subject to the restrictions set forth in this Section, (c) to regulatory officials, (d) to any Person as requested pursuant to or as required by law, regulation, or legal process, (e) to any Person in connection with any legal proceeding to which that Lender is a party, and (f) as permitted by Section 12.4.


               9.13.     New Credit Facilities.  The Borrowers, the

               Agent, and the Lenders agree that on the Closing Date the following transactions shall be deemed to occur automatically, without further action by any party thereto:

               (a) The Original Credit Facilities shall be replaced by the New Credit Facilities and the Original Agreement shall be deemed to be amended, restated and superseded in its entirety in the form of this Agreement; and

               (b) All Indebtedness, liabilities and obligations outstanding under the Original Agreement and the promissory notes delivered thereunder shall, to the extent not paid on the Closing Date, be deemed to be Obligations outstanding hereunder. Each Lender party to the Original Agreement shall, promptly after receipt of its Notes hereunder, return to Astec the promissory notes received by it in connection with the Original Agreement.

               The Borrowers, the Agent, and the Lenders agree that
               (i) this Agreement, the Notes delivered pursuant hereto and the other Loan Documents executed and delivered in connection herewith do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Original Agreement) under the Original Agreement as in effect prior to the restatement Closing Date; (ii) all terms and conditions of the Original Agreement which are amended and restated by this Agreement shall remain effective until such amendment and restatement becomes effective hereunder; and (iii) the representations, warranties and covenants set forth herein shall become effective concurrently with the occurrence of the Closing Date. Notwithstanding the modification effected by this Agreement of the representations, warranties and covenants of Astec contained in the Original Agreement, the Borrowers acknowledge and agree that any choses in action or other rights created in favor of any Lender and its respective successors arising out of the representations and warranties of Astec contained in or delivered (including representations and warranties delivered in connection with the making of Loans, issuance of Facility Letters of Credit or other extensions of credit thereunder) in connection with the Original Agreement, shall survive the execution and delivery of this Agreement; provided that it is understood and agreed that Astec's monetary obligations under the Original Agreement in respect of the loans and letters of credit thereunder are evidenced by this Agreement as provided in Article II hereof.


               9.14. Interest Limitation. Anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, a Borrower shall never be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Agreement, the Notes or any other Loan Document would exceed the highest lawful rate, or if any holder of any Note shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement, the Notes or any other Loan Document to a rate in excess of the highest lawful rate, then (a) the amount of interest that would otherwise be payable under this Agreement, the Notes and the other Loan Documents shall be reduced to the amount allowed under applicable law, and (b) any interest paid in excess of the highest lawful rate shall, at the option of the holder of such Note, be either refunded to the payor or credited on the principal of the Note.

               9.15.     Loan Documents.  In the event of any conflict

               or inconsistency between the terms and provisions of this Agreement and those of any other Loan Document, the terms and provisions of this Agreement shall govern and control to the extent of such conflict or inconsistency.

               9.16.     Interpretation.  In this Agreement and each

               other Loan Document, unless a clear contrary intention appears:

               (a) The singular number includes the plural number and vice versa;

               (b) Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               (c) reference to either gender includes the other gender;

               (d) reference to any agreement (including this Agreement and the Schedules and Exhibits and the other Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Loan Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor; and

               (e) reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                    ARTICLE X

                    THE AGENT


               10.1.     Appointment.  First Chicago is hereby

               appointed by the Lenders as the Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.

               Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (a) does not hereby assume any fiduciary duties to any of the Lenders, (b) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (c) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

               10.2.     Powers.  The Agent shall have and may

               exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

               10.3.     General Immunity.  Neither the Agent nor any

               of its directors, officers, agents or employees shall be liable to any Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

               10.4.     No Responsibility for Loans, Recitals, etc.

               Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered to the Agent and not waived at closing; or (d) the validity, effectiveness or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by a Borrower to the Agent at such time, but is voluntarily furnished by a Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

               10.5.     Action on Instructions of Lenders.  The Agent

               shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or the Lenders, as the case may be, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders and on all holders of Notes. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

               10.6.     Employment of Agents and Counsel.  The Agent

               may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.
                The Agent shall be entitled to advice of counsel
               concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

               10.7.     Reliance on Documents; Counsel.  The Agent

               shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

               10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Revolving Commitments (or, if the Revolving Commitments have been terminated, in proportion to their Revolving Commitments immediately prior to such termination) (a) for any amounts not reimbursed by the Borrowers for which the Agent is entitled to reimbursement by the Borrowers under the Loan Documents, (b) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents and (c) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Agent. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

               10.9. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower in which such Borrower is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

               10.10.    Lender Credit Decision.  Each Lender

               acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on the financial statements prepared by Astec and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

               10.11. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and Astec, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign.
                Upon any such resignation, the Required Lenders shall
               have the right to appoint, on behalf of the Borrowers
               and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrowers and the Lenders, a successor Agent. If the Agent has resigned and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrowers shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the effectiveness of the resignation of the Agent, the resigning Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents.

               10.12. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.






                    ARTICLE XI

                    SETOFF; RATABLE PAYMENTS


               11.1.     Setoff.  In addition to, and without

               limitation of, any rights of the Lenders under applicable law, if any Borrower becomes insolvent, however evidenced, or any Default or Unmatured Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of any Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

               11.2.     Ratable Payments.  If any Lender, whether by

               setoff or otherwise, has payment made to it upon its Loans or participations in Facility Letters of Credit or Swing Line Loans (other than payments received pursuant to Sections 3.1, 3.2, 3.3 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans or participations in Facility Letters of Credit or Swing Line Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans and participations in Facility Letters of Credit. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans, Facility Letters of Credit and Swing Line Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                    ARTICLE XII

                    BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


               12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lenders and their respective successors and assigns, except that (a) no Borrower shall have the right to assign its rights or obligations under the Loan Documents and (b) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (b) of this Section, any Lender may at any time, without the consent of the Borrowers or the Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Lender from its obligations hereunder. The Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

               12.2.     Participations.

               12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any participation in Facility Letters of Credit owned by such Lender, any Note held by such Lender, any Revolving Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by the Borrowers under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrowers and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

               12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan, Facility Letter of Credit, Swing Line Loan or Revolving Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan, Facility Letter of Credit, Swing Line Loan or Revolving Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan, Facility Letter of Credit, Swing Line Loan or Revolving Commitment, releases any guarantor of any such Loan, Facility Letter of Credit or Swing Line Loan or releases any substantial portion of collateral, if any, securing any such Loan, Facility Letter of Credit or Swing Line Loan.

               12.2.3.   Benefit of Setoff.  The Borrowers agree that

               each Participant shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in
               Section 11.1 with respect to the amount of

               participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with
               Section 11.2 as if each Participant were a Lender.


               12.3.     Assignments.


               12.3.1.   Permitted Assignments.  Any Lender may, in

               the ordinary course of its business and in accordance with applicable law, and with the consent of the Agent and the Issuer, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided that no such assignment shall be of less than $5,000,000 of such selling Lender's Revolving Commitment or (if the Aggregate Commitment has been terminated) of aggregate principal amount of such selling Lender's Loans, unless such assignment is of the entire remaining amount of such selling Lender's Revolving Commitment and Loans. All assignments shall include a pro rata portion of such Lender's Tranche A Commitment (and the Tranche A Loan Obligations) and Tranche B Commitment (and the Tranche B Revolving Loans). Such assignment shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties thereto and the Agent. The consent of the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof.

               12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of a notice of assignment, substantially in the form attached as Annex I to Exhibit E hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Revolving Commitment, Loans, participation in Facility Letters of Credit and Swing Line Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrowers, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment, Loans, participation in Facility Letters of Credit and Swing Line Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrowers shall make appropriate arrangements so that replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Revolving Commitment, as adjusted pursuant to such assignment. In addition, within a reasonable time after the effective date of any assignment, the Agent shall, and is hereby authorized and directed to, revise
               Schedule 1 reflecting the revised Percentages of each of the Lenders and shall distribute such revised
               Schedule 1 to each of the Lenders and Astec and such revised Schedule 1 shall replace the old Schedule 1 and become part of this Agreement.

               12.4.     Dissemination of Information.  The Borrowers

               authorize each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a

               "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Credit Parties; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.12 of this Agreement.


               12.5.     Tax Treatment.  If any interest in any Loan

               Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.9.


                    ARTICLE XIII

                    NOTICES


               13.1.     Giving Notice.  Except as otherwise permitted

               by Section 2.6 with respect to borrowing notices, any

               notice required or permitted to be given under this Agreement shall be sent by United States mail, telegraph, telex, FAX or nationally established overnight courier service, and shall be deemed received
               (a) when received by the addressee if sent via the United States mail, postage prepaid, (b) when delivered to the appropriate office or machine operator for transmission, charges prepaid, if sent by telegraph or telex (answerback confirmed in the case of telexes),
               (c) when receipt thereof by the addressee is confirmed by telephone if sent by FAX and (d) one (1) business day after delivery to an overnight courier service, if sent by such service, in each case addressed to the relevant party at the address set forth for such party on the signature pages hereto or at such other address as may be designated by such party in a notice to the other parties.

               13.2.     Change of Address.  A Borrower, the Agent and

               any Lender may change the address for service of notice upon it by a notice in writing to the other parties hereto.


                    ARTICLE XIV

                    COUNTERPARTS


               This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrowers, the Agent and the Lenders and each party has either notified the Agent, by telex or telephone, that it has taken such action.

                    ARTICLE XV

                    CHOICE OF LAW, CONSENT TO JURISDICTION, WAIVER OF
               JURY TRIAL


               15.1.     CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER

               THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

               15.2.     CONSENT TO JURISDICTION.  EACH BORROWER

               HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND EACH BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION ANY BORROWER MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

               15.3.     WAIVER OF JURY TRIAL.  EACH BORROWER, THE

               AGENT AND EACH LENDER HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.




                    ARTICLE XVI

                    ASTEC GUARANTY


               16.1.     Guaranty of Payment and Performance of

               Obligations of AFS.  Astec hereby guarantees to the

               Agent and the Lenders, as a primary obligor and not merely as a surety, the full and punctual payment when due (whether at maturity, by acceleration or otherwise), as well as the performance, of all of the Obligations incurred or owed by or chargeable to AFS (the "AFS Obligations"). Astec's obligation under this
               Article XVI is an absolute, unconditional and

               continuing guaranty of the full and punctual payment and performance of all of the AFS Obligations and not of their collectability only and is in no way conditioned upon any requirement that the Agent or the Lenders first attempt to collect any of the AFS Obligations from AFS or resort to any collateral security, any balance of any deposit account or credit on the books of any Lender in favor of AFS or any other Person or other means of obtaining payment. Should AFS default in the payment or performance of any of the AFS Obligations, the Agent may cause the obligations of Astec (as guarantor) hereunder with respect to such AFS Obligations to become forthwith due and payable to the Agent and the Lenders, without demand or notice of any nature, all of which are expressly waived by Astec.

               16.2. Additional Amounts. Astec further agrees, as the primary obligor and not as a guarantor only, to pay to the Agent and the Lenders, forthwith upon demand in funds immediately available to the Agent and the Lenders, all reasonable costs and expenses (including court costs and legal fees and expenses) incurred or expended by the Agent and the Lenders in connection with the AFS Obligations, this Article XVI and the enforcement thereof, together with interest on amounts recoverable under this Article XVI from the time when such amounts become due until payment, at a rate of interest equal to the rate after default for Floating Rate Advances set forth in Section 2.2.8.


               16.3. Waivers by Astec: Agent's and Lenders' Freedom to Act. Astec waives notice of acceptance of this Article XVI, notice of any action taken or omitted by the Agent or any Lender in reliance on this Article XVI, and any requirement that the Agent or the Lenders be diligent or prompt in making demands under this
               Article XVI, giving notice of any default by AFS or asserting any other rights of the Agent or any Lender under this Article XVI. Astec also irrevocably waives all defenses that at any time may be available in respect of the AFS Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. Astec also irrevocably waives any benefit of any collateral which may from time to time secure the AFS Obligations and authorizes the Agent and the Lenders to take any action or exercise any remedy with respect thereto which they in their discretion shall determine, without notice to Astec. Astec agrees that the validity and enforceability of this Article XVI shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the AFS Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the AFS Obligations or any part thereof or any agreement relating thereto, or any collateral securing the AFS Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the AFS Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any Person with respect to the AFS Obligations or any part thereof; (e) the enforceability or validity of the AFS Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the AFS Obligations or any part thereof; (f) the application of payments received from any source to the payment of Indebtedness other than the AFS Obligations, any part thereof or amounts which are not covered by this Article XVI even though the Lenders or the Agent might lawfully have elected to apply such payments to any part or all of the AFS Obligations or to amounts which are not covered by this
               Article XVI or (g) the existence of any claim, setoff

               or other rights which Astec may have at any time against any of AFS in connection herewith or any unrelated transaction, all whether or not Astec shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (g) of this Section 16.3.


               16.4. Unenforceability of AFS Obligations Against AFS. Notwithstanding (a) any change of ownership of AFS or the insolvency, bankruptcy or any other change in the legal status of AFS; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the AFS Obligations; (c) the failure of AFS or the undersigned to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with AFS Obligations or this Article XVI, or to take any other action required in connection with the performance of all obligations pursuant to the AFS Obligations or this
               Article XVI; or (d) if any of the moneys included in the AFS Obligations have become irrecoverable from AFS for any other reason other than indefeasible payment in full of the AFS Obligations in accordance with their terms, this Article XVI shall nevertheless be binding on Astec. This Article XVI shall be in addition to any other guaranty or other security for the AFS Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the AFS Obligations is stayed upon the insolvency, bankruptcy or reorganization of AFS, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with the AFS Obligations shall be immediately due and payable by Astec.

               16.5. Subrogation; Subordination. Astec shall not enforce or otherwise exercise any right of subrogation to any of the rights of any Lender against AFS until all of the AFS Obligations are indefeasibly paid in full. The payment of any amounts due with respect to any indebtedness of AFS now or hereafter owed to Astec is hereby subordinated to the prior payment in full of all of the AFS Obligations. Astec agrees that, after the occurrence of any default in the payment or performance of any of the AFS Obligations, Astec will not demand, sue for or otherwise attempt to collect any such indebtedness of AFS to Astec until all of the AFS Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, Astec shall collect, enforce or receive any amounts in respect of such indebtedness while AFS Obligations are still outstanding, such amounts shall be collected, enforced and received by Astec as trustee for the Agent and the Lenders and be paid over to the Agent on account of the AFS Obligations without affecting in any manner the liability of Astec under the other provisions of this
               Article XVI. The provisions of this Section 16.5 shall be supplemental to and not in derogation of any rights and remedies of the Agent and the Lenders under any separate subordination agreement which the Agent and the Lenders may at any time and from time to time enter into with Astec.

               16.6. Termination. Astec's obligations hereunder shall continue in full force and effect until AFS Obligations are indefeasibly paid in full and this Agreement is terminated, provided that this Article XVI shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the AFS Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of AFS, or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not the Lenders or the Agent is in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the AFS Obligations shall impair, affect, be a defense to or claim against the obligations of Astec under this
               Article XVI.


               16.7.     Effect of Bankruptcy.  Astec's obligations

               under this Article XVI shall survive the insolvency of

               AFS and the commencement of any case or proceeding by or against AFS under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any AFS is subject shall postpone the obligations of Astec under this Article XVI.

               16.8.     Setoff.  Regardless of the other means of

               obtaining payment of any of the AFS Obligations, each of the Agent and the Lenders is hereby authorized at any time and from time to time, without notice to Astec (any such notice being expressly waived by Astec) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of Astec under this Article XVI, whether or not the Agent and the Lenders shall have made any demand under this Article XVI and although such obligations may be contingent or unmatured.
               16.9.     Further Assurances.  Astec agrees to do all

               such things and execute all such documents as the Agent and the Lenders may consider necessary or desirable to give full effect to this Article XVI and to perfect and preserve the rights and powers of the Agent and the Lenders hereunder.

               IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.

               ASTEC INDUSTRIES, INC.

               By: /s/ Richard W. Bethea, Jr.

               Print Name: Richard W. Bethea, Jr.

               Title: Secretary / Corporate Counsel / Vice President

               Address:  4101 Jerome Avenue
               Chattanooga, Tennessee 37407
               Telecopy: (423) 867-4127
               Telephone:(423) 867-4210
               Attention:     F. McKamy Hall


               ASTEC FINANCIAL SERVICES, INC.

               By:  Albert E. Guth

               Print Name: Albert E. Guth

               Title: President

               Address:  6400 Lee Highway, Suite 107
               Chattanooga, Tennessee 37421
               Telecopy: (423) 899-4456
               Telephone:     (423) 899-5898
               Attention:     Albert E. Guth

               For purposes of Section 2.11:

               TRENCOR, INC.

               By: /s/ Richard W. Bethea, Jr.

               Print Name: Richard W. Bethea, Jr.

               Title: Secretary

               Address:  4101 Jerome Avenue
                         Chattanooga,  Tennessee 37407
               Telecopy: (423) 867-4127
               Telephone:     (423) 867-4210
               Attention:     F. McKamy Hall
               IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.

               THE FIRST NATIONAL BANK OF CHICAGO,
               individually and as Agent


               By: /s/ David T. McNeela
               Print Name: David T. McNeela
               Title: Authorized Agent
               Address:  One First National Plaza
               Chicago, Illinois 60670
               Telecopy: (312) 732-5296
               Telephone:     (312) 732-5730
               Attention:     David T. McNeela



              IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.


              FIRST AMERICAN NATIONAL BANK


              By: /s/ Mary E. Buckner
              Print Name: Mary E. Buckner
              Title: Vice President

              Address:  One Union Square, Suite 100 Cattanooga,
              Tennessee  37402
              Telecopy: (423) 755-6014
              Telephone:     (423) 755-6022
              Attention:     Mary Buckner


              IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have executed this Agreement as of the date first above written.


              AMSOUTH BANK


              By: /s/ R. Ryan Murphy III
              Print Name: R. Ryan Murphy III
              Title: Sr. Vice President

              Address:  601 Market Center
              Cattanooga, Tennessee  37402
              Telecopy: (423) 756-1576
              Telephone:     (423) 756-4600
              Attention:     Nowlin Randolph



               SECOND AMENDED AND RESTATED GUARANTY

               THIS SECOND AMENDED AND RESTATED GUARANTY (this
               "Guaranty") is made as of November 24, 1997 by each of the undersigned entities (each, a "Guarantor" and collectively, the "Guarantors"), in favor of The First National Bank of Chicago, Agent, for the ratable benefit of the Lenders (as defined in the Credit
               Agreement referred to below), and the Lenders.


                    RECITALS


               A. Pursuant to a Second Amended and Restated Credit Agreement dated of even date herewith (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") executed by Astec Industries, Inc., a Tennessee corporation ("Astec") and Astec Financial Services, Inc., a Tennessee corporation ("AFS" and collectively with Astec, the "Borrowers"), the Lenders have agreed to extend credit in the form of a revolving credit facility to the Borrowers in an aggregate principal amount of up to $70,000,000 (collectively, the "Credit"), subject to the terms and conditions and for the purposes set forth in the Credit Agreement.

               B. Each of the Guarantors is a wholly-owned subsidiary of Astec and will therefore receive direct and substantial benefit and substantial support from Astec as a result of the Lenders making available the Credit.

               C. In order to induce the Lenders to make available the Credit and enter into the Credit Agreement, which each Guarantor acknowledges the Lenders are doing in reliance on this Guaranty, the Guarantors have entered into this Guaranty as set forth below.


                    AGREEMENT


               NOW, THEREFORE, for and in consideration of the matters set forth in the Recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor agrees for the benefit of the Lenders as follows:

               1.   Definitions.  Any defined terms used herein,

               unless otherwise specified, shall have the meanings attributed to them in the Credit Agreement.

               2.   Type of Guaranty and Obligations Covered.  Each

               Guarantor, as primary obligor, and not as surety only, hereby absolutely, irrevocably, jointly and severally, unconditionally and continually guarantees to the Lenders prompt payment when due, whether by acceleration or otherwise, by each Borrower (or its successors in interest, including without limitation assignees, transferees, debtor in possession and trustee in bankruptcy) of any and all liabilities and obligations of each Borrower to the Lenders under the Credit Agreement, the Notes and the other Loan Documents, whether such liabilities are direct or indirect, absolute or contingent, joint, several or independent, now existing or hereafter created, due or to become due, and any and all extensions or renewals thereof, together with all costs and expenses, including without limitation attorneys' fees and disbursements, incurred by the Agent and the Lenders in collecting and enforcing any of such liabilities and enforcing this Guaranty (collectively, the "Guaranteed Obligations"). The obligations of AFS as a guarantor hereunder shall not be limited or impaired because AFS is also a Borrower and this Guaranty as it relates to AFS only shall be a guaranty of all Guaranteed Obligations relating to Astec.

               3.   Continuing Guaranty; No Discharge for Invalidity

               of Underlying Obligation; Term of Guaranty; Rescinded

               Payments.


               (a) This Guaranty shall be a continuing guaranty and remain in full force and effect, notwithstanding intervening events of any kind, until the Guarantors or the Borrowers have performed each of the Guaranteed Obligations. No invalidity, irregularity or unenforceability of any or all of the Guaranteed Obligations, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any Guarantor or the Borrowers shall affect, impair, or be a defense to this Guaranty, which shall in every respect be construed as a primary obligation of each Guarantor. Each Guarantor waives any and all defenses, other than payment, which may be available to the Borrowers with respect to the Guaranteed Obligations and agrees not to assert any such defense hereunder. Each Guarantor agrees that it shall not be released from its obligations hereunder by reason of any amendment to or alteration of the terms and conditions of the Credit Agreement or any of the other Loan Documents or the indebtedness arising thereunder, nor shall such Guarantor's obligations hereunder be altered or impaired by (i) any Default or other default by a Borrower under the Credit Agreement or any of the other Loan Documents, (ii) any delay of the Lenders in enforcing the terms and obligations of the Credit Agreement or any of the other Loan Documents, (iii) any waiver by the Lenders of any Default or other default by a Borrower under the Credit Agreement or any of the other Loan Documents, or (iv) the exercise of any remedies by the Agent or the Lenders under the Credit Agreement or any of the other Loan Documents.

               (b) If at any time all or any part of any payment theretofore applied by a Lender to any of the Guaranteed Obligations is or must be rescinded or returned by such Lender for any reason whatsoever, including without limitation as a voidable preference or transfer or pursuant to a settlement agreement or compromise effected by such Lender with a claimant, such Guaranteed Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by such Lender, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, as to such Guaranteed Obligations, all as though such application by such Lender had not been made.

               4.   Waivers by Guarantors.  Each Guarantor hereby

               expressly waives: (a) notice of the acceptance by the Agent and the Lenders of this Guaranty, (b) notice of the existence or creation or nonpayment of all or any of the Guaranteed Obligations, (c) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever, either in respect of this Guaranty or any or all of the Guaranteed Obligations,
               (d) all diligence in collection or protection of, or realization upon, the Guaranteed Obligations, any obligations hereunder, or any security for or guaranty of any of the foregoing, (e) any requirement on the part of the Lenders to mitigate the damages resulting from the default of a Borrower, (f) the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws, and (g) any obligation the Lenders may have to disclose to such Guarantor any facts the Lenders now or hereafter may know or have reasonably available to them regarding a Borrower or its financial condition, whether or not the Lenders have a reasonable opportunity to communicate such facts or have reason to believe that any such facts are unknown to such Guarantor or materially increase the risk to such Guarantor beyond the risk such Guarantor intends to assume hereunder. Each Guarantor also expressly waives any requirement that the Lenders first commence any action or assert any right against a Borrower or any other obligor, enforce any right against any security securing any of the Guaranteed Obligations, or join the Borrowers in any action the Lenders may bring against such Guarantor under this Guaranty. Each Guarantor acknowledges that the Lenders have no obligation to obtain, perfect or retain a security interest in any property to secure any of the Guaranteed Obligations.

               5. Lender Indulgences; Forbearance and Consents Relating to the Borrowers. The Lenders may, at any time and from time to time, whether before or after any discontinuance of this Guaranty, without the consent of or notice to any Guarantor, except such notice as may be required by applicable statute and cannot be waived, without incurring responsibility to any Guarantor, and without impairing or releasing the obligations of any Guarantor hereunder, upon any terms or conditions, take any or all of the following actions (which may or could have the effect of changing the risk hereby undertaken by the Guarantors), to each of which actions each Guarantor hereby consents: (a) change the manner, place or terms of performance of any of the Guaranteed Obligations, (b) change, extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Guaranteed Obligations, (c) release, settle, subordinate or compromise any obligation of the Borrowers, any Guarantor or any other guarantor with respect to any of the Guaranteed Obligations, (d) grant any indulgence or forbearance to a Borrower or consent to any action or failure to act of a Borrower, which, in the absence of the Lenders' consent, violates or may be deemed to violate any agreements of a Borrower with respect to any or all of the Guaranteed Obligations,
               (e) retain or obtain a security interest in any property to secure any of the Guaranteed Obligations or any obligation hereunder, (f) sell, substitute, exchange, release, surrender, realize upon or otherwise deal with in any manner all or any part of any property securing any of the Guaranteed Obligations or any obligation hereunder, (g) retain or obtain, or release or compromise, the primary or secondary obligations of any obligor or obligors, including without limitation any Guarantor or any other guarantor, with respect to any of the Guaranteed Obligations, (h) exercise or refrain from exercising any rights against a Borrower or others (including without limitation any Guarantor or any other guarantor) or otherwise act or refrain from acting, (i) apply any sums paid or realized to any Guaranteed Obligations regardless of what Guaranteed Obligations remain unpaid, (j) without limitation in any way to Section 8 below, act or fail to act in any manner referred to in this Guaranty which may deprive any Guarantor of its right to subrogation against a Borrower to recover full indemnity for any payments made pursuant to this Guaranty and (k) resort to any Guarantor for payment of any of the Guaranteed Obligations, whether or not the Lenders shall have resorted to any property securing any of the Guaranteed Obligations or any obligation hereunder or shall have proceeded against a Borrower or any other obligor, including any Guarantor, or any other guarantor primarily or secondarily obligated with respect to any of the Guaranteed Obligations.

               6. Set-off. Each Guarantor agrees that it shall make no claim or setoff, defense, recoupment or counterclaim of any sort whatsoever, nor shall such Guarantor seek to impair, limit or defeat in any way its obligations hereunder. Each Guarantor hereby waives any right to such a claim in limitation of its obligations hereunder.

               7. Representations and Warranties. Each Guarantor makes the following representations and warranties to the Lender, which (i) shall survive the execution and delivery of this Guaranty and (ii) shall be deemed to have been renewed upon each Borrowing Date under the Credit Agreement.

               (a) Such Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority, including without limitation all licenses, registrations, permits, franchises, patents, copyrights, trademarks, tradenames, consents and approvals, to own its property and assets and consummate the transactions contemplated hereby and to conduct its business, and is qualified to do business and is in good standing in each jurisdiction in which its business is conducted and where such qualification is necessary.

               (b) Such Guarantor has the corporate power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder. The execution and delivery by such Guarantor of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Guaranty constitutes the legal, valid and binding obligation of such Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

               (c) Neither the execution and delivery by such Guarantor of this Guaranty, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Guarantor or its articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder.

               (d) Such Guarantor is not insolvent and the execution and delivery of this Guaranty will not render it insolvent.

               8. Application of Payments; Waiver and Subordination of Claims; Noninterference.


               (a) Subject to the terms of the Credit Agreement, any amounts received by a Lender from whatever source on account of the Guaranteed Obligations may be applied by it toward the payment of such of the Guaranteed Obligations, and in such order of application, as such Lender may from time to time elect in its sole discretion.

               (b) Each Guarantor hereby waives any claim or other right, contingent or otherwise, which such Guarantor may now have or hereafter acquire against the Borrowers or any other Person that is primarily or contingently liable on the Guaranteed Obligations, including without limitation any right of subrogation, reimbursement, exoneration, contribution, indemnification or any right to participate in any claim or remedy of the Lenders against the Borrowers or any collateral security therefor, which the Lenders now have or hereafter acquire, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including without limitation claims arising under the Bankruptcy Code (as hereafter defined).

               (c) Each Guarantor hereby agrees that neither such Guarantor, nor any of such Guarantor's agents, attorneys or employees will interfere in such Guarantor's behalf in any way with the enforcement by the Lender of any of its rights under this Guaranty.

               9.   Limitation on Obligations.


               (a) It is the intention of each of the Guarantors and the Lenders that, with respect to each Guarantor, such Guarantor's obligations hereunder shall be in, but not in excess of, as of any date, the greater of the following (such greater amount determined hereunder being the relevant Guarantor's "Maximum Liability"):
               (i) the aggregate amount of all monies received by such Guarantor from the Borrowers after the date hereof (whether by loan, capital infusion or other means), or
               (ii) the maximum amount (such amount being a Guarantor's "Alternative Limitation") not subject to avoidance under Title 11 of the United States Code, as same may be amended from time to time, or any applicable state law (collectively, the "Bankruptcy Code"). To that end, but as to the Alternative Limitation of the Guarantors, only to the extent such obligations would otherwise be subject to avoidance under the Bankruptcy Code if a Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, any Guarantor's obligations hereunder shall be reduced to that amount which, after giving effect thereto, would not render such Guarantor insolvent, or leave such Guarantor with an unreasonably small capital to conduct its business, or cause such Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code. As used herein, the terms "insolvent" and "unreasonably small capital" shall likewise be determined in accordance with the Bankruptcy Code. This Section 9(a) with respect to the Alternative Limitation of the Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent not subject to avoidance under the Bankruptcy Code, no Guarantor or any other Person shall have any right or claim under this Section 9(a) with respect to the Alternative Limitation, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code.

               (b) Each of the Guarantors agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor, and may exceed the aggregate Maximum Liability of all other Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Guarantor's obligations hereunder beyond its Maximum Liability.
               (c) In the event any Guarantor (a "Paying Guarantor") shall make any payment or payments under this Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Guaranty, each other Guarantor (each, a "Non-Paying Guarantor") shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Guarantor. For the purposes hereof, each Non-Paying Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder). Nothing in this Section 9(c) shall affect any

               Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Guarantor's Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this
               Section 9(c) are for the benefit of both the Agent and

               the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

               10.  Guaranty to Inure to Benefit of Assignees of

               Guaranteed Obligations. Subject to the terms of the Credit Agreement, a Lender may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to any Guarantor, assign or transfer any or all of such Lender's Percentage of the Guaranteed Obligations (the "Transferred Guaranteed Obligations") or any interest therein. Notwithstanding any such assignment or transfer or any subsequent further assignment or transfer thereof, such Transferred Guaranteed Obligations shall be and remain Guaranteed Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Transferred Guaranteed Obligations or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Transferred Guaranteed Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were a Lender hereunder, provided, however, that unless the Lender transferring such Transferred Guaranteed Obligations shall otherwise consent in writing, such Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty for the benefit of such Lender as to those of the Guaranteed Obligations which such Lender has not assigned or transferred or which are then owed to the Lender.

               11. Agent Lien. All funds received from any source now or hereafter in the possession (all remittances to be deemed in the possession of the Agent as soon as the same is put in transit to it by mail or carrier) or custody of the Agent (it being understood that such funds shall be limited to the balance of any account, whether general or special or for any specific purpose, of or for the account of any Guarantor, or in or as to which any Guarantor may have any interest or power, including without limitation power of hypothecation or disposition), and all claims of any description of any Guarantor against the Agent, shall be held by the Agent as security for any and all liabilities created by this Guaranty. If any event shall occur causing the acceleration of the Guaranteed Obligations or if any liability of any Guarantor under this Guaranty shall become due and owing for any reason, the Agent may at its option appropriate and apply any or all present and future credit balances of such Guarantor, in whatever currencies may be held by the Agent and whether held in general or special accounts or for any specific purpose, or any other present or future claim of such Guarantor against the Agent, toward the payment and extinguishment of the Guaranteed Obligations.

               12. Costs. Each Guarantor hereby agrees to pay any and all costs and expenses, including without limitation attorneys' fees and disbursements, which may be incurred by the Agent and the Lenders in connection with the enforcement, modification or waiver of this Guaranty.

               13. Loan Documents. Each Guarantor acknowledges that a copy of the Credit Agreement, the Notes and the other Loan Documents have been made available to it and that it is familiar with their contents.

               14. Bankruptcy. In the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to a Borrower or any other Guarantor, no limitation on such Borrower's liability under the Notes, the Credit Agreement or any of the other Loan Documents that may now or hereafter be imposed by any federal, state or other statute, law, regulation, or judicial or administrative determination applicable to such proceedings shall in any way limit the obligation hereunder of any Guarantor which obligation is coextensive with the liability of the Borrowers as set forth in the Credit Agreement and the other Loan Documents without regard to any such limitation. Each Guarantor shall promptly file in any bankruptcy or other proceeding in which the filing of claims is required by law all claims and proofs of such claims which such Guarantor may have against a Borrower, and will collaterally assign to the Lenders or their nominee(s) all rights of such Guarantor thereunder. In all such cases, any party authorized to pay any such claim shall pay to the Lenders or their nominee(s) the full amount thereof.

               15. Amendment. No modification, waiver, amendment, discharge or change of this Guaranty shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

               16.  Successors and Assigns.  The duties and
               obligations of each Guarantor under this Guaranty shall be binding upon such Guarantor's heirs, legal representatives, executors, administrators, successors and assigns. No Guarantor may assign or delegate any of its duties or obligations under this Guaranty without first obtaining the express prior written consent of the Agent.

               17. Notices. Except as otherwise expressly provided herein, any notice, demand, request or other communication which any party hereto may be required or may desire to give under this Guaranty shall be in writing and shall be given in the manner set forth in the Credit Agreement, and if to the Agent or any Lender, addressed as set forth in the Credit Agreement, and if to a Guarantor, addressed c/o Astec Industries, Inc. at the address set forth for Astec in the Credit Agreement.

               18. Place of Payment. Unless otherwise directed by the Agent or the Lenders, payment hereunder shall in each case be made at the place of payment of the Guaranteed Obligations set forth in the Loan Documents in respect to which such payment hereunder is made.

               19. Headings. Section headings in this Guaranty are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Guaranty.

               20. Entire Agreement. This Guaranty embodies the entire agreement and understanding between the Guarantors, the Agent and the Lenders and supersedes all prior agreements and understandings between the Guarantors, the Agent and the Lenders relating to the subject matter hereof.

               21. Severability of Provisions. Any provision in this Guaranty that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Guaranty are declared to be severable.

               22. CHOICE OF LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

               23. CONSENT TO JURISDICTION. EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY AND EACH GUARANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY GUARANTOR AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

               24. WAIVER OF JURY TRIAL. EACH GUARANTOR, THE AGENT AND EACH LENDER HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE LENDERS MAKING AVAILABLE THE CREDIT.

               25. Taxes. All payments required to be made by any of the Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof.

               26. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of a Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Lenders.

               27. Counterparts. This Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one agreement.

                    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



              IN WITNESS WHEREOF, Each Guarantor has executed and delivered this Guaranty as of the date first written above.


 HEATEC, INC.                        TELSMITH, INC.


By: /w/ Richard W. Bethea, Jr.          By:  /s/ Richard W. Bethea, Jr.
Its: Secretary                          Its: Secretary


ROADTEC, INC.                         ASTEC TRANSPORTATION, INC.
By: /w/ Richard W. Bethea, Jr.        By:  /s/ Richard W. Bethea, Jr.
Its: Secretary                        Its: Secretary


TRENCOR, INC.                          PRODUCTION ENGINEERED PRODUCTS, INC.
By: /w/ Richard W. Bethea, Jr.         By:  /s/ Richard W. Bethea, Jr.
Its: Secretary                         Its: Secretary


ASTEC, INC.                            CEI ENTERPRISES, INC.
By: /s/ Richard W. Bethea, Jr.         By:  /s/ Richard W. Bethea, Jr.
Its: Secretary                         Its: Secretary


ASTEC FINANCIAL SERVICES, INC.         ASTEC INVESTMENTS, INC.
By: /s/ Albert E. Guth                 By: /s/ Richard W. Bethea, Jr.
Its: President                         Its: Secretary

                                 EXHIBIT 10.104

Asset Purchase Agreement dated October 16, 1997 between Portec, Inc. and Astec Industries, Inc.

                             ASSET PURCHASE AGREEMENT

                                       BETWEEN

                                   PORTEC, INC.

                                        AND

                              ASTEC INDUSTRIES, INC.


                           Dated as of October 16, 1997


                                 TABLE OF CONTENTS
                                                                     Page

          ARTICLE 1.PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES 1
               1.1  Purchase and Sale of Assets ........................1
               1.2  Excluded Assets ....................................2
               1.3  Assumption of Liabilities ..........................3
               1.4  Excluded Liabilities ...............................3
               1.5  Purchase Price .....................................3
               1.6  Allocation of Purchase Price .......................3
               1.7  Purchase Price Adjustment ..........................4

          ARTICLE 2. .........................................THE CLOSING  5
               2.1  Time and Place of Closing ..........................5
               2.2  Deliveries by Buyer ................................5
               2.3  Deliveries by Seller ...............................5
               2.4  Deliveries by Seller and Buyer .....................6

          ARTICLE 3. ............REPRESENTATIONS AND WARRANTIES OF SELLER  6
               3.1  Corporate Organization and Qualification ...........6
               3.2  Corporate Authority ................................6
               3.3  No Violation .......................................6
               3.4  Governmental Consents ..............................7
               3.5  Financial Statements ...............................7
               3.6  Absence of Undisclosed Liabilities .................7
               3.7  Inventories ........................................7
               3.8  Taxes ..............................................8
               3.9  Properties .........................................8
               3.10 Significant Contracts ..............................8
               3.11 No Defaults ........................................9
               3.12 Compliance with Laws ...............................9
               3.13 Litigation ........................................10
               3.14 Employee Benefits .................................10
               3.15 Environmental Protection ..........................10
               3.16 Labor Matters .....................................11
               3.17 Intellectual Property .............................11
               3.18 Absence of Material Changes .......................11
               3.19 Brokers and Finders' Fee ..........................13
               3.20 Complete Rights ...................................13

          ARTICLE 4. .............REPRESENTATIONS AND WARRANTIES OF BUYER  13
               4.1  Organization and Qualification ....................13
               4.2  Corporate Authority ...............................13
               4.3  No Violation ......................................13
               4.4  Governmental Consents .............................14
               4.5  Litigation ........................................14
               4.6  Commitment for Funds ..............................14
               4.7  Finders' Fee ......................................14

          ARTICLE 5. .....................AGREEMENTS PRIOR TO THE CLOSING  14
               5.1  Actions Pending Closing ...........................14
               5.2  Access and Rights of Inspection ...................15
               5.3  Confidentiality ...................................15
               5.4  HSR Act ...........................................15
               5.5  Fulfillment of Conditions .........................16
               5.6  Notice ............................................16

          ARTICLE 6. ..........................................CONDITIONS  16
               6.1  Conditions to the Obligations of Buyer ............16
               6.2  Conditions to the Obligations of Seller ...........17

          ARTICLE 7. ...............................ADDITIONAL AGREEMENTS  17
               7.1  Further Assurance; Nonassignable Contracts ........17
               7.2  Employees and Employee Benefits ...................18
               7.3  Collection of Receivables .........................21
               7.4  Bulk Sales Laws ...................................21
               7.5  Cooperation .......................................21
               7.6  Tax Matters .......................................22
               7.7  Confidential Information ..........................22

          ARTICLE 8. ............................TERMINATION OF AGREEMENT  22
               8.1  Termination .......................................22
               8.2  Effect of Termination .............................23

          ARTICLE 9. .......................................MISCELLANEOUS  23
               9.1  Fees and Expenses .................................23
               9.2  Special Taxes .....................................23
               9.3  Amendment .........................................23
               9.4  Waiver ............................................23
               9.5  Correspondence ....................................23
               9.6  Governing Law .....................................23
               9.7  Notices ...........................................23
               9.8  Non-survival    of    Representations,    Warranties,
          Covenants and Agreements ....................................24
               9.9  Entire Agreement ..................................24
               9.10 Assignability .....................................25
               9.11 Publicity and Disclosures .........................25
               9.12 Headings ..........................................25
               9.13 Counterparts ......................................25





                                 LIST OF EXHIBITS

          Exhibit


          Exhibit A Agreement for Assumption of Liabilities
          Exhibit B Assignment and Bill of Sale
          Exhibit C Covenant Not to Compete



                             ASSET PURCHASE AGREEMENT



               This ASSET PURCHASE AGREEMENT (the "Agreement"), dated October 16, 1997, is entered into by and between Astec Industries, Inc., a Tennessee corporation ("Buyer"), and Portec, Inc., a Delaware corporation ("Seller").

               WHEREAS, Seller, through its Construction Equipment Division (the "Division"), manufactures, sells and distributes equipment used in the construction industry and the environmental remediation industry; and

               WHEREAS, Buyer desires to purchase, and Seller desires to sell, those assets and properties of Seller that constitute a significant portion of the assets of the Division, for the consideration specified herein and subject to the assumption by Buyer of certain liabilities and obligations of and relating to the Division;

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, each intending to be legally bound, hereto agree as follows:

          ARTICLE 1. PURCHASE  AND  SALE  OF  ASSETS;  ASSUMPTION  OF
                     LIABILITIES

               1.1  Purchase  and  Sale  of  Assets

          Subject  to  the
          provisions of this Agreement, Seller agrees to sell, transfer, convey and assign to Buyer or a designated subsidiary of
          Buyer, and Buyer agrees to purchase, accept and acquire directly or through a designated subsidiary from Seller for the consideration specified herein, at the Closing (as hereinafter defined) all of Seller's right, title and interest in and to the assets and properties used by it exclusively in connection with the business of the Division and owned or leased by it immediately prior to the time of the Closing, of every kind, nature and description, real, personal or mixed, tangible or intangible, wherever located, except for the Excluded Assets described in Section 1.2 (collectively, the "Subject Assets"). Without in any way limiting the generality of the foregoing, the Subject Assets shall include all of the assets and properties of Seller reflected on the Division's Balance Sheet dated as of August 31, 1997 (the "August 31, 1997 Balance Sheet"), plus all assets and properties relating to the business of the Division that may have been acquired in the ordinary course of business by Seller subsequent to the date of the August 31, 1997 Balance Sheet, less all assets and properties relating to the business of the Division that may have been disposed of in the ordinary course of business subsequent to the date of the August 31, 1997 Balance Sheet, and shall include all of the following types of assets and properties held or used by Seller in the conduct of the business of the Division and owned or leased by it immediately prior to the time of the Closing:

               (a) All notes and accounts receivable, trade accounts, contract receivables, employee advances and other debts owing to Seller in connection with the Division;

               (b) All machinery and equipment, vehicles, tools, office furniture, supplies, and all other tangible personal property owned or leased by Seller and used exclusively in connection with the Division at Seller's Yankton, South Dakota facility (the "Tangible Personal Property"), including, without limitation, the Tangible Personal Property set forth on
          Schedule 1.1(b);

               (c) All real property set forth on Schedule 1.1(c), together with the buildings, structures and other improvements thereon and other interests therein owned by Seller and used in connection with the Division (the "Real Estate");

               (d) All inventories, including raw materials, work-in-process and finished goods, and supplies owned by Seller and relating to the Division (the "Inventories");

               (e) All prepaid claims, prepaid taxes and other prepaid expense items and deferred charges, credits, advance payments, security and other deposits of Seller relating exclusively to the Division;

               (f)  To the  extent transferable,  all of Seller's  rights and interests under all contracts, agreements, leases, mortgages, licenses, unfilled purchase orders and unfilled sales orders relating exclusively to the Division, including but not limited to the Significant Contracts (as hereinafter defined) set forth on Schedule 3.10;

               (g) To the extent transferable, all consents, registrations, approvals, permits, licenses, orders or authorizations issued to Seller by any governmental or regulatory authority of the United States, the several states or any foreign jurisdiction and relating exclusively to the Division ("Permits");

               (h) All trademarks, trade names, brand names, logos, service marks, copyrights, designs, inventions, patents, patent applications, patent rights, licenses, sublicenses, franchises, formulas, processes, product specifications, research records, trade secrets, technology, know-how and other proprietary rights and intellectual property owned by Seller or in which Seller has rights and used by Seller exclusively in connection with the Division, excluding all trademarks, trade names, brand names, logos, service marks and other intellectual property which use the name "Portec" (collectively, the "Intellectual Property");

               (i)  All the books and records of  Seller, including items stored on magnetic tape or on microfiche, relating exclusively to the Division, and necessary for the operation of the Division in the ordinary course, including, without limitation, customer lists and records, sales information, advertising and marketing materials, supplier records, cost and pricing information, production data, employment and personnel records and other records; provided, however, that Buyer shall give Seller access to such records as Seller may reasonably require from time to time following the Closing Date; and

               (j) All the goodwill of Seller relating to the Division except as set forth in Section 1.2.

               1.2  Excluded  Assets

          The  Subject  Assets  shall  not
          include, and Seller shall not be obligated to sell and Buyer shall not be obligated to purchase, any right, title or interest of Seller in or to the following assets or properties of and or relating to the Division (collectively, the "Excluded Assets"):

                    (a)  Subject to  the License  Agreement described  in
                         Section 2.4(a), all right, title and interest in and to any trademark, trade names, brand names, logos, service marks or other intellectual property which use the name "Portec", and all derivatives thereof and all goodwill generated thereby or associated therewith;

                    (b) All cash and cash equivalents on hand or in bank accounts; and

                    (c) All Seller Refunds (as hereinafter defined) with respect to Income Taxes (as hereinafter defined) as set forth in Section 7.6.

               1.3  Assumption of  Liabilities

          Buyer  agrees that,  from
          and after the Closing, except for the liabilities and obligations of Seller specifically provided for in Section 1.4 as being retained by Seller, Seller shall not have any liability or responsibility for any liability or obligation of or arising out of or relating to the Division, or the ownership or operation by Seller of the Division, of whatever kind or nature, whether contingent or absolute, whether arising prior to or on or after, and whether determined or indeterminable on, the Closing Date, and whether or not specifically referred to in this Agreement (such liabilities and obligations, except for the Excluded Liabilities (as hereinafter defined), being collectively referred to as the "Assumed Liabilities"), including but not limited to the Assumed Liabilities set forth on Schedule 1.3. Accordingly, Buyer agrees that, effective upon the Closing, Buyer shall assume and be responsible for any liability, loss, damage, claim (including third party claims), cost or expense (including reasonable attorneys' fees and disbursements) incurred or suffered by Seller arising out of any of the Assumed Liabilities.

               1.4  Excluded Liabilities

          Buyer  shall not assume,  pay
          or discharge any of the obligations or liabilities of Seller set forth on Schedule 1.4 (the _Excluded Liabilities_). Seller shall be responsible for the payment, performance and discharge of all of the obligations and liabilities set forth on Schedule 1.4 and shall be responsible for any liability, loss, damage, claim (including third party claims), cost or expense (including reasonable attorneys' fees and disbursements) incurred or suffered by Buyer arising out of any of the Excluded Liabilities.

               1.5  Purchase Price

          In full consideration of  the sale,
          transfer, conveyance and assignment of the Subject Assets to Buyer, Buyer will assume the Assumed Liabilities as of the Closing and pay to Seller in cash, a purchase price (the "Purchase Price") in the amount of $25,500,000, subject to adjustment as set forth in Section 1.7.

               1.6  Allocation  of Purchase  Price

          The purchase price will be allocated among the Subject Assets in the manner set forth in an allocation schedule mutually agreed to by Buyer and Seller within ninety (90) days after the Closing Date. Buyer and Seller each hereby agrees that it will not take any position that varies from or is inconsistent with such allocation in any filing made by such party for federal, state or local income tax purposes.

               1.7  Purchase Price Adjustment.


               (a) Within 10 days after the Closing Date, Seller shall prepare and deliver to Buyer a closing balance sheet of the Division as of the close of business on the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall fairly present the items listed thereon as of the Closing Date on a basis consistent with the accounting principles, practices, procedures and policies that were used in preparing the August 31, 1997 Balance Sheet, except that the Closing Balance Sheet shall reflect (i) a proper accrual under FAS
          106, (ii) a corporate accrual for salaried vacation and holidays relating to Employees (as hereinafter defined), and
          (iii) the results of a physical inventory to be taken by Seller at October 31, 1997 consistent with its past practices, with Buyer and its representatives entitled to observe such physical inventory and review all ledgers and supporting information for the financial statements, and have full access to and the cooperation of Seller's accounting personnel. Buyer shall have a period of 10 days after delivery of the Closing Balance Sheet to review it and make any objections it may have in writing to Seller. If no written objections are made by Buyer within such ten-day period, then the Closing
          Balance Sheet shall be final and binding on the parties hereto. If Buyer delivers written objections to Seller within such ten-day period, then the parties shall have an additional five business days within which to resolve any disputed matters. If they are unable to do so, the specific matters in dispute shall be submitted to a Big Six independent accounting firm (other than Ernst & Young L.L.P. and Price Waterhouse L.L.P.) as may be approved by Seller and Buyer, which firm shall render its opinion as to such matters as expeditiously as possible and in any event within 10 days of submission. Based on such opinion, such independent accounting firm will then send to Seller and Buyer its determination on the specified matters in dispute, which determination shall be final and binding on the parties hereto. The fees and expenses of such independent accounting firm shall be borne one-half by Seller and one-half by Buyer.

               (b) In the event "Total Proprietary Interest," as shown on the Closing Balance Sheet, is less than $23,414,502, the Purchase Price shall be reduced dollar-for-dollar by the amount by which $23,414,502 exceeds "Total Proprietary Interest," and Seller shall promptly pay the amount of such difference to Buyer, together with interest thereon from the Closing Date to the date of such payment at a rate per annum equal to 8%. In the event "Total Proprietary Interest" exceeds $23,414,502, the Purchase Price shall be increased dollar-for-dollar by the amount by which $23,414,502 is less than "Total Proprietary Interest," and Buyer shall promptly pay the amount of such difference to Seller, together with interest thereon from the Closing Date to the date of such payment at a rate per annum equal to 8%.

               (c) Seller agrees to reduce the Purchase Price in an amount equal to (i) the average of the accumulated benefit obligation and the projected benefit obligation, in each case determined for a continuing plan and as defined for financial statement disclosure purposes under Statement of Financial
          Accounting Standards No. 87 as of the Closing Date using actuarial assumptions to be mutually agreed upon by Seller and Buyer, less (ii) the assets to be transferred as contemplated in Section 7.2, and less (iii) $150,000; provided, however, that there shall be no such reduction in the Purchase Price if the amount computed in the preceding clauses (i), (ii) and
          (iii) is less than zero.


          ARTICLE 2.     THE CLOSING.

               2.1  Time  and  Place of  Closing

          The closing  of  the
          purchase  and  sale   provided  for  in  this   Agreement  (the
          "Closing") shall be held at 9:00 A.M., local time, on the first business day following the date on which the last of the conditions set forth in Article 6 shall be fulfilled or waived in accordance with this Agreement, at the offices of Schiff Hardin & Waite, 7200 Sears Tower, Chicago, Illinois 60606, or at such other place, date or time as may be fixed by mutual agreement of the parties (the "Closing Date").

               2.2  Deliveries by  Buyer

           At the  Closing, Buyer  shall
          deliver or cause to be delivered to Seller:

               (a)  The Purchase Price in immediately  available funds by
          wire  transfer  to  an  account  of   Seller,  subject  to  the
          establishment of an escrow under Section 2.4(b).

               (b)  An   Agreement   for    Assumption   of   Liabilities
          substantially in the form attached hereto as Exhibit A.

               (c)  The    officer's   certificate    referred   to    in
          Section 6.2.

               (d) Such other instruments of assumption and transfer, certificates and documents, in form and substance satisfactory to counsel for Seller, as Seller may reasonably request.

               2.3  Deliveries by Seller

          At the Closing,  Seller shall
          deliver or cause to be delivered to Buyer:

               (a) An Assignment and Bill of Sale, substantially in the form attached hereto as Exhibit B.

               (b)  The    officer's   certificate    referred   to    in
          Section 6.1.

               (c) A legal opinion of Seller's counsel in form and substance reasonably satisfactory to Buyer.

               (d) Such other assignments, deeds, conveyances and other instruments of transfer, certificates and documents including but not limited to title insurance policies, in form and substance reasonably satisfactory to counsel for Buyer, as Buyer may reasonably request to effect the sale to Buyer of the Subject Assets and to convey good title to the same as contemplated by this Agreement.

               (e) A Covenant Not to Compete substantially in the form attached hereto as Exhibit C.

               2.4  Deliveries  by Seller  and Buyer
          At the  Closing,
          Seller and Buyer shall deliver:

               (a) A License Agreement which Buyer and Seller agree to execute as of the Closing Date, in form and substance reasonably satisfactory to Buyer and Seller, by which Seller will grant Buyer a perpetual, royalty-free license to use certain trademarks, trade names, brand names, logos, service marks and other intellectual property which use the name "Portec" in connection with the business of the Division, as identified in the License Agreement.

               (b) An Escrow Agreement which Buyer and Seller agree to execute as of the Closing Date, in form and substance reasonably satisfactory to Buyer and Seller, by which Seller will establish an escrow in an amount not to exceed $1,000,000, to be funded by a letter of credit or such other arrangement as determined by Seller, subject to Buyer's reasonable approval, for the purpose of securing Seller's obligation under Section 1.7(c).


          ARTICLE 3.     REPRESENTATIONS AND WARRANTIES OF SELLER.


               Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the date hereof:

               3.1  Corporate Organization and Qualification

          Seller is
          a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated or the business conducted by the Division requires such qualification and where failure so to qualify or be in good standing would have a material adverse effect on the business or financial condition of the Division (a "Material Adverse Effect"). Seller has the corporate power and authority to carry on its business substantially as it is now being conducted. Seller has delivered to Buyer a complete and correct copy of its certificate of incorporation and by-laws, in each case as amended to date, and such certificate of incorporation and by-laws are in full force and effect as of the date hereof.

               3.2  Corporate  Authority

          The  execution, delivery  and
          performance of this Agreement has been duly authorized by the Board of Directors of Seller in conformity with the requirements of Seller's certificate of incorporation and by-laws and applicable law. Seller warrants that shareholder approval is not required as a prerequisite to Seller's having the authority to enter into and consummate this Agreement. Seller has the requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and is a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity.

               3.3  No Violation

          Subject  to compliance  with the  HSR
          Act (as defined in Section 3.4), the execution and delivery of this Agreement by Seller do not, and the consummation of the transactions contemplated hereby by Seller will not, constitute or result in (a) a breach or violation of the certificate of incorporation or by-laws of Seller, (b) a breach or violation of, or a default (with or without the giving of notice or the passage of time) under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to, any provision of any agreement reflecting obligations of Seller for borrowed money, or (c) a violation of any law, rule, ordinance or regulation, or judgment, ruling, order, writ, injunction, or decree, or governmental or nongovernmental permit or license, applicable to Seller or the Subject Assets, other than breaches, violations, defaults or encumbrances which would not have a Material Adverse Effect.

               3.4  Governmental Consents

          Other than  as required under
          the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), no notices, reports or other filings are required to be made by Seller with, and no consents, registrations, approvals, permits, licenses, orders or authorizations are required to be obtained by Seller from, any governmental or regulatory authorities of the United States, the several states or any foreign jurisdiction in connection with the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement.

               3.5  Financial Statements

          Seller has  delivered to Buyer
          the balance sheets of the Division as of August 31, 1997 (a copy of which is set forth in Schedule 3.5), December 31, 1996 and December 31, 1995 and statements of income of the Division for the periods then ended (the "Financial Statements"). The Financial Statements are not separately audited but, in the case of the December 31 statements, have been prepared in connection with the preparation of Seller's audited financial statements and, in all cases, in accordance with generally accepted accounting principles applied consistently during the periods covered thereby except as set forth therein. Together with the notes thereto, the Financial Statements present fairly the financial condition of the Division at the dates of said statements and the results of its operations for the periods covered thereby.

               3.6  Absence of  Undisclosed Liabilities

          Seller has  no
          material liabilities (whether accrued, absolute, contingent or otherwise) with respect to the Division that exist or arise out of any transaction or state of facts existing on the date hereof that would be required by generally accepted accounting principles to be reflected on a balance sheet prepared as of the date hereof other than (a) liabilities as and to the extent reflected or reserved against in the August 31, 1997 Balance Sheet or the Financial Statements (or disclosed in a footnote thereto), (b) liabilities incurred in the ordinary course of business since the date of the August 31, 1997 Balance Sheet, (c) liabilities arising under Significant Contracts listed in Schedule 3.10 or other contracts entered into in the ordinary course of business but not required to be listed in Schedule 3.10 or (d) liabilities which individually or in the aggregate do not have a Material Adverse Effect.

               3.7  Inventories.   Except as set  forth on Schedule  3.7,
          (i) Inventories reflected in the Financial Statements have been valued at the lower of cost (first in, first out method) or market in accordance with generally accepted accounting principles applied on a consistent basis and (ii) substantially all of the Inventories (except for items previously written off but remaining in Seller's manufacturing facilities) are of good quality and saleable or usable for their intended purposes, conform to applicable specifications, and do not exceed Seller's normal requirements.

               3.8 Taxes. All tax returns, declarations and other reports required to be filed by Seller with respect to the Division have been timely filed or a request for extension has been made, and all taxes shown as due thereon, together with any applicable interest and penalties, have been paid or reserved for in the accounting records of the Division except for taxes that are being contested in good faith and except for unpaid taxes that would not have a Material Adverse Effect.

               3.9  Properties.


               (a) Real Property. Schedule 1.1(c) sets forth a complete and accurate list of the Real Estate. Seller has
          good  title,  free   and  clear  of  all   security  interests,
          mortgages, liens, pledges, encumbrances, easements, restrictions and other title defects to all of the Real Estate, except (i) as specifically identified in
          Schedule 1.1(c) or reflected in the August 31, 1997 Balance Sheet, (ii) liens for taxes or assessments not yet due or being contested in good faith, (iii) easements for public utilities and (iv) liens and imperfections of title which do not render title unmarketable or substantially interfere with the use and enjoyment of the property in the manner now being used by Seller (collectively, the "Permitted Liens").

               (b)  Personal  Property.   Schedule  1.1(b) sets  forth  a
          list of substantially all of the Tangible Personal Property owned by Seller included in the Subject Assets. To Seller's knowledge, except for assets that are not in the aggregate necessary or material to the operation of the business of the Division, all items of Tangible Personal Property included in the Subject Assets are in workable condition, normal wear and tear excepted. Seller has good title, free and clear of all security interests, mortgages, liens, pledges, encumbrances or other charges, to the Tangible Personal Property included in the Subject Assets, except for (i) liens which do not substantially interfere with the use and enjoyment of the property in the manner now being used by Seller, (ii) liens for taxes or assessments not yet due or being contested in good faith, (iii) liens which individually or in the aggregate do not have a Material Adverse Effect, and (iv) property as to which Seller has a valid leasehold interest.

               3.10 Significant Contracts. Schedule 3.10 sets forth a complete and accurate list of all contracts and commitments of a material nature under which Seller is obligated on the date hereof and relating to the Division (the "Significant Contracts"), including the following:

               (a) Each order to or contract with a supplier for the future purchase of materials, supplies or services which involves the expenditure by Seller of more than $10,000 or which will not be fully performed within six months after the date hereof;

               (b) Each contract for the sale of products by Seller under which the undelivered balance of such products has a selling price in excess of $10,000 or under which the date for completing delivery or performance is more than six months after the date hereof;

               (c) Any contract authorizing others to manufacture, sell or distribute any of the products of Seller;

               (d) Any contract under which Seller has granted or is obligated to grant rights to others to use any trademark, patent, invention, secret process or know-how of Seller;

               (e) Any contract under which Seller manufactures, sells, markets or distributes products or services for others or is granted rights by others under any trademark, patent, invention, secret process or know-how;

               (f)  All  consulting   arrangements,  and  contracts   for
          professional,   advisory,   and   other   services,   including
          contracts under which Seller performs services for others;

               (g) All leases of real estate or personal property with annual rentals of greater than $10,000 or a remaining term in excess of one year, except for leases which can be canceled by the Division within 60 days without liability;

               (h) All contracts relating to the employment, engagement, compensation or termination of officers or employees of the Division and all pension, retirement, profit sharing, stock option, stock purchase, stock appreciation, insurance or similar plans or arrangements for the benefit of any officers or employees of the Division, including all benefit plans described in Section 3.14;

               (i) All loans, loan commitments, letters of credit or other financial accommodations, arrangements or evidences of indebtedness, including modifications or amendments thereof, extended to or for the benefit of Seller;

               (j) Each other material contract to which Seller is a party or under which it is obligated, whether or not made in the usual or ordinary course of business, and which either contemplates the expenditure by Seller of more than $10,000 or calls for the performance by Seller of obligations which will not be fully performed within six months after the date hereof;

               (k) All contracts containing covenants of Seller with respect to the business of the Division not to compete in any line of business or with any person in any geographical area; and

               (l) Each other contract made other than in the ordinary course of business of the Division to which Seller is a party or under which Seller is obligated.

               3.11 No Defaults. Seller has fulfilled or taken all action reasonably necessary to date to enable it to fulfill when due, all material obligations under all of the
          Significant Contracts, and there have not occurred any defaults or other events which with the lapse of time or election of any other party, will become defaults under such Significant Contracts.

               3.12 Compliance with Laws. To the knowledge of Seller, the Division conducts business in compliance in all material respects with all applicable laws, regulations and requirements of each jurisdiction in which the business of the Division is carried on, except where the failure to comply therewith, individually or in the aggregate, does not have a Material Adverse Effect. Except as set forth in
          Schedule 3.12, Seller has all Permits necessary for the operation of the Division as presently conducted, except where the absence thereof, individually or in the aggregate, does not have a Material Adverse Effect.

               3.13 Litigation. Except as set forth on Schedule 3.13, there is no claim, action, suit or proceeding pending or, to the knowledge of Seller, threatened against Seller which, individually or in the aggregate, or in the future, insofar as can reasonably be foreseen, will have, a Material Adverse Effect or which would prevent, delay or hinder the consummation of the transactions contemplated by this Agreement.

               3.14 Employee   Benefits.  (a)   For   purposes  of   this
          Agreement, the following capitalized terms have the meanings set forth below:

               (i) "Employee" means any individual who, on the Closing Date, is employed by Seller in the Division in any active or inactive status, and whose current employment in the Division has not been terminated and, if applicable, any beneficiary thereof.

               (ii) "Former Employee" means any individual employed or formerly employed in the Division by Seller and whose employment has been terminated prior to the Closing Date and if applicable, any beneficiary thereof.

               (iii) "Division Benefit Arrangement" means any employment, severance or similar contract, arrangement or policy, or any plan or arrangement providing for severance benefits, insurance coverage (including any self-insured arrangements), worker's compensation, disability benefits, supplemental unemployment benefits, vacation or holiday benefits, pension or retirement benefits, deferred compensation, profit sharing, bonuses, stock options, stock appreciation rights, fringe benefits or other forms of compensation or any post-retirement or post-employment benefits that (i) is not a Division Employee Plan, (ii) is entered into or maintained, as the case may be, by Seller or any of its affiliates, and (iii) covers any Employee or Former Employee.

               (iv) "Division Employee Plan" means any employee pension benefit plan, as defined in Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is administered, maintained or contributed to by Seller and (iii) covers any Employee or Former Employee.

               (b)  Schedule 3.14 identifies each  Division Employee Plan and each Division Benefit Arrangement. Each such Division Employee Plan and Division Benefit Arrangement has been maintained in compliance, in all material respects, with its terms and with the requirements prescribed by any applicable statutes and regulations. There are no actions, suits, arbitrations or other proceedings pending (other than routine claims for benefits) with respect to any Division Employee Plan or Division Benefit Arrangement.

               3.15 Environmental Protection.   (a)  Except as set  forth
          in Schedule 3.15, to the knowledge of Seller, the Division has obtained all required Permits with respect to the Division under any Environmental Laws, and the Division is in material compliance with all terms and conditions of all required Permits. Seller makes no representation or warranty as to the compliance of the business of the Division with Environmental Laws after the Closing, as to the nature, extent or cost of any cleanup or other remedial action that may be required in connection with any notifications and violations, if any, disclosed in Schedule 3.15, or as to the availability to Buyer of Permits under Environmental Laws having the same terms and conditions as those held by Seller in connection with the Division.

               (b) With respect to certain real estate in Minnesota on which Seller currently holds two mortgage notes (which are included in the Subject Assets), Seller represents that all known environmental clean-up obligations have been fulfilled and that there are no known additional clean-up obligations pertaining to that real estate.

               (c) As used in this Agreement, the term "Environmental Laws" means all federal, state and local laws and regulations, court and administrative orders, permits and approvals relating to environmental protection and pollution control, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, ("CERCLA"), the Resource Conversation and Recovery Act ("RCRA"), the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act of 1986, and the Safe Drinking Water Act.

               3.16 Labor Matters. The Division is in compliance in all material respects with all applicable laws relating to the employment of labor, including those relating to wages, hours, the withholding and payment of taxes and contributions, safety and civil rights. The Division has not at any time in the last five years had any walkout, labor strike, dispute, slowdown or stoppage and, to the knowledge of Seller, no such walkout, labor strike, dispute, slowdown or stoppage is threatened. There are no collective bargaining agreements in effect covering any employees of the Division.

               3.17 Intellectual Property.   Schedule 3.17  sets forth  a
          complete and correct list of the Intellectual Property. Except as set forth in Schedule 3.17, Seller owns the entire right, title and interest in and to the same and has not entered into any license or similar agreements authorizing its use by others. No director, officer, shareholder or employee of Seller owns, directly or indirectly in whole or in part, any patent, trademark, trade name, service mark, copyright or application therefor which is being used in or is necessary to the conduct of the business of the Division. Neither the validity of any such item nor the use thereof by Seller is the subject of any litigation, nor has Seller received notice that any such litigation is threatened. To the knowledge of
          Seller, the conduct of the business of the Division as currently operated does not conflict with the valid patent, trademark or copyright rights of others in any way that materially and adversely affects or, insofar as reasonably can be foreseen, will materially and adversely affect the Division, and Seller has not received any written notification that any such conflict has been asserted by any third party.

               3.18 Absence of Material Changes. Since August 31, 1997, the Division has been operated only in the ordinary course of business and Seller has not and prior to the Closing Date shall not have:

               (a) Except as contemplated by this Agreement, transferred, assigned, conveyed, or liquidated any of the Subject Assets or its interest in the Division, except in the ordinary course of its business;

               (b) Suffered any change in its business, operations, or financial condition which may have a Material Adverse Effect, or become aware of any event which may result in any such Material Adverse Effect;

               (c) Suffered any material destruction, damage, or loss relating to the Subject Assets or the Division whether or not covered by insurance;

               (d) Suffered, permitted, or incurred the imposition of any lien, charge, encumbrance (including any mortgage, deed of trust, conveyance to secure debt, or security interest) or claim upon any of the Subject Assets or the Division except in the ordinary course of business, except for any current year lien with respect to personal or real property taxes not yet due and payable and except for materialmen's and workmen's liens securing obligations for which Seller is not in default;

               (e)  Committed,  suffered,   permitted  or  incurred   any
          default  in   any  liability  or   obligation  which,  in   the
          aggregate, have had or will have a Material Adverse Effect;

               (f) Made or agreed to any change in the terms of any contract or instrument to which it is a party which is likely to have a Material Adverse Effect;

               (g) Waived, cancelled, sold, or otherwise disposed of, for less than its face amount, any claim or right relating to the Subject Assets or the Division which it has against others, except for routine settlements or resolutions of disputed customer or supplier accounts, none of which individually or in the aggregate is material to the Division;

               (h) Paid, agreed to pay, or incurred any obligation for any payment, contribution or other amount to, or with respect to, any benefit plan, or paid a bonus to, or granted an increase in the compensation of, any of Seller's officers, agents, or employees who are employed in the Division, or made any increase in the pension, retirement, or other benefits of Seller's officers, agents, field representatives, or other employees of the Division, except for normal accruals under benefit plans and normal compensation adjustments in accordance with past practices of the Division;

               (i) Incurred any other material liability or obligation, or entered into any material transaction on behalf of the Division, other than in the ordinary course of business;

               (j) Received any written notice, or have actual knowledge, that any supplier or customer of the Division has taken, or contemplates taking, any steps which could result in the material diminution in the value of the Division as a going concern;

               (k) Incurred any strike or work stoppage which had, or will have, a Material Adverse Effect;

               (l) Made any purchase commitments, except for purchase commitments in the ordinary course of business and consistent with the historical purchase commitment practices of the Division; or

               (m) Except as otherwise set forth in Schedule 3.13, there is no suit, action, proceeding, claim, or investigation pending or, to the knowledge of Seller, threatened against, or affecting, the Subject Assets or the Division.

               3.19 Brokers and Finders' Fee. Seller has not employed any broker or finder or incurred any liability for brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein, except for Wasserstein Perella & Co., the fees and expenses of which will be paid by Seller.

               3.20 Complete Rights. The Subject Assets include all assets and properties, and all rights, used for the conduct of the business of the Division and are sufficient to permit Buyer to conduct the business of the Division as heretofore conducted by Seller, in each case other than the Excluded Assets.

          ARTICLE 4.     REPRESENTATIONS AND WARRANTIES OF BUYER.


               Buyer hereby represents and warrants to Seller that the following statements are true and correct as of the date hereof:

               4.1 Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee. Buyer has the corporate power and authority to carry on its business substantially as it is now being conducted. Buyer has delivered to Seller a complete and correct copy of Buyer's articles of incorporation and by-laws, in each case as amended to date, and such articles of incorporation and by-laws are in full force and effect as of the date hereof.

               4.2 Corporate Authority. The execution, delivery and performance of this Agreement has been duly authorized by the Board of Directors of Buyer in conformity with the requirements of Buyer's articles of incorporation and by-laws and applicable law. Buyer has the requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and is a valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable laws relating to bankruptcy, insolvency, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity.

               4.3 No Violation. Subject to obtaining any required consents referred to in Section 4.4, the execution and delivery of this Agreement by Buyer do not, and the consummation of the transactions contemplated hereby by Buyer will not, constitute or result in (a) a breach or violation of the articles of incorporation or by-laws of Buyer or (b) a breach or violation of, or a default (with or without the giving of notice or the passage of time) under, or the creation of a lien, pledge, security interest or other encumbrance on assets pursuant to, any provision of any agree-ment affecting obligations of Buyer for borrowed money, or (c) a violation of any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license applicable to Buyer, other than breaches, violations, defaults or encumbrances which would not prevent, delay or hinder the consummation of the transactions contemplated by this Agreement.

               4.4 Governmental Consents. Other than as required under the HSR Act, no notices, reports or other filings are required to be made by Buyer with, and no consents, registrations, approvals, permits, licenses, orders or authorizations are required to be obtained by Buyer from, any governmental or regulatory authorities of the United States, the several states or any foreign jurisdiction in connection with the execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated by this Agreement.

               4.5 Litigation. There is no claim, action, suit or proceeding pending or, to the knowledge of Buyer, threatened against Buyer which would or may prevent, delay or hinder the consummation of the transactions contemplated by this Agreement.

               4.6  Commitment for Funds.  Buyer  has financial resources or financing commitments from investors or financial institutions, sufficient to enable Buyer to pay the Purchase Price at the Closing.

               4.7 Finders' Fee. Buyer has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.


          ARTICLE 5.     AGREEMENTS PRIOR TO THE CLOSING.


               The parties hereto covenant and agree as follows:

               5.1  Actions  Pending   Closing.    Except   as  otherwise
          contemplated by this Agreement and as Buyer may otherwise consent, pending the Closing:

               (a) Seller shall conduct and carry on the business of the Division in the ordinary course consistent with past practice;

               (b) Seller shall use reasonable efforts to preserve the Subject Assets and the Division's relationships with em-
          ployees, customers, suppliers and others having business relationships with the Division;

               (c) Seller shall not sell, lease, mortgage, pledge or otherwise acquire or dispose of any material amount of assets or properties used in connection with the Division except in the ordinary course of business;

               (d) Except as may be required by the Significant Contracts listed on Schedule 3.10 and except for increases or changes in the ordinary course of business consistent with past practice, Seller shall not increase or otherwise change the rate or nature of the compensation (including, without limitation, wages, salaries, bonuses and other benefits) paid or payable to any employee of the Division;

               (e) Seller shall not enter into, or become obligated under, any contract, agreement, commitment, arrangement or plan with respect to the Division except in the ordinary course of business or as contemplated by this Agreement;

               (f) Except for changes occurring through performance in the ordinary course of business, Seller shall not change, amend, terminate or otherwise modify any of the Significant Contracts listed in Schedule 3.10; and

               (g) Seller shall use reasonable efforts to maintain in full force and effect policies of insurance of the same type, character and coverage as the policies of insurance relating to the Division in effect on the date of this Agreement and shall give Buyer prompt written notice of any and all changes that may occur between the date hereof and the Closing Date with respect to the insurance coverages thereunder, provided that Seller shall not be obligated to maintain any insurance with respect to the Subject Assets or the Division after the Closing.

               5.2 Access and Rights of Inspection. Buyer and its counsel, accountants and other representatives shall have reasonable access, during normal business hours and so as not to interfere with the business operations of Seller, to all properties, contracts, books and records used in or relating to the Division. Seller will furnish Buyer copies of such documents relating to the Division as Buyer may reasonably request from time to time prior to the Closing.

               5.3  Confidentiality.   All data and  information received
          by Buyer in connection with this transaction shall be held in strict confidence by Buyer, and, unless and until the transactions contemplated by this Agreement shall have been consummated, Buyer shall not use such data or information or disclose the same to others (other than counsel, accountants and other representatives of Buyer engaged in connection with this transaction, who shall be subject to the provisions of this Section 5.3), except with the written permission of
          Seller; provided, however, that the foregoing restrictions shall not apply to any such information (a) that is or becomes in the public domain by publication or otherwise through no action of Buyer or any of its officers, agents, representatives or employees, (b) that was known to Buyer at the time of disclosure thereof, (c) that is rightfully obtained by Buyer from a third party that has the legal right to disclose such information, or (d) that Buyer is required by any legal process or proceeding to disclose. In the event that this Agreement is terminated, Buyer shall return to Seller, at Seller's request, all data and information received by Buyer, including copies thereof, and Buyer shall continue to maintain the confidentiality of all such information.

               5.4 HSR Act. Promptly after the execution of this Agreement, Buyer and Seller shall file their respective notification forms under the HSR Act with respect to the purchase and sale of the Subject Assets and shall thereafter make any other required submissions under the HSR Act in connection therewith.

               5.5 Fulfillment of Conditions. Each party hereto shall use its reasonable best efforts to take or cause to be taken all actions reasonably necessary or appropriate to cause the conditions set forth in Article 6 to be satisfied at or prior to Closing.

               5.6 Notice. Buyer and Seller shall each promptly notify the other of any material occurrence, event or other change which would cause the representations and warranties made herein by either party to be untrue, incomplete or incorrect or if either party receives notice or reason to believe that the agreements to be performed hereunder prior to the Closing shall not be fully performed.

          ARTICLE 6.     CONDITIONS.


               6.1  Conditions  to   the  Obligations  of  Buyer.     The
          obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations and Warranties True; Covenants Performed. Each of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if repeated as of the Closing Date. All actions to be taken or performed hereunder by Seller or its agents at or prior to the Closing Date shall have been fully performed in all material respects.

               (b)  Certificate.      Buyer   shall   have   received   a

          certificate dated the Closing Date signed by the President or any Vice President of Seller stating that:

                    (i) the representations and warranties of Seller made herein are true and correct in all material respects as of the Closing Date; and

                    (ii) Seller has  performed in  all material  respects
               all agreements required to be performed by it at or prior to the Closing Date.

               (c)  Consents.    Seller  shall  have  made  any  and  all

          filings and registrations, and received any and all material consents, approvals, waivers, permits and authorizations, required to be made or obtained by it in connection with the transactions contemplated by this Agreement (including under the HSR Act), and all such consents, approvals, waivers, permits and authorizations shall be in full force and effect.

               (d) Consents to Assignments. Written consents and releases of liens, in form and substance satisfactory to counsel for Buyer, to the assignment of such of the contracts and other assets included in the Subject Assets and to release all liens thereon, as counsel for Buyer shall deem reasonably appropriate, shall have been received.

               (e)  Litigation.  No suit or other  action shall have been instituted by any third party before any court or threatened seeking to restrain, prohibit or obtain substantial damages in connection with the transactions contemplated by this Agreement.

               (f)  Estimated  Accrual.   Within  30  days prior  to  the
          Closing Date, Seller shall deliver to Buyer an estimated accrual under FAS 106 as of December 31, 1997.

               6.2 Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

               (a) Representations and Warranties True; Covenants Performed. Each of the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as if repeated as of the Closing Date. All agreements to be performed hereunder by Buyer at or prior to the Closing Date shall have been fully performed in all material respects.

               (b)  Certificate.      Seller  shall   have   received   a
          certificate dated the Closing Date signed by the President or any Vice President of Buyer stating that:

                    (i) the representations and warranties of Buyer made herein are true and correct in all material respects as of the Closing Date; and

                    (ii) Buyer  has performed  in  all material  respects
               all agreements required to be performed by it at or prior to the Closing Date.

               (c)  Consents.  Buyer shall have made  any and all filings and registrations, and received any and all material consents, approvals, waivers, permits and authorizations, required to be made or obtained by it in connection with the transactions contemplated by this Agreement (including under the HSR Act), and all such consents, approvals, waivers, permits and authorizations shall be in full force and effect.

               (d)  Litigation.  No suit or other  action shall have been instituted by any third party before any court or threatened seeking to restrain, prohibit or obtain substantial damages in connection with the transactions contemplated by this Agreement.

          ARTICLE 7.     ADDITIONAL AGREEMENTS.


               7.1  Further  Assurance;Nonassignable Contracts.    From
          time to  time after the  Closing, at the  request of Buyer  and without further consideration, Seller shall execute and deliver such further instruments of transfer and assignment (in addition to those delivered under Section 2.3) and take such other action as Buyer may reasonably request to more effectively transfer and assign to, and vest in or license to, Buyer each of the Subject Assets. From time to time after the Closing, at the request of Seller and without compensation,
          Buyer shall execute and deliver such further instruments of assumption (in addition to those delivered under Section 2.2) and take such other action as Seller may reasonably request to more effectively evidence and assure Buyer's assumption of the Assumed Liabilities. In the event that the assignment of any lease, contract or other written instrument included in the Subject Assets shall require the consent of other parties thereto, this Agreement shall not constitute a contract for the assignment thereof to the extent that an attempted assignment would constitute a breach thereof; however, Seller shall use all reasonable efforts before the Closing, if possible, and after the Closing, as needed, to obtain any necessary consents or waivers to assure Buyer of the benefits of any such lease, contract, or instrument and shall hold for the benefit of Buyer, to the extent consented to by Buyer, any lease, contract or instrument that may not be assigned to Buyer.

               7.2 Employees and Employee Benefits. (a) Buyer agrees to offer employment effective upon the Closing to all employees of Seller employed by Seller in connection with the Division immediately prior to the Closing upon terms and conditions of employment substantially equivalent to those provided by Seller immediately prior to the Closing. Buyer further agrees not to take any action, from the date hereof through 60 days after the Closing that could be construed as a "plant closing" or a "mass layoff," as those terms are defined in the Worker Adjustment and Retraining Notification Act, 29 U.S.C. SS 2101-2109 (the "WARN Act"). In the event of an employment action by Buyer upon or following the Closing for which notice is required under the WARN Act, Buyer agrees to indemnify and hold Seller harmless with respect to any liabilities, assessments, penalties, costs and/or attorneys' fees incurred by Seller as a result of any failure, or alleged failure, to provide  notice as may be required under  said Act.
           In  the event  that  Buyer terminates  the  employment of  any former employee of Seller employed by  Buyer after the Closing,
          Buyer shall have sole responsibility for providing any applicable unemployment compensation and severance benefits. This Section 7.2 is not intended to be a guarantee of employment to any person, and the employees of the Division shall not be entitled to enforce this Section as third party beneficiaries.

               (b)  Retirement  Plan.    Certain   Employees  and  Former
          Employees participate in the Portec, Inc. Employees' Retirement Program, a qualified defined benefit pension plan (the "Retirement Plan"). Seller shall cause the appropriate assets and liabilities of the Retirement Plan attributable to such Employees and Former Employees to be transferred from the Retirement Plan to a qualified defined benefit pension plan to be established by Buyer or any of its affiliates ("Buyer's Retirement Plan"), as more fully described in this
          Section 7.2. Buyer's Retirement Plan shall comply with applicable requirements of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations issued thereunder. Buyer shall apply for a favorable determination from the Internal Revenue Service ("IRS") stating that the Buyer's Retirement Plan meets such requirements. Buyer shall take all actions necessary to secure such favorable determination, including any revisions to Buyer's Retirement Plan required by the IRS as a condition to the issuance of such favorable determination. Buyer shall provide Seller with a copy of such favorable determination immediately upon receipt thereof. Buyer represents and warrants that Buyer's Retirement Plan will be maintained in compliance in all material respects with its terms, and with the requirements prescribed in any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. Buyer's Retirement Plan will provide that (i) such Employees' and Former Employees' accrued benefits under the Retirement Plan as of the Closing Date will be transferred to and credited under Buyer's Retirement Plan, and (ii) such Employees' and Former Employees' periods of vesting service and eligibility service under the Retirement Plan as of the Closing Date will be credited for purposes of determining vesting and eligibility under Buyer's Retirement Plan; provided however, that credited service under the Retirement Plan prior to the Closing Date will  not  be  credited for  purposes  of  determining  benefit accruals on and after the Closing Date under Buyer's Retirement Plan. Buyer's Retirement Plan shall, as of the Closing Date, provide, with respect to service with Seller and its affiliates before the Closing Date, benefits, rights and features that are identical in all material respects to those provided by the Retirement Plan to such Employees and Former Employees as of the Closing Date. Buyer's Retirement Plan shall, as of the Closing Date provide, with respect to service with Buyer and its affiliates after the Closing Date, such Employees and Former Employees who participate in the Retirement Plan with either (i) benefits that are identical in all material respects to those provided by the Retirement Plan to the Employees and Former Employees as of the Closing Date, or (ii) benefits on the same terms as those applicable to similarly situated employees of Buyer and its affiliates who participate in Buyer's Retirement Plan. Subject to the preceding provisions of this paragraph, Buyer shall retain the right to terminate or amend Buyer's Retirement Plan at any time after the Closing Date as it pertains to the Employees and Former Employees, in Buyer's sole discretion.

               Assets of the Retirement Plan shall be allocated as of the Closing Date in two portions (1) those to be retained in the Retirement Plan, and (2) those attributable to such Employees and Former Employees and to be transferred to the Buyer's Retirement Plan. Such allocation shall be performed in accordance with the provisions of Section 414(l) of the Code and the regulations issued thereunder. The Retirement Plan's actuaries will make all necessary calculations for determining such allocation of assets of the Retirement Plan, in accordance with the actuarial assumptions used by the Pension Benefit Guaranty Corporation ("PBGC") for purposes of valuing annuities of trustee plans, as set forth in section 4044.52(a)(1-4) of current PBGC regulations issued under section 4044 of ERISA. In addition, the Retirement Plan's actuaries will provide Seller (at Seller's expense) with an actuarial statement drawn up in accordance with Internal Revenue Service regulations issued under Section 414(l) of the Code, to be filed with Internal Revenue Service Form 5310-A, and the underlying information necessary to prepare the statement. Upon receiving this information from the Retirement Plan's actuaries, Seller shall immediately deliver to Buyer for its review a copy of the actuarial statement and such underlying information. Buyer shall have 14 days to notify Seller in writing of any objections regarding such determination of the allocation of Retirement Plan assets. If Buyer does not timely notify Seller of any objections, the calculations shall be final and binding on all parties. If Buyer timely notifies Seller of any objections resulting from Buyer's review of the statement by the Retirement Plan's actuaries, which Buyer and Seller cannot resolve within 30 days of the date Buyer notifies Seller of such objections, Seller and Buyer shall appoint an actuarial firm satisfactory to both parties (the cost of which shall be shared equally by Seller and Buyer) to resolve such objections, which resolution shall be final and binding on all parties. As soon as practicable following the Closing Date, but not prior to the date on which (i) Buyer and Seller reach agreement on the amount to be transferred, (ii) Buyer has provided all documentation required by the trustee of the Retirement Plan and (iii) the aforementioned favorable IRS determination is received with respect to Buyer's Retirement Plan, Seller shall cause assets of the Retirement Plan attributable to such Employees and Former Employees, as determined above, plus interest at the actual rate of return on the investment of the Retirement Plan assets from the first day of the month coinciding with or next following the Closing Date to the last day of the month preceding the asset transfer date, and interest at the actual rate of return for the month preceding the asset transfer date from the last day of the month preceding the asset  transfer date to the asset  transfer date.
           Until the  assets of  the Retirement  Plan are transferred  to
          Buyer's  Retirement  Plan,  Seller  will  continue  to  process distributions  required to  be  made  to Employees  and  Former
          Employees under the Retirement Plan on and after the Closing Date in accordance with its terms and procedures; furthermore, the Retirement Plan asset amount to be transferred to the Buyer's Retirement Plan described in the preceding sentence shall be adjusted to account for all such distributions following the Closing Date and prior to the date of transfer.

               (c)  Savings Plan.


               (i)  Certain  Employees and  Former Employees  participate in the Portec, Inc. Savings and Investment Plan ("Savings Plan"), a qualified 401(k) defined contribution plan. Seller shall cause the assets and liabilities of the Savings Plan attributable to such Employees and Former Employees to be transferred from the Savings Plan to a qualified 401(k) plan maintained by Buyer or any of its affiliates which complies with applicable requirements of the Code and regulations issued thereunder, and has received a favorable determination from the Internal Revenue Service stating that the plan meets such requirements ("Buyer's Savings Plan"). Buyer represents and warrants that Buyer's Savings Plan has been maintained in compliance in all material respects with its terms and with the requirements prescribed in any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Buyer's Savings Plan shall provide that such Employees' and Former Employees' periods of service credited under the Savings Plan as of the Closing Date will be transferred to and credited for all purposes under Buyer's
          Savings Plan. With respect to all amounts transferred to Buyer's Savings Plan, and investments earnings credited thereto, Buyer's Savings Plan shall at the Closing Date provide loans, withdrawals and distributions on terms that are similar in all material respects to those provided by the Savings Plan to the Employees and Former Employees as of the Closing Date. With respect to service after the Closing Date, Buyer's Savings Plan shall at the Closing Date provide coverage to said Employees and Former Employees on the same terms as those applicable to similarly situated employees of Buyer who participate in Buyer's Saving Plan. Subject to the preceding provisions of this paragraph, Buyer shall retain the right to terminate or amend Buyer's Savings Plan at any time after the Closing Date as it pertains to the Employees and Former Employees, in Buyer's sole discretion.

               (ii) The assets and liabilities of the Savings Plan to be conveyed to Buyer's Savings Plan shall be the total of all account balances of said Employees and Former Employees under the Savings Plan calculated as of the valuation date next following the Closing Date (the "Savings  Plan Transfer Date").
           Such account  balances shall reflect all  contributions earned under the Savings Plan by said  Employees and  Former Employees as of the Closing Date. Such assets and liabilities of the Savings Plan, plus or minus estimated investment returns from the Savings Plan Transfer Date to the date such assets and liabilities are actually conveyed, shall be conveyed in cash to Buyer's Savings Plan as soon as practicable following the Savings Plan Transfer Date, but no later than the last day of the month following the month in which the Closing Date occurs. The estimated investment returns shall be based on procedures to be mutually agreed upon by Seller and Buyer. Until the assets of the Savings Plan are transferred to Buyer's Savings Plan, Seller will continue to process distributions, withdrawals and loan repayments required to be made to or by Employees and Former Employees under the Savings Plan on and after the Closing Date in accordance with its terms and procedures.

               (d) Welfare Benefit Plans. Certain Employees and Former Employees and their dependents are covered by welfare benefit plans maintained by Seller or its affiliates providing medical, dental, life insurance, long term disability, short term disability, accidental death and dismemberment and severance benefits ("Seller's Welfare Benefit Plans"). Such Employees and Former Employees and their dependents shall be entitled to benefits under Seller's Welfare Benefit Plans with respect to claims made thereunder on or before the Closing Date. Effective as of the Closing Date, Buyer shall provide welfare benefits to Employees and Former Employees and their dependents under welfare benefit plans maintained by Buyer ("Buyer's Welfare Benefit Plans"). Buyer's Welfare Benefit Plans shall provide Employees and Former Employees and their dependents with welfare benefits that are substantially similar to those, from time to time, provided to similarly situated employees and former employees of Buyer and its affiliates and their dependents. Buyer shall waive any pre-existing condition exclusions for conditions existing on the Closing Date, and actively-at-work requirements for periods ending on the Closing Date contained in Buyer's Welfare Benefit Plans as they apply to Employees and Former Employees and their dependents. Any expenses incurred on or before the Closing Date by an Employee or Former Employee, or his dependent, under Seller's Welfare Benefit Plans, shall be taken into account for purposes of satisfying applicable deductible, co-insurance and maximum out-of-pocket provisions under Buyer's Welfare Benefit Plans.

               (e) Service. Each of Buyer's employee benefit plans shall recognize service of Employees with Seller and its affiliates, and their respective predecessors, prior to the Closing Date, for all purposes for which such service was recognized under any Division Employee Plan; provided, however, an Employee's service with Seller shall not be recognized for the purpose of determining any benefit accruals under any defined benefit plan of Buyer.

               7.3 Collection of Receivables. After the Closing, Buyer shall have the right and authority to collect all receivables and other items transferred and assigned to it by Seller hereunder and to deliver to Seller for immediate endorsement any checks payable to Seller that are received on account of such receivables or other items, and Seller agrees that it will promptly transfer or deliver to Buyer from time to time any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commit-ments, sales orders, purchase orders, receivables of any character or any other items included in the Subject Assets required to be transferred by it to Buyer pursuant to the provisions hereof. Payments received from customers of the Division having unpaid invoices as of the Closing shall be applied to such invoices in the order they were issued, unless otherwise specified by the customer.

               7.4 Bulk Sales Laws. Buyer and Seller agree to waive compliance by Seller with the obligations imposed on vendors under any applicable bulk sales laws applicable to the transactions contemplated by this Agreement.

               7.5 Cooperation. After the Closing, each of Buyer and Seller, at its own cost, shall make available to the other (and to the other's representatives), and shall give the other (and the other's representatives) access to, all personnel and all facilities included in the Subject Assets reasonably required by the other in connection with contesting any claim or obligation retained by Seller as an Excluded Liability or contesting any claim or obligation transferred to Buyer as an Assumed Liability.

               7.6  Tax Matters.

               (a) Seller shall be responsible for (i) all federal, state, local and foreign income taxes and franchise taxes which are based on net income, and any interest or penalties thereon ("Income Taxes"), of the Division with respect to tax periods or portions of periods ending before the Closing Date and (ii) except to the extent provided in Section 7.6.

               (b) Seller will include in 1997 income tax returns the results of operations of the Division from January 1, 1997 through the close of business on the day prior to the Closing Date, and Seller shall bear any income tax liability associated therewith. Buyer and Seller agree to furnish or cause to be furnished to each other such other assistance as may be reasonably requested by the other in connection with income tax matters, including, but not limited to, any audit or any other proceeding relating to the determination of any tax liabilities.

               (c) Any refunds or credits of Income Taxes (including any interest thereon) received by or credited to the Seller related to the Division attributable to periods or portions of periods ending prior to the Closing Date (including any interest thereof) received by or credited to Seller ("Seller's Refunds"), shall be for the benefit of Seller, and Seller shall have the sole right, at its expense, to pursue any Seller's Refunds (including filing amended returns and applying for analogous relief) and Buyer shall pay over to Seller any Seller's Refunds immediately upon receipt thereof.

               7.7 Confidential Information. Following the Closing, Seller shall hold in strict confidence, and not use for the benefit of Seller all confidential information relating exclusively to the Division, including, but not limited to trade secrets, customer lists, operational methods, marketing plans or strategies, product development techniques or plans, equipment design, methods of manufacture, technical processes, designs and design projects, inventions and research projects and other business affairs relating to the Division; provided, however, that the foregoing restrictions shall not apply to any such information (a) that is or becomes in the public domain by publication or otherwise through no action of Seller or any of its officers, agents, representatives or employees,
          (b) that is rightfully obtained by Seller from a third party that has the legal right to disclosure of such information, or
          (c) that Seller is required by any legal process or proceeding to disclose.

          ARTICLE 8.     TERMINATION OF AGREEMENT.


               8.1  Termination.  At any time prior  to the Closing, this
          Agreement may be terminated (a) by mutual consent of the parties, (b) by either party if there has been a material misrepresentation, breach of warranty or breach of covenant by the other party in its representations, warranties and covenants set forth herein that cannot be cured in all material respects on or prior to the anticipated Closing Date,
          (c) by Buyer if the conditions stated in Section 6.1 have not been satisfied at or prior to the Closing Date, (d) by Seller if the conditions stated in Section 6.2 have not been satisfied at or prior to the Closing Date, or (e) by Buyer or Seller if the Closing has not occurred by December 31, 1997, provided that the delay is not caused by the willful action of the terminating party.

               8.2 Effect of Termination. If this Agreement shall be terminated pursuant to Section 8.1, all obligations of the parties hereunder (except the obligations set forth in
          Sections 5.3, 8.2 and 9.1) shall terminate. If such termination shall result from the willful failure of a party to perform a condition or covenant of this Agreement or from a willful breach by either party to this Agreement, such party shall be liable for any and all costs and expenses (including but not limited to reasonable attorneys' fees) incurred by the other party.

          ARTICLE 9.     MISCELLANEOUS.


               9.1 Fees and Expenses. Except as provided in Section 9.2, each of the parties will bear its own expenses in connection with the negotiation and the consummation of the transactions contemplated by this Agreement.

               9.2 Special Taxes. The transfer, sales and other taxes, if any, required to be paid in connection with the sale, transfer, conveyance, and assignment of any of the Subject Assets pursuant hereto shall be borne equally by Buyer and Seller.

               9.3  Amendment.   This Agreement may be  modified, amended
          and supplemented only by mutual written agreement of the parties hereto at any time prior to the Closing.

               9.4 Waiver. Any party may waive any condition intended to be for its benefit, provided each such waiver shall be in writing signed by the waiving party or parties.

               9.5  Correspondence.    Seller   authorizes  and  empowers

          Buyer after the Closing: (i) to open all mail and other com-munications addressed to the Division which are received by Buyer and (ii) to deal with the contents of such communica-tions in a proper manner. Seller will promptly deliver to Buyer the original of any mail or other communication received by Seller pertaining to the operation of the Division after the Closing Date or the Subject Assets and any monies, checks or other instruments of payment to which Buyer is entitled. Buyer will promptly deliver to Seller the original of any mail or other communication received by Buyer pertaining to the operation of the Division prior to the Closing Date.

               9.6  Governing  Law.   This Agreement  shall be  construed
          under and governed by the laws of the State of Illinois, without giving effect to the principles of conflicts of laws thereof.

               9.7  Notices.   All notices,  requests, demands and  other
          communications in connection with this Agreement shall be made in writing addressed as follows:

               To Seller:


               Portec, Inc.
               One Hundred Field Drive, #120
               Lake Forest, IL 60045
               Attention:  Michael T.  Yonker, President and CEO


               Copy to:


               Schiff Hardin & Waite
               7200 Sears Tower
               Chicago, IL 60606
               Attention: Robert J. Regan

               To Buyer:


               Astec Industries, Inc.
               4101 Jerome Avenue
               P.O. Box 72787
               Chattanooga, TN 37407
               Attention: Richard W. Bethea, Jr.

               Copy to:


               Telsmith, Inc.
               10910 N.  Industrial Drive
               Mequon, Wisconsin 53092
               Attention: Robert G. Stafford

          Each notice, request, demand and other communication shall be effective and deemed to have been received (i) if given by mail, the earlier of actual receipt or 72 hours after such communication is deposited in the mails with registered first class postage prepaid, addressed as aforesaid, (ii) if given by an overnight courier service of national recognition, the business day following the business day of deposit with such service, together with a proper air bill affixed, addressed as aforesaid and shipping charges prepaid or prearranged, or
          (iii) if given by any other means, when delivered to the aforesaid address. Either party may change the address to which notices are to be delivered to it by giving written notice of such other address to the other party.

               9.8 Non-survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements of this Agreement or any instrument delivered pursuant to this Agreement shall survive the Closing Date except for the agreements contained in
          Article 1, Section 5.3, Article 7 and Article 9. The sole remedy of either party in connection with any breach or any inaccuracy of any representation or warranty contained in Articles 3 and 4 hereof shall be to terminate this Agreement without further liability or obligation prior to the Closing.

               9.9 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior promises, representations, understandings, warranties and agreements, whether written or oral, with reference to the subject matter hereof, except for the Confidentiality Agreement between the parties dated July 15, 1997, which shall remain in full force and effect. The invalidity or unenforceability of any provision herein shall not affect the enforceability of any other provision hereof. Unless otherwise defined in the Exhibits or Schedules, all capitalized terms in the Exhibits and Schedules are defined as set forth in the Agreement.

              9.10  Assignability.  This Agreement shall be binding
          upon, and shall inure to the benefit of the parties hereto and their respective successors. This Agreement may not be assigned by Buyer or Seller without the prior written consent of the other party.

               9.11 Publicity and Disclosures. Each party hereto shall furnish to the other advance copies of any press releases that it proposes to make concerning the transactions contemplated hereby and shall not disclose the terms of this Agreement without the prior consent of the other party, except for disclosures required under federal or state securities laws.

               9.12 Headings. The headings of the Articles and Sections of this Agreement have been inserted for the convenience of reference only and shall not be deemed to explain, limit or amplify or affect the interpretation of any of the provisions of this Agreement.

               9.13 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

               IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed as of the date set forth above by their duly authorized representatives.


                                        PORTEC, INC.
                                        By:/s/ Michael Yonker
                                             Name:Michael T. Yonker
                                             Title:President and CEO



                                        ASTEC INDUSTRIES, INC.
                                        By:/s/ Richard W. Bethea, Jr.
                                             Name:Richard W. Bethea, Jr.
                                             Title: Secretary


                                    EXHIBIT C


                              COVENANT NOT TO COMPETE


               THIS COVENANT NOT TO COMPETE (this "Covenant") is made and entered into this ___ day of _________, 1997, by and between Portec, Inc., a Delaware corporation ("Portec"), and Astec Industries, Inc., a Tennessee corporation ("Astec").

                               W I T N E S S E T H:

               Portec has sold to Astec on this date a significant portion of the assets of its Construction Equipment Division (the "Division"), pursuant to the Asset Purchase Agreement dated October 16, 1997 by and between Portec and Astec (the "Purchase Agreement");

               NOW, THEREFORE, in consideration of the premises, the mutual promises and covenants of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Portec and Astec, intending to be legally bound, agree as follows:

               1. Noncompetition. Portec covenants and agrees that, for a period of five (5) years from the date of this Covenant (the "Term"), or until there has been a Change in Control (as defined below in Section 4), it will not, directly or indirectly Compete with Astec, or any successor in interest of Astec or its subsidiaries anywhere in the world; provided, however, that upon a Change of Control Buyer shall have the exclusive right to use the name "Portec" in connection with the Business.

               2. Definition of "Compete". For the purposes of this Covenant, during the Term hereof, the term "Compete" or "Competing" shall mean: (i) engaging in the business of manufacturing, distributing, and selling products or product lines currently offered by the Division (the "Business"); or
          (ii) soliciting or attempting to take away any employee of the Business either on behalf of Portec or on behalf of any other Person.

               3. Direct or Indirect Competition. For the purposes of this Covenant, and except as otherwise specified in Section 2 hereof, the word "directly or indirectly" as they modify the word "Compete" or "Competing" shall mean (i) acting as an agent, representative or consultant of any Person that is Competing with the Business (but only to the extent such agency, representation or consultancy relate to the Competing activities of such other Person); and (ii) communicating to any such Competing Person the names or addresses of or any other information concerning any past or present clients or customers of the Business.

               4. Change in Control. For purposes of this Covenant, the term "Change in Control" shall be deemed to occur if (i) there occurs any transaction or series of transactions that has the result that shareholders of Portec immediately before such transaction cease to own at least fifty-one percent (51%) of the voting stock of Portec or any entity that results from the participation of Portec in a merger, reorganization, consolidation, liquidation or any other form of corporate transaction; (ii) the shareholders of Portec approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which Portec does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); (iii) Portec disposes of all or substantially all of its assets; or (iv) a majority or more of the directors nominated by the Board of Directors of Portec to serve as directors, each having agreed to serve in such capacity, fail to be elected in a contested election of directors.

               5. Equitable Relief. The parties acknowledge that a breach by either of them of any of the provisions of this Covenant cannot reasonably or adequately be compensated in damages in an action at law and may cause Astec irreparable injury and damage. Accordingly, each party agrees that the other shall be entitled, in addition to any other remedies that it may have under this Covenant or otherwise, to injunctive and other equitable relief to prevent or curtail any breach of this Covenant; provided, however, that (i) no such relief shall extend beyond the third anniversary of this Covenant; and (ii) no specification in this Covenant of a specific legal or equitable remedy shall be construed as a waiver or prohibition against he pursuing of other legal or equitable remedies in the event of such a breach.

               6.   Severability.   In the  event that  any provision  of
          this Covenant or any word, phrase, clause, sentence or other portion thereof (including, without limitation, the geographical and temporal restrictions contained herein) should be held to be unenforceable or invalid for any reason, such provision or portion thereof shall be modified or deleted in such a manner so as to make this Covenant as modified legal and enforceable to the fullest extent permitted under applicable laws.

               7. Successors and Assigns. The covenants, terms and provision set forth herein shall inure to the benefit of and be enforceable by Astec, its successor, assigns and successors in interest.

               8. Integrated Agreement and Consideration. This Covenant constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and there are no agreements, understandings, restrictions, warranties or representations relating to such subject matter among the parties other than those set forth herein, in the Purchase Agreement or in other documents contemplated thereby. The parties hereby acknowledge that receipt of the consideration described in the Purchase Agreement by Portec and the acquisition by Astec of the Assets of the Business pursuant to the Purchase Agreement are good and valuable consideration received for the covenants and undertakings as described in this Covenant, and such covenants and undertakings are ancillary to the sale of the Assets and the Business.

               9. Counterparts. This Covenant may be executed in two or more counterparts, each of which will take effect as an original and all of which shall evidence one and the same agreement.

               10. Governing Law. The terms of this Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee.

               IN WITNESS WHEREOF, the undersigned have executed this Covenant on the date first written above.

                                        PORTEC, INC.


                                        By: /s/ Michael T. Yonker
                                        Name:  Michael T. Yonker
                                        Title:  Chief  Executive  Officer
                                        and President


                                        ASTEC INDUSTRIES, INC.


                                        By:  /s/ Richard W. Bethea, Jr.
                                        Name: Richard W. Bethea, Jr.
                                        Title: Vice    President,
                                        Secretary and Corporate Cousel





                          Exhibit 10.105
Amendment to Asset Purchase Agreement dated December 2, 1997 by and between Astec Industries, Inc. and Portec, Inc.



          EXHIBIT 10.105

          AMENDMENT TO ASSET PURCHASE AGREEMENT



               This Amendment (the "Amendment"), dated December 2, 1997, is entered into by and between Astec Industries, Inc., a Tennessee corporation ("Buyer"), and Portec, Inc., a Delaware corporation ("Seller").

               This Amendment amends that certain Asset Purchase Agreement (the "Agreement"), dated October 16, 1997 between the parties, pursuant to which Seller agreed to sell, and Buyer agreed to purchase, certain assets and properties of Seller's Construction Equipment Division (the "Division"). Unless otherwise expressly indicated herein, defined terms used herein shall have the meanings assigned to such terms in the Agreement.

               In consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is hereby amended as follows:

               1. Section 1.5 of the Agreement, "Purchase Price" shall be amended in its entirety to read:

                    "1.5  Purchase   Price

                    In   full
                    consideration of the sale, transfer, conveyance and assignment of the Subject
                    Assets to Buyer, Buyer will assume the Assumed Liabilities as of the Closing and pay to Seller in cash, a purchase price (the "Purchase Price") in the amount of $25,000,000, subject to adjustment as set forth in Section 1.7."

               2.   Section 1.3 of  the Agreement, Exhibit  A and  Schedule
          1.3 shall  be  amended  to  include  the  following  as  "Assumed
          Liabilities":

                    "All obligations or liabilities arising out of or relating to Seller's relationship, contractual or otherwise, with L. B. Smith, Inc. with respect to any Innovator inventory."

               3.   Section 1.4 of  the Agreement, Exhibit  A and  Schedule
          1.4 shall  be  amended  to include  the  following  as  "Excluded
          Liabilities":

                    "All obligations and liabilities of Seller arising out of or relating to (a) Seller's relationship, contractual or otherwise, with Evergreen Parts & Equipment, Inc. and (b) the following litigation: John and Dee-Dee Munoz vs Portec, Inc., successor of Pioneer Manufaturing and Hewitt-Robins (Cause No. C-V-97-450 (5th Judicial District, Cheaves, New Mexico))."

               4.   Section 1.1,  "Purchase and  Sale of  Assets,"  Section
          1.5, "Purchase Price,"  Section 2.2, "Deliveries  by Buyer,"  and
          Section 2.3, "Deliveries by Seller" shall be amended to reflect that pursuant to Section 9.10 of the Agreement, Buyer has assigned, with the consent of Seller, Buyer's purchase rights with respect to certain machinery, equipment and other assets of
          the  Division  to  NBD  Equipment   Finance,  Inc.    ("NBD").
          Accordingly, NBD shall pay $4,702,350 of the Purchase Price to Seller and Seller shall deliver a separate Assignment and Bill of Sale to NBD with respect to such assets, and Buyer shall pay $20,297,650 of the Purchase Price to Seller.

               Except as otherwise set forth in this Agreement, the provisions of the Agreement shall continue in full force and effect.

               IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date set forth above by their duly authorized representatives.

                                        PORTEC, INC.



                                        By: /s/ Michael T. Yonker
                                        Name: Michael T. Yonker
                                        Title:    Chief Executive Officer
                                        and President

                                        ASTEC INDUSTRIES, INC.

                                        By: /s/ Richard W. Bethea
                                        Name:     Richard W. Bethea, Jr.
                                        Title:    Vice President, Secretary
                                        and Corporate Counsel




                                   Exhibit 10.106

Revolving Line of Credit Note dated December 2, 1997 between Kolberg-Pioneer, Inc. and Astec Holdings, Inc.




     EXHIBIT 10.106

     REVOLVING LINE OF CREDIT NOTE

     $30,000,000.00

     Chattanooga, Tennessee
     December 2, 1997

               FOR VALUE RECEIVED, the undersigned, Kolberg-Pioneer, Inc., a Tennessee corporation with its principal offices at 4101 Jerome Avenue, Chattanooga, Tennessee 37407 (the "Maker"), promises to pay on demand to the order of Astec Holdings, Inc., a Tennessee corporation with its principal offices at 4101 Jerome Avenue, Chattanooga, Tennessee 37407 ("Payee") (Payee and any subsequent holder of this Note are referred to herein as "Holder"), the principal sum of Thirty Million Dollars ($30,000,000.00), or such lesser amount as shall be advanced hereunder, together with interest on the unpaid principal balance at the rate provided, however, that in no event shall the rate of interest payable in respect of any indebtedness evidenced hereby exceed the maximum rate of interest allowed to be charged by applicable law (the "Maximum Rate").

               Interest is to be payable in the same manner and at the same rate that interest is to be paid by Astec Industries, Inc. from time to time under the terms of that Second Amended and Restated Credit Agreement executed between Astec Industries, Inc., Astec Financial Services, Inc. and The First National Bank of Chicago and the Lenders named therein, dated as of November 24, 1997.

               Prior to demand for payment by the Payee, the Maker may borrow, repay and re-borrow up to the principal amount of this Note pursuant to the terms and provisions of the Loan Agreement of even date herewith between Maker and Payee (the "Loan Agreement") so long as there is no default hereunder or under the Loan Agreement and the principal amount outstanding at any time hereunder shall not exceed Thirty Million Dollars ($30,000,000.00). It is contemplated that by reason of repayments on this Note that there may be times when no principal, interest or other amounts are owing hereunder; notwithstanding such occurrences, this Note shall be in full force and effect as to advances made pursuant to this Note subsequent to each such occurrence.

               If payment hereunder becomes due and payable on any day other than a day on which Holder is open for business, the due date thereof shall be extended to the next succeeding day on which Holder is open for business, and interest shall be payable thereon during such extension at the rate specified in this Note. Checks, drafts or similar items of payment received by the Holder shall not constitute payment for purposes of computing interest under this Note until such checks, drafts or similar items of payment are finally paid in federal funds.

               Any advance by Holder to Maker which is not evidenced by another instrument between the parties shall be conclusively presumed to have been made hereunder. In the event the principal balance outstanding hereunder at any time, for any reason, exceeds the maximum amount which may be advanced hereunder, Maker agrees to pay to Holder on demand the principal balance outstanding in excess of such maximum amount, and such excess principal amount shall in all respects be deemed to be included among the advances made pursuant to the terms of this Note and shall bear interest at the rate set forth in this Note.

               All payments made shall be first applied to accrued and unpaid interest, next to any other sum due hereunder, and the remainder credited to principal. All payments shall be made at the office of Payee at 4101 Jerome Avenue, Chattanooga, Tennessee 37407, or at such other place as the Holder may, from time to time, designate in writing.

               This Note is the Note referred to in that certain Line of Credit Loan Agreement dated of even date herewith between Maker and Payee the "Loan Agreement" and the documents securing the obligations hereunder include without limitation that certain Mortgage and Security Agreement between Maker and Payee dated even date herewith. Upon the occurrence of an Event of Default as defined in said Loan Agreement, or upon the failure to timely make any payment of principal, interest or other sum when due hereunder, the repayment of the entire principal sum, any accrued interest and any other sum payable in connection herewith or under the Loan Agreement shall, at the option of Holder, accelerate and at once and without notice the unpaid principal amount, accrued interest and such other sums shall become immediately due and payable. Upon any such acceleration, or in the event that all amounts due hereunder or under the Loan Agreement are not paid at maturity, to the extent permitted by applicable law the aggregate of the unpaid principal amount, accrued interest, and all other sums payable in connection herewith or under the Loan Agreement shall thereafter continue to bear interest, until paid, at the rate set forth above. The failure to exercise this option shall not constitute a waiver of the right to exercise such option in the event of any subsequent Event of Default or failure to pay or the continuation of the existing Event of Default or failure to pay.

               Maker, for itself and its successors and assigns and all endorsers, sureties and guarantors, if any, hereby waives presentment for payment, demand, protest, notice of non-payment or dishonor, and of protest and any and all other notices and demands whatsoever, and agrees to remain bound to Holder until the interest and principal evidenced by this Note and any other sum payable in connection herewith are paid in full notwithstanding any extension or extensions of time for payment which may be granted, even though the period of the extension may be indefinite, and notwithstanding any inaction by, or failure to assert any legal or other right available to, Holder. Maker, for itself and its successors and assigns, and all endorsers, sureties and guarantors, if any, agrees further that this Note and the obligations evidenced hereby may be extended from time to time by Holder, and further assents to any substitution, exchange or release of collateral or endorsers, sureties or guarantors, or any other action or inaction by Holder all without in any way modifying, altering, releasing, affecting or limiting the liability of Maker or such endorsers, sureties and guarantors.

               If this Note is placed in the hands of an attorney for collection or for enforcement or protection of any security securing the obligations evidenced hereby, or in the event Holder incurs any costs incident to the collection of any obligation evidenced hereby or the enforcement or protection of such security, Maker agrees to immediately pay to Holder on demand all such costs including, without limitation, reasonable attorneys' fees and all court costs.

               Wherever possible, each provision of this Note shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Note.

               Nothing in this Note shall permit Holder to collect interest at a rate higher than the Maximum Rate. If from any circumstances whatsoever, fulfillment of any obligation of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such obligation shall be due, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, so that in no event shall there occur, under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the Maximum Rate, such excess shall be applied to reduce the principal debt.

               This Note has been executed and delivered in and shall be governed by and construed in accordance with the laws of the State of Tennessee, except to the extent that certain rights and privileges may be granted the Holder from time to time under applicable federal laws, in which event federal law shall control.

     Time is of the essence of this Note.

               MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN TENNESSEE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. MAKER HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT, AFTER ALL APPROPRIATE APPEALS, SHALL BE CONCLUSIVE AND BINDING UPON IT.

               MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY
     WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT
     IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION
     ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR THE
     TRANSACTIONS CONTEMPLATED HEREIN. FURTHER, MAKER HEREBY CERTIFIES
     THAT NO REPRESENTATIVE OR AGENT OF HOLDER OR ANY OTHER PERSON HAS


     REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. MAKER ACKNOWLEDGES THAT HOLDER HAS BEEN INDUCED TO MAKE THE LOANS EVIDENCED BY THIS NOTE BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

               IN WITNESS WHEREOF, Maker executed this Note the day and year first above written.

     MAKER:
     KOLBERG-PIONEER, INC.
     By: /s/ Richard W. Bethea, Jr.
     Name: Richard W. Bethea, Jr.
     Title: Secretary




                                Exhibit 10.107
Guaranty Joinder Agreement dated December, 1997 between Kolberg-Pioneer and Astec Holdings, Inc. in favor of the First National Bank of Chicago.






     EXHIBIT 10.107
                         GUARANTY JOINDER AGREEMENT

            THIS GUARANTY JOINDER AGREEMENT (this "Agreement") is made as of this day of December, 1997, by KOLBERG-PIONEER, INC., a Tennessee corporation ("KPI") and ASTEC HOLDINGS, INC., a Tennessee corporation ("AHI"), in favor of THE FIRST NATIONAL BANK OF
     CHICAGO, as Agent for the ratable benefit of the Lenders (as defined in the Credit Agreement referred to below), and the Lenders.

                                  RECITALS



               A.  Pursuant to  a  Second  Amended and  Restated  Credit
     Agreement dated as of November 24, 1997 (as amended, modified, restated or supplemented from time to time, the "Credit Agreement") executed by Astec Industries, Inc., a Tennessee corporation ("Astec") and Astec Financial Services, Inc., a Tennessee corporation ("AFS," and collectively with Astec, "Borrowers"), the Lenders have agreed to extend credit in the form of a revolving credit facility to the Borrowers in an aggregate principal amount of $70,000,000 (collectively, the "Credit"), subject to the terms and conditions and for the purposes set forth in the Credit Agreement. Capitalized terms not defined herein are defined in the Credit Agreement.

               B. In connection with the Credit Agreement, all of the then existing Subsidiaries of Astec (including AFS) executed and delivered a certain Second Amended and Restated Guaranty dated as of November 24, 1997, the final form of which is attached hereto as Exhibit A ("Guaranty").


               C. Each of KPI and AHI are recently-formed, wholly-owned direct or indirect subsidiaries of Astec and in connection with the Portec Acquisition have and will continue to receive direct and substantial benefit and support from Astec as a result of the Lenders making available the Credit.

               D. The Credit Agreement requires that each of AHI and KPI become Guarantors and Credit Parties (as such terms are defined in the Credit Agreement) under the Guaranty and AHI and KPI desire to execute and deliver this Agreement to become Guarantors under the Guaranty.

                                  AGREEMENT



               In consideration of the recitals and the mutual promises, warranties and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

               1. Joinder. Each of AHI and KPI (each such entity sometimes hereafter referred to as a Guarantor) hereby agrees to be added and joined to the Guaranty as a Guarantor thereunder as if an original Guarantor thereunder. Each of AHI and KPI, as primary obligor, and not as surety only, hereby absolutely, irrevocably, jointly and severally, unconditionally and continually guarantees to the Lenders all of the Guaranteed Obligations. Each of AHI and KPI hereby make all of the other representations, covenants and agreements made by each Guarantor under the Guaranty.

               2. Representations. Each of AHI and KPI hereof jointly and severally makes the following additional representations and warranties to the Lenders, which shall survive the execution and delivery of this Agreement.

               (a) Each of AHI and KPI is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite authority, including without limitation all licenses, registrations, permits, franchises, patents, copyrights, trademarks, tradenames, consents and approvals, to own its property and assets and consummate the transactions contemplated hereby and to conduct its business, and is qualified to do business and is in good standing in each jurisdiction in which its business is conducted and where such qualification is necessary.

               (b) Each of AHI and KPI has the corporate power and authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by each of AHI and KPI of this Agreement and the performance of its obligations hereunder have been duly authorized by proper corporate proceedings, and this Agreement constitutes the legal, valid and binding obligation of each of AHI and KPI enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

               (c) Neither the execution and delivery by each of AHI and KPI of this Agreement, nor compliance with the provisions hereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on each of AHI and KPI or its articles of incorporation or by-laws or the provisions of any indenture, instrument or agreement to which it is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder.

               (d) Each of AHI and KPI is not insolvent and the execution and delivery of this Agreement will not render it insolvent.

               3.  Amendment.   No   modification,  waiver,   amendment,
     discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought.

               4.  Successors and Assigns. The duties  and obligations of each  of AHI  and  KPI under  this  Agreement shall  be
                 binding   upon  their  heirs,   legal  representatives,
                 executors,  administrators,   successors  and  assigns.
                 Neither AHI nor KPI may assign or delegate any of its duties or obligations under this Agreement without first obtaining the express prior written consent of the Agent.

               5. Notices. Except as otherwise expressly provided herein, any notice, demand request or other communication which any party hereto may be required or may desire to give under this Agreement shall be in writing and shall be given in the manner set forth in the Credit Agreement, and if to the Agent or any Lender, addressed as set forth in the Credit Agreement, and if to AHI or KPI addressed c/o Astec Industries, Inc. at the address set forth for Astec in the Credit Agreement.

               6. Place of Payment. Unless otherwise directed by the Agent or the Lenders, payment hereunder shall in each case be made at the place of payment of the Guaranteed Obligations set forth in the Loan Documents in respect to which such payment hereunder is made.

               7. Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

               8. CHOICE OF LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

               9. CONSENT TO JURISDICTION. EACH OF AHI AND KPI HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF AHI AND KPI HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST AHI OR KPI IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY AHI OR KPI AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

               10. WAIVER OF JURY TRIAL. EACH OF AHI AND KPI HEREBY EXPRESSLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE LENDERS MAKING AVAILABLE THE CREDIT.

               11. Counterparts. This  Agreement may be executed  in any
     number  of  counterparts,  all   of  which  taken   together  shall
     constitute one agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first written above.

     KOLBERG-PIONEER, INC.                   ASTEC HOLDINGS, INC.
     By: /s/ Richard W. Bethea, Jr.          By:  /s/ F. McKamy Hall
     Its: Secretary                          Its:  Vice President